                                                Filed Pursuant to Rule 424(b)(2)
                                                     Registration No. 333-106272





                                                           Prospectus Supplement
                                             (To Prospectus Dated June 30, 2003)

            CITIGROUP GLOBAL MARKETS HOLDINGS INC.

            ENHANCED INCOME STRATEGY(SM)

            PRINCIPAL-PROTECTED NOTES WITH INCOME AND APPRECIATION POTENTIAL LINKED TO THE 2004-2 Dynamic Portfolio Index(SM)

                               30,000,000 NOTES
                               DUE MAY 26, 2010
                                $10.00 PER NOTE

-     The notes will mature on May 26, 2010.

- You will receive at maturity for each $10 principal amount of notes an amount in cash equal to $10 plus an index return amount, which may be positive or zero.

- The index return amount will be based on the value of the 2004-2 Dynamic Portfolio Index.

      -     The initial value of the 2004-2 Dynamic Portfolio Index will be 100.

      - If the value of the 2004-2 Dynamic Portfolio Index is greater than 100 at maturity, then the index return amount will be positive and will equal the product of (a) $10 and (b) the percentage increase in the value of the 2004-2 Dynamic Portfolio Index from a value of 100.

      - If the value of the 2004-2 Dynamic Portfolio Index is less than or equal to 100 at maturity, then the index return amount will be zero and the maturity payment will be $10 per note.

-     The 2004-2 Dynamic Portfolio Index allocates notional investments between
      (a) the 2004-1 Income 10 Buy-Write Index(SM) and (b) either notional U.S. Treasury strips or notional discount bonds.

      - The 2004-1 Income 10 Buy-Write Index is designed to track the performance of a hypothetical "buy-write" strategy in which (a) the stocks underlying the 2004-1 Income 10 Portfolio(SM) are purchased, and (b) notional call options are generally written on a quarterly basis with respect to the stocks underlying the 2004-1 Income 10 Portfolio. The 2004-1 Income 10 Portfolio consists of the ten stocks (excluding Citigroup Inc.) in the Dow Jones Industrial Average(SM) with the highest annualized dividend yields.

      - The notional bond portfolio will comprise either notional U.S. Treasury strips or notional discount bonds.

            - If the allocation of the value of the 2004-2 Dynamic Portfolio Index to the 2004-1 Income 10 Buy-Write Index is greater than zero, the notional bond portfolio will comprise notional U.S. Treasury strips.

            - If the allocation of the value of the 2004-2 Dynamic Portfolio Index to the 2004-1 Income 10 Buy-Write Index is zero, the notional bond portfolio will comprise notional discount bonds paying a coupon of 1.405% per annum daily.

      - The notional coupons on the notional discount bonds will be reinvested in the notional bond portfolio on a daily basis through the purchase of additional bond units.

      - The amount of the value of the 2004-2 Dynamic Portfolio Index allocated to the 2004-1 Income 10 Buy-Write Index portfolio and the notional bond portfolio will be determined according to a pre-determined methodology and will vary during the term of the notes. In general, reallocations are designed to maximize the 2004-2 Dynamic Portfolio Index's participation in any appreciation of the 2004-2 Income 10 Buy-Write Index while maintaining the value of the 2004-2 Dynamic Portfolio Index at or above 100 at maturity. These reallocations may involve the use of notional borrowed funds, and accordingly the amount of the value of the 2004-2 Dynamic Portfolio Index allocated to the 2004-1 Income 10 Buy-Write Index portfolio may equal up to 150% of the value of the 2004-2 Dynamic Portfolio Index.

- The interest payable on the notes will vary and may be zero. We expect to pay interest, if any, in cash quarterly. The interest on the notes for any quarter will depend on the allocation of the 2004-2 Dynamic Portfolio Index to the 2004-1 Income 10 Buy-Write Index portfolio and on the notional income on the 2004-1 Income 10 Buy-Write Index. If the amount of the 2004-2 Dynamic Portfolio Index allocated to the 2004-1 Income 10 Buy-Write Index portfolio falls to zero at any time during the term of the notes, no interest will be paid for the remaining term of the notes.

-     The notes will not be listed on any exchange.

      INVESTING IN THE NOTES INVOLVES A NUMBER OF RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-14.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this prospectus and prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense

                                                        Per Note         Total
                                                        --------         -----
Public Offering Price ...............................    $10.00          $300,000,000
Underwriting Discount ...............................    $ 0.35          $ 10,500,000
Proceeds to Citigroup Global Markets Holdings Inc.
(before expenses) ...................................    $ 9.65          $289,500,000

      The underwriter expects to deliver the notes to purchasers on or about June 2, 2004.

Investment Products     Not FDIC Insured    May Lose Value     No Bank Guarantee


                                [CITIGROUP LOGO]



May 25, 2004

                                     SUMMARY

      This summary includes questions and answers that highlight selected information from the accompanying prospectus and this prospectus supplement to help you understand the Enhanced Income Strategy Principal-Protected Notes With Income and Appreciation Potential Linked to the 2004-2 Dynamic Portfolio Index. You should carefully read this entire prospectus supplement and the accompanying prospectus to fully understand the terms of the notes, certain information regarding how the 2004-2 Dynamic Portfolio Index is calculated and maintained, as well as the principal tax and other considerations that are important to you in making a decision about whether to invest in the notes. You should, in particular, carefully review the section entitled "Risk Factors," which highlights a number of risks, to determine whether an investment in the notes is appropriate for you. All of the information set forth below is qualified in its entirety by the more detailed explanation set forth elsewhere in this prospectus supplement and the accompanying prospectus.

SELECTED PURCHASE CONSIDERATIONS

- GROWTH POTENTIAL -- The notes offer the potential for growth based on the appreciation, if any, of the 2004-2 Dynamic Portfolio Index above a value of 100.00. The 2004-2 Dynamic Portfolio Index allocates notional investments between the 2004-1 Income 10 Buy-Write Index and either notional U.S. Treasury strips or notional discount bonds. The amounts allocated to the 2004-1 Income 10 Buy-Write Index portfolio and the notional bond portfolio will be determined according to a pre-determined methodology and will vary during the term of the notes in response to changes in market conditions. Reallocations are designed to maximize the 2004-2 Dynamic Portfolio Index's participation in any appreciation of the 2004-1 Income 10 Buy-Write Index while maintaining the value of the 2004-2 Dynamic Portfolio Index at or above 100.00 at maturity. The appreciation of the 2004-1 Income 10 Buy-Write Index will be capped as a result of the notional call options included in the value of the 2004-1 Income 10 Buy-Write Index.

- INTEREST -- The interest payable on the notes will vary and may be zero. We expect to pay interest, if any, in cash quarterly. The interest on the notes for any quarter will depend on the allocation of the 2004-2 Dynamic Portfolio Index to the 2004-1 Income 10 Buy-Write Index portfolio and on the notional income on the 2004-1 Income 10 Buy-Write Index. If the amount of the 2004-2 Dynamic Portfolio Index allocated to the 2004-1 Income 10 Buy-Write Index portfolio falls to zero at any time during the term of the notes, no interest will be paid for the remaining term of the notes.

- PRINCIPAL PROTECTION -- The payment you receive at maturity will not be less than the principal amount of the notes.

-     LOW MINIMUM INVESTMENT -- Each note costs $10.

SELECTED RISK CONSIDERATIONS

      An investment in the notes involves significant risks. These risks are explained in more detail in the "Risk Factors" section of this prospectus supplement. Some of these risks are summarized here.

- THE PAYMENT ON THE NOTES AT MATURITY WILL NOT EXCEED THEIR STATED PRINCIPAL AMOUNT IF THE ENDING VALUE OF THE 2004-2 DYNAMIC PORTFOLIO INDEX IS LESS THAN OR EQUAL TO 100.00 -- The maturity payment on the notes will not be greater than their stated principal amount if the ending value of the 2004-2 Dynamic Portfolio Index is less than or equal to its initial value of 100.00. This will be true even if the value of the 2004-2 Dynamic Portfolio Index exceeds 100.00 at one or more times during the life of the notes but the ending value of the 2004-2 Dynamic Portfolio Index is less than or equal to 100.00. The maturity payment may be less than the return on a direct investment in the stocks underlying the 2004-1 Income 10 Portfolio or a direct investment in a strategy that replicates the 2004-1 Income 10 Buy-Write Index.

- THE USE OF NOTIONAL BORROWED FUNDS WILL MAGNIFY THE EFFECT OF CHANGES IN THE VALUE OF THE 2004-1 INCOME 10 BUY-WRITE INDEX ON THE VALUE OF THE DYNAMIC PORTFOLIO INDEX -- The notional investment in the 2004-1 Income 10 Buy-Write Index portfolio may involve, through the Notional Participation Facility, the use of notional borrowed funds. The use of notional borrowed funds will increase the 2004-2 Dynamic Portfolio Index's exposure to movements in the value of the 2004-1 Income 10 Buy-Write Index and will therefore make the 2004-2 Dynamic Portfolio Index more volatile than the 2004-1 Income 10 Buy-Write Index. Accordingly, if the value of the 2004-1 Income 10 Buy-Write Index decreases when notional borrowed funds are outstanding under the Notional Participation Facility, the value of the 2004-2 Dynamic Portfolio Index will decrease by a greater amount than will the value of the 2004-1 Income 10 Buy-Write Index.

- THE QUARTERLY INTEREST PAYMENTS ARE VARIABLE -- The interest payable on the notes will vary and may be zero. We expect to pay interest, if any, in cash quarterly. The interest on the notes for any quarter will depend on the allocation of the 2004-2 Dynamic Portfolio Index to the 2004-1 Income 10 Buy-Write Index portfolio and on the notional income on the 2004-1 Income 10 Buy-Write Index. As a result, the quarterly interest payment, if any, may be lower than the notional income on the 2004-1 Income 10 Buy-Write Index. If the value of the 2004-2 Dynamic Portfolio Index allocated to the 2004-1 Income 10 Buy-Write Index portfolio falls to zero at any time during the term of the notes, no interest will be paid for the remaining term of the notes. Also, if the value of the 2004-2 Dynamic Portfolio Index (less any notional income on the 2004-1 Income 10 Buy-Write Index) is less than or equal to 105% of the Bond Floor (established to maintain the value of the 2004-2 Dynamic Portfolio Index at or above 100.00 at maturity) on the last day of any quarterly calculation period (except the last quarterly calculation period before maturity), any notional income on the 2004-1 Income 10 Buy-Write Index relating to that quarterly calculation period will be notionally reinvested in the 2004-1 Income 10 Buy-Write Index portfolio and no interest will be paid on the notes on the interest payment date relating to that quarterly calculation period.

- YOU MAY NOT BE ABLE TO SELL YOUR NOTES IF AN ACTIVE TRADING MARKET FOR THE NOTES DOES NOT DEVELOP -- The notes will not be listed on any exchange. There is currently no secondary market for the notes. Even if a secondary market does develop, it may not be liquid and may not continue for the term of the notes. Although Citigroup Global Markets Inc. intends to make a market in the notes, it is not obligated to do so.

- THE PRICE AT WHICH YOU WILL BE ABLE TO SELL YOUR NOTES PRIOR TO MATURITY MAY BE SUBSTANTIALLY LESS THAN THE AMOUNT YOU ORIGINALLY INVEST -- The notes may trade at prices below their initial issue price and you could receive substantially less than the amount of your original investment if you sell your notes prior to maturity, due to changes in the prices of and the dividend yields on the stocks underlying the 2004-1 Income 10 Portfolio, interest rates, the earnings performance of the issuers of the stocks underlying the 2004-1 Income 10 Portfolio, other economic conditions and Citigroup Global Markets Holdings' perceived creditworthiness.

- THE PAYMENT ON THE NOTES AT MATURITY AND THE QUARTERLY INTEREST PAYMENTS ARE SUBJECT TO MARKET RISKS -- The maturity payment on the notes and the quarterly interest payments, if any, are linked to the performance of, and allocation of the value of the 2004-2 Dynamic Portfolio Index to, the 2004-1 Income 10 Buy-Write Index portfolio, which will fluctuate in response to market conditions, and the prices of the stocks underlying the 2004-1 Income 10 Portfolio. In addition, the trading value of the notes may be affected by changes in interest rates. As a result, your return on the notes may be less than the yield on a conventional fixed-rate debt security of Citigroup Global Markets Holdings of comparable maturity.

- U.S. FEDERAL INCOME TAX TREATMENT OF THE NOTES -- The notes will be subject to contingent debt treatment for U.S. federal income tax purposes and any gain recognized by U.S. Holders at maturity generally will be treated as ordinary income rather than capital gain.

                           SUMMARY INFORMATION -- Q&A

WHAT ARE THE NOTES?

     The notes are a series of unsecured senior debt securities issued by Citigroup Global Markets Holdings Inc. The notes will rank equally with all other unsecured and unsubordinated debt of Citigroup Global Markets Holdings. The notes mature on May 26, 2010 and do not provide for earlier redemption by you or by us.

     Each note represents a principal amount of $10. You may transfer the notes only in units of $10 and integral multiples of $10. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, we will issue the notes in the form of a global certificate, which will be held by The Depository Trust Company or its nominee. Direct and indirect participants in DTC will record beneficial ownership of the notes by individual investors. Accountholders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the securities through the accounts those systems maintain with DTC. You should refer to the section "Description of the Notes -- Book-Entry System" in this prospectus supplement and the section "Book-Entry Procedures and Settlement" in the accompanying prospectus.

WHAT DOES "PRINCIPAL-PROTECTED" MEAN?

     "Principal-protected" means that your principal investment in the notes is not at risk at maturity if there is a decline in the 2004-2 Dynamic Portfolio Index.

HOW WILL THE RETURN ON THE NOTES BE DETERMINED?

     Your return on the notes will comprise quarterly interest payments, if any, and the index return amount. The interest payable on the notes will vary and may be zero. The interest on the notes for any quarter will depend on the allocation of the 2004-2 Dynamic Portfolio Index to the 2004-1 Income 10 Buy-Write Index portfolio and on the notional income on the 2004-1 Income 10 Buy-Write Index. The index return amount is based on the closing value of the 2004-2 Dynamic Portfolio Index on the fifth index business day before the maturity date, but in no event will the index return amount be less than zero.

     There is no guarantee that you will receive any interest payments during the term of the notes or that the index return amount will be greater than zero. However, because the notes are principal-protected at maturity, your return on the notes cannot be less than zero and your maturity payment cannot be less than the principal amount of $10 per note.

WILL I RECEIVE INTEREST ON THE NOTES?

     The interest payable on the notes will vary and may be zero. We expect to pay interest, if any, in cash quarterly on the 26th day of each February, May, August and November or, if such day is not a business day, on the next succeeding business day, beginning on August 26, 2004. The interest on the notes for any quarter will depend on the allocation of the 2004-2 Dynamic Portfolio Index to the 2004-1 Income 10 Buy-Write Index portfolio and on the notional income on the 2004-1 Income 10 Buy-Write Index. If the amount of the 2004-2 Dynamic Portfolio Index allocated to the 2004-1 Income 10 Buy-Write Index portfolio falls to zero at any time during the term of the notes, no interest will be paid for the remaining term of the notes.

     In addition, if the value of the 2004-2 Dynamic Portfolio Index (less any notional income on the 2004-1 Income 10 Buy-Write Index) is less than or equal to 105% of the Bond Floor (established to maintain the value of the 2004-2 Dynamic Portfolio Index at or above 100.00 at maturity) on the last day of any quarterly calculation period (except for the last quarterly calculation period before maturity), any notional income on the 2004-1 Income 10 Buy-Write Index during that quarterly calculation period will be notionally reinvested in the 2004-1 Income 10 Buy-Write Index portfolio and no interest will be paid on the notes on the interest payment date relating to that quarterly calculation period. For more information about interest payable on the notes, including the calculation of interest payments, you should refer to the section "Description of the Notes -- Interest" in this prospectus supplement. For a table setting forth hypothetical historical interest payments, see "Description of the Notes -- Interest -- Hypothetical Historical Interest Payments" in this prospectus supplement.

WHAT IS THE YIELD ON THE 2004-1 INCOME 10 BUY-WRITE INDEX?

     We have established an annual target yield on the 2004-1 Income 10 Buy-Write Index of 10% on the value of the 2004-1 Income 10 Buy-Write Index at the beginning of each quarterly calculation period, net of the Income 10 Buy-Write Adjustment Factor. You should be aware that the actual yield on the 2004-1 Income 10 Buy-Write Index may not equal the annual target yield. In addition, the annual target yield on the 2004-1 Income 10 Buy-Write Index is not indicative of your return on the notes or the quarterly interest payments, if any, you will receive on the notes.

     The actual yield on the 2004-1 Income 10 Buy-Write Index will be different from the target yield on the 2004-1 Income 10 Buy-Write Index if the actual dividend yield on the stocks underlying the 2004-1 Income 10 Portfolio for a quarterly calculation period differs from the historical dividend yield on those stocks at the beginning of that quarterly calculation period. Further, because the Income 10 Buy-Write Adjustment Factor is subtracted from the value of the 2004-1 Income 10 Buy-Write Index on a daily basis, changes in the value of the 2004-1 Income 10 Buy-Write Index during a quarterly calculation period may result in the actual yield on the 2004-1 Income 10 Buy-Write Index being different than the target yield.

     The difference between the annual target yield and the historical dividend yield on the underlying stocks will be used to determine the strike prices of the notional call options relating to the stocks underlying the 2004-1 Income 10 Portfolio. However, if the highest strike price bid received by the calculation agent in respect of any notional call option is less than 105% of the closing price of the related stock on the day the notional call option is priced, then the calculation agent will set the strike price at 105% and seek premiums for that notional call option based on that strike price. Under these circumstances, the yield on the 2004-1 Income 10 Buy-Write Index will be different from, and is expected to be less than, the actual target yield on the 2004-1 Income 10 Buy-Write Index. For more information on the process by which the strike price will be determined, see "Description of the 2004-1 Income 10 Buy-Write
Index -- Call Options -- Terms of Notional Call Options" in this prospectus supplement.

WHAT ARE THE COSTS ASSOCIATED WITH AN INVESTMENT IN THE NOTES?

     The costs associated with an investment in the notes are summarized below:

                 INDEX                                          ASSOCIATED COSTS
                 -----                                          ----------------
    2004-2 Dynamic Portfolio Index       - The Dynamic Portfolio Adjustment Factor of 1.405% per annum
                                           (calculated as described below in "Description of the 2004-2
                                           Dynamic Portfolio Index -- Calculation of the 2004-2 Dynamic
                                           Portfolio Index -- The Dynamic Portfolio Adjustment Factor")
                                           will reduce the value of the 2004-1 Income 10 Buy-Write Index portfolio and the notional bond portfolio, and therefore the value of the 2004-2 Dynamic Portfolio Index, on a daily
                                           basis; and
                                         - The Notional Participation Facility Fee will accrue daily on the notional borrowed funds, if any, outstanding under the
                                           Notional Participation Facility at a rate equal to the
                                           effective Federal Funds Rate plus 1.00% and will reduce the value of the 2004-2 Dynamic Portfolio Index on a daily basis.
                                           The Notional Participation Facility is a notional financing facility that permits the allocation to the 2004-1 Income 10
                                           Buy-Write Index portfolio to exceed 100% of the value of the
                                           2004-2 Dynamic Portfolio Index, subject to a maximum of 150%.
                                           No notional borrowed funds were outstanding under the
                                           Notional Participation Facility on May 25, 2004.

                 INDEX                                          ASSOCIATED COSTS
                 -----                                          ----------------
   2004-1 Income 10 Buy-Write Index      - The Income 10 Buy-Write Adjustment Factor of 1.65% per annum will reduce the value of the notional income on the 2004-1
                                           Income 10 Buy-Write Index and therefore the value of the
                                           2004-1 Income 10 Buy-Write Index and the 2004-1 Income 10
                                           Buy-Write Index portfolio on a daily basis.

WHAT WILL I RECEIVE AT MATURITY OF THE NOTES?

     At maturity, you will receive an amount in cash equal to $10 plus an index return amount, which may be positive or zero but which will not be negative. Because the index return amount may be zero, the maturity payment could be no greater than the $10 principal amount per note.

HOW WILL THE INDEX RETURN AMOUNT BE CALCULATED?

     The index return amount will be based on the closing value of the 2004-2 Dynamic Portfolio Index on the fifth index business day before the maturity date. The index return, which is presented in this prospectus supplement as a percentage, will equal the following fraction:

                         Ending Value - Starting Value
                               ------------------
                                 Starting Value

provided that the index return will not in any circumstances be less than zero.

     The index return amount will equal:

                               $10 * Index Return

Accordingly, if the index return is zero, the index return amount will be zero and the maturity payment will be the $10 principal amount per note.

     The starting value will be 100.00, the initial value of the 2004-2 Dynamic Portfolio Index.

     The ending value will be the closing value of the 2004-2 Dynamic Portfolio Index on the fifth index business day before the maturity date.

     For more specific information about the "index return amount," the "index return," the determination of an "index business day" and the effect of a market disruption event on the determination of the index return amount, see "Description of the Notes -- Index Return Amount" in this prospectus supplement.

WHERE CAN I FIND EXAMPLES OF HYPOTHETICAL MATURITY PAYMENTS?

     For a table setting forth hypothetical maturity payments, see "Description of the Notes -- Maturity Payment -- Hypothetical Examples" in this prospectus supplement.

WHAT IS THE 2004-2 DYNAMIC PORTFOLIO INDEX AND WHAT DOES IT MEASURE?

     The 2004-2 Dynamic Portfolio Index allocates notional investments between the 2004-1 Income 10 Buy-Write Index portfolio and either notional U.S. Treasury strips or notional discount bonds, which we refer to as the notional bond portfolio. The allocation between these notional portfolios will change during the term of the notes pursuant to a pre-determined reallocation methodology. Reallocations are designed to maximize the 2004-2 Dynamic Portfolio Index's participation in any appreciation of the 2004-1 Income 10 Buy-Write Index while maintaining the value of the 2004-2 Dynamic Portfolio Index at or above 100.00 at maturity. Using notional borrowed funds available through the Notional Participation Facility, the amount of the 2004-2 Dynamic Portfolio Index allocated to the 2004-1 Income 10 Buy-Write Index portfolio could be increased up to 150% of the value of the 2004-2 Dynamic Portfolio Index if the value of the 2004-1 Income 10 Buy-Write Index increases sufficiently, but the allocation of the 2004-2 Dynamic Portfolio Index to the 2004-1 Income 10 Buy-Write Index portfolio could be as low as zero if the value of the 2004-1 Income 10 Buy-Write Index or interest rates decrease sufficiently. If the amount allocated to the

2004-1 Income 10 Buy-Write Index portfolio falls to zero at any time during the term of the notes, it will remain zero and no interest will be paid for the remaining term of the notes.

     The value of the 2004-2 Dynamic Portfolio Index on any index business day will equal the sum of the 2004-1 Income 10 Buy-Write Index portfolio and the notional bond portfolio, minus an adjustment factor and any notional borrowed funds outstanding under the Notional Participation Facility. You should refer to "Description of the 2004-2 Dynamic Portfolio Index -- Calculation of the 2004-2 Dynamic Portfolio Index" in this prospectus supplement.

     You can find out the value of the 2004-2 Dynamic Portfolio Index as of any index business day by contacting the broker or financial advisor through whom you own your notes.

CAN YOU TELL ME MORE ABOUT THE 2004-2 DYNAMIC PORTFOLIO INDEX REALLOCATION METHODOLOGY?

     The reallocation methodology determines the portion of the 2004-2 Dynamic Portfolio Index allocated to the 2004-1 Income 10 Buy-Write Index portfolio and the notional bond portfolio according to a pre-determined formula that is described below in "Description of the 2004-2 Dynamic Portfolio Index -- Reallocation of the 2004-2 Dynamic Portfolio Index." The reallocation methodology will allow the 2004-2 Dynamic Portfolio Index to have varying exposure to the 2004-1 Income 10 Buy-Write Index over the term of the notes and, in general, is designed to maximize the 2004-2 Dynamic Portfolio Index's participation in any appreciation of the 2004-1 Income 10 Buy-Write Index while maintaining the value of the 2004-2 Dynamic Portfolio Index at or above 100.00 at maturity. You should refer to "Description of the 2004-2 Dynamic Portfolio Index -- Calculation of the 2004-2 Dynamic Portfolio Index" in this prospectus supplement.

     A Reallocation Event will occur and a reallocation will be effected when the ratio of (x) the difference between the value of the 2004-2 Dynamic Portfolio Index and the Bond Floor to (y) the value of the 2004-2 Dynamic Portfolio Index allocated to the 2004-1 Income 10 Buy-Write Index portfolio is less than or greater than certain predetermined ratios. In general, the allocation of the value of the 2004-2 Dynamic Portfolio Index to the 2004-1 Income 10 Buy-Write Index portfolio may increase following increases in the value of the 2004-1 Income 10 Buy-Write Index (which increases the difference between the value of the 2004-2 Dynamic Portfolio Index and the Bond Floor). Using notional borrowed funds available through the Notional Participation Facility, the amount of the 2004-2 Dynamic Portfolio Index allocated to the 2004-1 Income 10 Buy-Write Index portfolio may equal up to 150% of the value of the 2004-2 Dynamic Portfolio Index. In general, the allocation of the value of the 2004-2 Dynamic Portfolio Index to the 2004-1 Income 10 Buy-Write Index portfolio may decrease following decreases in the value of the 2004-1 Income 10 Buy-Write Index. In some circumstances, the amount of the value of the 2004-2 Dynamic Portfolio Index allocated to the 2004-1 Income 10 Buy-Write Index portfolio may be reduced to zero, in which case the amount of the value of the 2004-2 Dynamic Portfolio Index allocated to that portfolio will remain zero for the remaining term of the notes. You should refer to "Risk Factors -- Risk Factors Relating to the 2004-2 Dynamic Portfolio Index -- A Zero Allocation to the 2004-1 Income 10 Buy-Write Index Portfolio Will Reduce Your Return on the Notes" in this prospectus supplement.

WHAT IS THE NOTIONAL BOND PORTFOLIO?

     The notional bond portfolio will comprise either notional U.S. Treasury strips or notional discount bonds. If the allocation to the 2004-1 Income 10 Buy-Write Index portfolio is greater than zero, the notional bond portfolio will comprise notional U.S. Treasury strips. If the allocation to the 2004-1 Income 10 Buy-Write Index portfolio is zero, the notional bond portfolio will comprise notional discount bonds paying a coupon of 1.405% per annum daily. The notional coupons on the notional discount bonds will be reinvested at the close of business on each index business day in the notional bond portfolio through the purchase of additional bond units.

     The value of the notional bonds comprising the notional bond portfolio is not intended to represent or indicate that any such bonds or portfolio of bonds exists, is capable of being traded or represents the obligation of any issuer (including the U.S. Treasury). You should refer to "Risk Factors -- Risk Factors

Relating to the 2004-2 Dynamic Portfolio Index -- The Value of the 2004-2 Dynamic Portfolio Index May Be Affected by the Interest Rate Risk Associated with the Notional Bond Portfolio" in this prospectus supplement.

WHAT ARE THE CONSEQUENCES OF A ZERO ALLOCATION TO THE 2004-1 INCOME 10 BUY-WRITE INDEX PORTFOLIO?

     If the value of the 2004-2 Dynamic Portfolio Index allocated to the 2004-1 Income 10 Buy-Write Index portfolio falls to zero, it will remain zero for the remaining term of the notes. Since the amount of the interest payments, if any, will depend on the allocation of the 2004-2 Dynamic Portfolio Index to the 2004-1 Income 10 Buy-Write Index portfolio and on the notional income on the 2004-1 Income 10 Buy-Write Index, if the value of the 2004-2 Dynamic Portfolio Index allocated to the 2004-1 Income 10 Buy-Write Index portfolio is zero, no interest will be paid for the remaining term of the notes. In addition, the 2004-2 Dynamic Portfolio Index will not participate in any subsequent increase in the value of the 2004-1 Income 10 Buy-Write Index and your maturity payment will be limited to the principal amount of your notes, except as described below.

     In the event the value of the 2004-2 Dynamic Portfolio Index is less than 101% of the Bond Floor and the calculation agent reallocates all the value of the 2004-2 Dynamic Portfolio Index to the notional bond portfolio, your maturity payment will be only slightly greater than the principal amount of the notes.

WHAT IS THE BOND FLOOR?

     The "Bond Floor" at any time is the sum of the discounted present values of:

          (1) 100.00; and

          (2) the Dynamic Portfolio Adjustment Factor (as described below) for each day during the remaining term of the notes through and including the fifth index business day before maturity on a 2004-2 Dynamic Portfolio Index with a value of 100.00.

The component of the Bond Floor equal to 100.00 will be discounted from the fifth business day before maturity. The component of the Bond Floor equal to the value of the Dynamic Portfolio Adjustment Factor for each day during the remaining term of the notes through and including the fifth index business day before maturity will be discounted from the day that Dynamic Portfolio Adjustment Factor will be calculated and deducted. Accordingly, the Bond Floor will increase in response to decreases in interest rates and will decrease in response to increases in interest rates. You should refer to "Description of the 2004-2 Dynamic Portfolio Index -- Reallocation of the 2004-2 Dynamic Portfolio Index -- The Bond Floor" in this prospectus supplement.

WHAT IS A "NOTIONAL" INVESTMENT OR TRANSACTION?

     A "notional" investment or transaction is a hypothetical investment or transaction in which actual securities are not purchased or sold. The values of the 2004-2 Dynamic Portfolio Index, the 2004-1 Income 10 Buy-Write Index, the notional bond portfolio and the 2004-1 Income 10 Portfolio will be calculated based on notional investments during the term of the notes, but neither we nor the calculation agent will be required to engage in actual transactions in order to calculate such values. In addition, you will have no rights, including voting rights and the right to receive dividends or option premiums, against any issuer of any stock underlying the 2004-1 Income 10 Portfolio.

WHAT IS THE DYNAMIC PORTFOLIO ADJUSTMENT FACTOR?

     The Dynamic Portfolio Adjustment Factor will accrue daily on the basis of a 365-day year and on any day will equal the product of (1/365) and the sum of:

     (1) 0.655; and

     (2) 0.75% of the greater of 100.00 and the value of the 2004-2 Dynamic Portfolio Index at the end of the previous day, after effecting any required reallocation.

     The Dynamic Portfolio Adjustment Factor will be calculated and subtracted from the 2004-1 Income 10 Buy-Write Index portfolio and the notional bond portfolio on a pro rata basis at the end of each day after effecting any reallocation on that day, commencing on May 27, 2004. You should refer to "Description of the 2004-2 Dynamic Portfolio Index -- Calculation of the 2004-2 Dynamic Portfolio Index -- The Dynamic Portfolio Adjustment Factor." The notional value of the Dynamic Portfolio Adjustment Factor accrued and deducted will be retained by Citigroup Global Markets Holdings. Because the Dynamic Portfolio Adjustment Factor reduces the value of the 2004-2 Dynamic Portfolio Index, the return on an investment in the 2004-2 Dynamic Portfolio Index will be less than the return on a similar investment in a strategy replicating the 2004-1 Income 10 Buy-Write Index and the notional securities comprising the notional bond portfolio that did not include such a Dynamic Portfolio Adjustment Factor. See "Risk Factors -- Risk Factors Relating to the Notes -- Your Return on the Notes Will Not Reflect the Return You Would Realize if You Invested Directly in a Strategy That Replicates the 2004-1 Income 10 Buy-Write Index and the Notional Securities Comprising the Notional Bond Portfolio" in this prospectus supplement.

WHAT ARE "NOTIONAL BORROWED FUNDS" AND WHAT IS THE NOTIONAL PARTICIPATION FACILITY?

     Through the Notional Participation Facility and in accordance with the reallocation methodology, the calculation agent may in some circumstances use notional borrowed funds to notionally finance an investment by increasing the amount of the 2004-2 Dynamic Portfolio Index allocated to the 2004-1 Income 10 Buy-Write Index portfolio. The use of notional borrowed funds will increase the 2004-2 Dynamic Portfolio Index's exposure to movements in the value of the 2004-1 Income 10 Buy-Write Index and will therefore make the 2004-2 Dynamic Portfolio Index more volatile than the 2004-1 Income 10 Buy-Write Index. Accordingly, if the value of the 2004-1 Income 10 Buy-Write Index increases when amounts are outstanding under the Notional Participation Facility, the value of the 2004-2 Dynamic Portfolio Index will increase by a greater amount than will the value of the 2004-1 Income 10 Buy-Write Index. Conversely, if the value of the 2004-1 Income 10 Buy-Write Index decreases when amounts are outstanding under the Notional Participation Facility, the value of the 2004-2 Dynamic Portfolio Index will decrease by a greater amount than will the value of the 2004-1 Income 10 Buy-Write Index. For risks associated with the use of notional borrowed funds, see "Risk Factors -- Risk Factors Relating to the 2004-2 Dynamic Portfolio Index -- The Use of Notional Borrowed Funds Will Magnify the Effect of Changes in the Value of the 2004-1 Income 10 Buy-Write Index on the Value of the 2004-2 Dynamic Portfolio Index" in this prospectus supplement.

     The Notional Participation Facility is a notional financing facility that permits the allocation to the 2004-1 Income 10 Buy-Write Index portfolio to exceed 100% of the value of the 2004-2 Dynamic Portfolio Index, subject to a maximum of 150%. If on any day the allocation to the 2004-1 Income 10 Buy-Write Index portfolio is greater than or equal to 150% of the value of the 2004-2 Dynamic Portfolio Index, the allocation to the 2004-1 Income 10 Buy-Write Index portfolio will not be increased that day. In addition, if on any day the Notional Participation Facility Amount is greater than or equal to 75.00, the allocation to the 2004-1 Income 10 Buy-Write Index portfolio will not be increased that day.

     If a reallocation would result in a Notional Participation Facility Amount greater than 75.00, only an amount equal to the difference between 75.00 and the Notional Participation Facility Amount prior to that reallocation will be available to effect that reallocation. For more information on the calculation of fees associated with the Notional Participation Facility, see "Description of the 2004-2 Dynamic Portfolio Index -- Calculation of the 2004-2 Dynamic Portfolio Index -- The Notional Participation Facility" in this prospectus supplement.

WHAT IS THE 2004-1 INCOME 10 BUY-WRITE INDEX AND WHAT DOES IT MEASURE?

     The 2004-1 Income 10 Buy-Write Index was established on February 19, 2004 with an initial value of 100.00 and is designed to track the performance of a hypothetical "buy-write" strategy on the stocks underlying the 2004-1 Income 10 Portfolio. A buy-write strategy on a portfolio is an investment strategy in which an investor:

     - buys the stocks underlying the portfolio; and

     - writes (or sells) call options on those stocks with strike prices higher than the prices of those stocks when the options are priced.

     A buy-write strategy provides income from option premiums, or the value of the option when it is priced, helping to offset losses if there is a decline in the prices of the stocks to which the options relate. However, the strategy limits participation in the appreciation of a stock beyond the option's strike price. Thus, in a period of significant stock market increases, a buy-write strategy will tend to produce lower returns than ownership of common stock. See "Risk Factors -- Risk Factors Relating to the 2004-1 Income 10 Buy-Write
Index -- The Appreciation of the 2004-1 Income 10 Buy-Write Index Will Be Capped Due to the Buy-Write Strategy" in this prospectus supplement.

     The 2004-1 Income 10 Buy-Write Index is based on a notional purchase of the stocks underlying the 2004-1 Income 10 Portfolio and notional sales of call options on each of those stocks, generally on a quarterly basis, and will be reduced on a daily basis by an adjustment factor. The value of the 2004-1 Income 10 Buy-Write Index will also include the value of dividends on the stocks underlying the 2004-1 Income 10 Portfolio and the premiums in respect of the notional call options. The interest payments, if any, on the notes will depend on the allocation of the 2004-2 Dynamic Portfolio Index to the 2004-1 Income 10 Buy-Write Index portfolio and on the notional income on the 2004-1 Income 10 Buy-Write Index.

     Please note that an investment in the notes does not entitle you to any dividends, voting rights, option premiums or any other ownership interest in respect of the securities included in the 2004-1 Income 10 Buy-Write Index.

     You can find out the value of the 2004-1 Income 10 Buy-Write Index as of any index business day by contacting the broker or financial advisor through whom you hold your notes.

HOW WILL YOU DETERMINE THE VALUE OF NOTIONAL CALL OPTIONS INCLUDED IN THE 2004-1 INCOME 10 BUY-WRITE INDEX?

     The mark-to-market value of each notional call option will be determined by the calculation agent in accordance with a Black-Scholes option pricing formula. You should refer to "Description of the 2004-1 Income 10 Buy-Write Index -- Call Options -- Valuation of Notional Call Options" in this prospectus supplement.

WHAT IS THE INCOME 10 BUY-WRITE ADJUSTMENT FACTOR?

     The Income 10 Buy-Write Adjustment Factor will accrue daily at a rate of 1.65% (on the basis of a 365-day year) of the value of the 2004-1 Income 10 Buy-Write Index at the end of the previous day. The Income 10 Buy-Write Adjustment Factor will be calculated and subtracted from the notional income on the 2004-1 Income 10 Buy-Write Index at the end of each day prior to effecting any reallocation that day. The value of the Income 10 Buy-Write Adjustment Factor for any quarterly calculation period will not exceed the value of the notional income on the 2004-1 Income 10 Buy-Write Index for that quarterly calculation period. The notional value of the Income 10 Buy-Write Adjustment Factor accrued and deducted will be retained by Citigroup Global Markets Holdings. Because the Income 10 Buy-Write Adjustment Factor reduces the value of the 2004-1 Income 10 Buy-Write Index, the return on an investment in the buy-write strategy represented by the 2004-1 Income 10 Buy-Write Index, and therefore the 2004-2 Dynamic Portfolio Index and the notes, will be less than the return on a buy-write strategy on the 2004-1 Income 10 Portfolio that did not include such an Income 10 Buy-Write Adjustment Factor. See "Risk Factors -- Risk Factors Relating to the
Notes -- Your Return on the Notes Will Not Reflect the Return You Would Realize if You Invested Directly in a Strategy That Replicates the 2004-1 Income 10 Buy-Write Index and the Notional Securities Comprising the Notional Bond Portfolio" in this prospectus supplement.

WHAT IS THE 2004-1 INCOME 10 PORTFOLIO AND WHAT DOES IT MEASURE?

     The 2004-1 Income 10 Portfolio consists of the ten common stocks (excluding Citigroup Inc.) in the Dow Jones Industrial Average,(SM) or DJIA, with the highest annualized dividend yields. The stocks that currently comprise the 2004-1 Income 10 Portfolio were selected based on their annualized dividend yields (calculated as described below in "Description of the 2004-1 Income 10 Portfolio -- Initial Selection of the Underlying Stocks") as of January 2, 2004. The number of shares of an underlying stock included in the 2004-1 Income 10 Portfolio, or its portfolio composition ratio, was fixed on February 19, 2004 and will be reduced if any notional call option in 2004-1 Income 10 Buy-Write Index relating to that underlying stock has a value greater than zero at expiration. The reduction of the portfolio composition ratio of an underlying stock will reduce the value of the underlying stock in the 2004-1 Income 10 Portfolio and will therefore reduce the value of the 2004-1 Income 10 Portfolio.

     The 2004-1 Income 10 Portfolio will be reconstituted on each February 19, beginning in 2005, to comprise the ten common stocks in the DJIA with the highest dividend yields as of the third trading day prior to the reconstitution date. If Citigroup Inc. (or any of its affiliates) or any entity organized as a real estate investment trust is one of the ten common stocks in the DJIA with the highest annualized dividend yields, that common stock will not be included in the 2004-1 Income 10 Portfolio and the calculation agent will instead include the common stock in the DJIA with the highest annualized dividend yield of the remaining stocks in the DJIA not already included in the 2004-1 Income 10 Portfolio. As a result of the annual reconstitutions of the 2004-1 Income 10 Portfolio, the composition of the underlying stocks is likely to change during the term of the notes.

     For a brief description of the business of each of the issuers of each current stock underlying the 2004-1 Income 10 Portfolio and tables showing high and low sale prices and dividends for each of the underlying stocks for each quarter since the first quarter of 1999, you should refer to Annex A to this prospectus supplement. A list of the issuers of the stocks underlying the 2004-1 Income 10 Portfolio at any time is available from the trustee.

     The 2004-1 Income 10 Portfolio will be calculated by Citigroup Global Markets Inc., as calculation agent, using an "equal dollar-weighting" methodology designed to ensure that each of the underlying stocks is represented in an approximately equal dollar amount in the 2004-1 Income 10 Portfolio as of February 19, 2004 and as of each annual reconstitution of the 2004-1 Income 10 Portfolio. You should refer to "Description of the 2004-1 Income 10
Portfolio -- Calculation of the 2004-1 Income 10 Portfolio" in this prospectus supplement.

     Please note that an investment in the notes does not entitle you to any dividends, voting rights, option premiums or any other ownership interest in respect of the securities included in the 2004-1 Income 10 Portfolio.

WHAT ARE THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF INVESTING IN THE NOTES?

     The notes will be treated by Citigroup Global Markets Holdings as contingent payment debt obligations of Citigroup Global Markets Holdings, and by accepting a note each holder agrees to this treatment of the notes. Special U.S. federal income tax rules apply to contingent payment debt obligations. Under these rules, a U.S. Holder of the notes will be required to accrue interest income on the notes regardless of whether the U.S. Holder uses the cash or accrual method of tax accounting and may be required to include interest in taxable income in excess of interest payments actually received in a taxable year. In addition, upon the sale, exchange or other disposition of a note, including redemption of the note at maturity, a U.S. Holder generally will be required to treat any gain recognized upon the disposition of the note as ordinary income, rather than capital gain. You should refer to the section "Certain United States Federal Income Tax Considerations" in this prospectus supplement for more information.

WILL THE NOTES BE LISTED ON A STOCK EXCHANGE?

     The notes will not be listed on any exchange.

WHAT IS THE ROLE OF CITIGROUP GLOBAL MARKETS HOLDINGS' SUBSIDIARY, CITIGROUP GLOBAL MARKETS INC.?

     Our subsidiary, Citigroup Global Markets Inc., is the underwriter for the offering and sale of the notes. After the initial offering, Citigroup Global Markets Inc. and/or other of our broker-dealer affiliates intend to buy and sell the notes to create a secondary market for holders of the notes, and may engage in other activities described in the section "Underwriting" in this prospectus supplement. However, neither Citigroup Global Markets Inc. nor any of these affiliates will be obligated to engage in any market-making activities, or continue such activities once it has started them.

     Citigroup Global Markets Inc. will also act as calculation agent for the notes, the 2004-2 Dynamic Portfolio Index, the 2004-1 Income 10 Buy-Write Index and the 2004-1 Income 10 Portfolio, and will determine, among other things:

     - the values of the 2004-2 Dynamic Portfolio Index, the 2004-1 Income 10 Buy-Write Index and the 2004-1 Income 10 Portfolio;

     - for purposes of determining the occurrence of a Reallocation Event and the value of the 2004-1 Income 10 Buy-Write Index for effecting any necessary reallocation, the daily valuation of each notional call option in accordance with a Black-Scholes option pricing formula, as described below in "Description of the 2004-1 Income 10 Buy-Write Index -- Call Options -- Valuation of Notional Call Options;"

     - the values of the Dynamic Portfolio Adjustment Factor, the Income 10 Buy-Write Adjustment Factor, the Gap Ratio and the Bond Floor;

     - whether a Reallocation Event has occurred;

     - for purposes of determining the occurrence of a Reallocation Event and the value of the 2004-1 Income 10 Buy-Write Index for effecting any necessary reallocation, the Reallocation Percentage and any changes made to the amounts allocated to the 2004-1 Income 10 Buy-Write Index portfolio and the notional bond portfolio following a Reallocation Event;

     - the premium and strike price of notional call options related to the stocks underlying the 2004-1 Income 10 Portfolio, which may include premiums and strike prices obtained from Citigroup Global Markets Inc.;

     - on the first day of each quarterly calculation period, the historical annual dividend yield of each stock underlying the 2004-1 Income 10 Portfolio;

     - at the end of each quarterly calculation period, the reduction, if any, of the portfolio composition ratios for the stocks underlying the 2004-1 Income 10 Portfolio;

     - on the date of each annual rebalancing of the 2004-1 Income 10 Portfolio, the top ten dividend-yielding common stocks that will comprise the 2004-1 Income 10 Portfolio until the next annual rebalancing; and

     - on any date on which Citigroup Global Markets Inc. (or any of our broker-dealer subsidiaries or affiliates) repurchases a note before maturity, the repurchase spread described below under "Underwriting."

     Potential conflicts of interest may exist between Citigroup Global Markets Inc. and you as a holder of the notes. You should refer to "Risk Factors -- Risk Factors Relating to the Notes -- Citigroup Global

Markets Inc., an Affiliate of Citigroup Global Markets Holdings, is the Calculation Agent, Which Could Result in a Conflict of Interest" in this prospectus supplement.

CAN YOU TELL ME MORE ABOUT CITIGROUP GLOBAL MARKETS HOLDINGS?

     Citigroup Global Markets Holdings is a holding company that provides investment banking, securities and commodities trading, brokerage, asset management and other financial services through its subsidiaries. Citigroup Global Markets Holdings is a subsidiary of Citigroup Inc., a diversified financial services holding company.

     Citigroup Global Markets Holdings' ratios of earnings to fixed charges (Citigroup Global Markets Holdings has no outstanding preferred stock) since 1999 are as follows:

                                       THREE MONTHS           YEAR ENDED DECEMBER 31,
                                          ENDED        -------------------------------------
                                      MARCH 31, 2004   2003    2002    2001    2000    1999
                                      --------------   -----   -----   -----   -----   -----
Ratio of earnings to fixed
  charges...........................      2.02x        1.90x   1.44x   1.34x   1.32x   1.46x

CAN YOU TELL ME MORE ABOUT THE EFFECT OF CITIGROUP GLOBAL MARKETS HOLDINGS' HEDGING ACTIVITY?

     We expect to hedge our obligations under the notes through one or more of our affiliates. This hedging activity will likely involve trading in one or more of the stocks underlying the 2004-1 Income 10 Portfolio or in other instruments, such as options or swaps, based upon the stocks underlying the 2004-1 Income 10 Portfolio. This hedging activity could affect the value of the stocks underlying the 2004-1 Income 10 Portfolio and therefore the market value of the notes. The costs of maintaining or adjusting this hedging activity could affect the price at which our subsidiary Citigroup Global Markets Inc. may be willing to purchase your notes in the secondary market. Moreover, this hedging activity may result in us or our affiliates receiving a profit, even if the market value of the notes declines. You should refer to "Risk Factors -- Citigroup Global Markets Holdings' Hedging Activity Could Result in a Conflict of Interest" and "-- The Price at Which You Will Be Able to Sell Your Notes Prior to Maturity Will Depend On a Number of Factors and May Be Substantially Less Than the Amount You Originally Invest" in this prospectus supplement and "Use of Proceeds and Hedging" in the accompanying prospectus.

DOES ERISA IMPOSE ANY LIMITATIONS ON PURCHASES OF THE NOTES?

     Employee benefit plans and other entities the assets of which are subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974 or substantially similar federal, state or local laws ("ERISA-Type Plans") will not be permitted to purchase or hold the notes. Employee benefit plans that are not ERISA-Type Plans, such as individual retirement accounts, individual retirement annuities or Keogh Plans, will be permitted to purchase or hold the notes, provided that each such plan shall by its purchase be deemed to represent and warrant that none of Citigroup Global Markets Inc., its affiliates or any employee thereof manages the plan or provides advice that serves as a primary basis for the plan's decision to purchase, hold or dispose of the notes.

ARE THERE ANY RISKS ASSOCIATED WITH MY INVESTMENT?

     Yes, the notes are subject to a number of risks. Please refer to the section "Risk Factors" in this prospectus supplement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed by us with the Securities and Exchange Commission, or the SEC, pursuant to Section 13 of the Securities Exchange Act of 1934 (File No. 1-15286), are incorporated herein by reference: (i) Annual Report on Form 10-K for the year ended December 31, 2003, (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, and (iii) Current Reports on Form 8-K filed on January 20, 2004, January 29, 2004, January 30, 2004, March 1, 2004, March 29, 2004, April 1, 2004, April 15, 2004 and April 30, 2004.

     You should refer to "Prospectus Summary -- Where You Can Find More Information" in the accompanying prospectus. These documents may also be accessed electronically by means of the SEC's home page on the world wide web on the internet at http://www.sec.gov.

                                  RISK FACTORS

     Because the terms of the notes differ from those of conventional debt securities in that the maturity payment will be based on the ending value of the 2004-2 Dynamic Portfolio Index, an investment in the notes entails significant risks not associated with similar investments in a conventional debt security, including among other things, fluctuations in the value of the 2004-2 Dynamic Portfolio Index, and other events that are both difficult to predict and beyond our control.

RISK FACTORS RELATING TO THE NOTES

  THE PAYMENT ON THE NOTES AT MATURITY WILL NOT EXCEED THEIR STATED PRINCIPAL AMOUNT IF THE ENDING VALUE OF THE 2004-2 DYNAMIC PORTFOLIO INDEX IS LESS THAN OR EQUAL TO 100.00

     Although the maturity payment on the notes will not be less than their stated principal amount, it will not be greater than their principal amount if the ending value of the 2004-2 Dynamic Portfolio Index is less than or equal to
100.00. This will be true even if the value of the 2004-2 Dynamic Portfolio Index exceeds 100.00 at one or more times during the life of the notes but the ending value of the 2004-2 Dynamic Portfolio Index is less than or equal to 100.00.

  THE INTEREST PAYABLE ON THE NOTES WILL VARY AND MAY BE ZERO

     The interest payable on the notes will vary and may be zero. The interest on the notes for any quarter will depend on the allocation of the 2004-2 Dynamic Portfolio Index to the 2004-1 Income 10 Buy-Write Index portfolio and on the notional income on the 2004-1 Income 10 Buy-Write Index. As a result, the quarterly interest payment, if any, may be lower than the notional income on the 2004-1 Income 10 Buy-Write Index. If the value of the 2004-2 Dynamic Portfolio Index allocated to the 2004-1 Income 10 Buy-Write Index portfolio falls to zero at any time during the term of the notes, no interest will be paid for the remaining term of the notes. Also, if the value of the 2004-2 Dynamic Portfolio Index (less any notional income on the 2004-1 Income 10 Buy-Write Index) is less than or equal to 105% of the Bond Floor on the last day of any quarterly calculation period (except the last quarterly calculation period before maturity), any notional income on the 2004-1 Income 10 Buy-Write Index during that quarterly calculation period will be notionally reinvested in the 2004-1 Income 10 Buy-Write Index portfolio and no interest will be paid on the notes on the interest payment date relating to that quarterly calculation period.

  YOUR RETURN ON THE NOTES WILL NOT REFLECT THE RETURN YOU WOULD REALIZE IF YOU INVESTED DIRECTLY IN A STRATEGY THAT REPLICATES THE 2004-1 INCOME 10 BUY-WRITE INDEX AND THE NOTIONAL SECURITIES COMPRISING THE NOTIONAL BOND PORTFOLIO

     Your return on the notes will not reflect the return you would realize if you invested directly in a strategy that replicates the 2004-1 Income 10 Buy-Write Index and the notional securities comprising the notional bond portfolio because, among other things:

     - the Dynamic Portfolio Adjustment Factor will reduce the value of the 2004-1 Income 10 Buy-Write Index portfolio and the notional bond portfolio, and therefore the 2004-2 Dynamic Portfolio Index, on a daily basis;

     - the notional coupon on the notional discount bonds will be reinvested in the notional bond portfolio through the purchase of additional bond units;

     - the Income 10 Buy-Write Adjustment Factor will reduce the value of the notional income on the 2004-1 Income 10 Buy-Write Index and therefore the value of the 2004-1 Income 10 Buy-Write Index and the 2004-1 Income 10 Buy-Write Index portfolio on a daily basis; and

     - use of the Notional Participation Facility will result in (1) the accrual of notional fees on notional borrowed funds outstanding under the Notional Participation Facility, which will reduce the value of the 2004-2 Dynamic Portfolio Index, and (2) greater exposure to the changes in value of the

       2004-1 Income 10 Buy-Write Index than would a direct investment not involving the use of notional borrowed funds.

The notional value of the Dynamic Portfolio Adjustment Factor and the Income 10 Buy-Write Adjustment Factor accrued and deducted will be retained by Citigroup Global Markets Holdings.

  THE YIELD ON THE NOTES MAY BE LOWER THAN THE YIELD ON A STANDARD DEBT SECURITY OF COMPARABLE MATURITY

     The yield on the notes will be based on the maturity payment and the interest, if any, paid during the term of the notes and may be less than the return you could have earned on other investments. The amount of the maturity payment will depend on the ending value of the 2004-2 Dynamic Portfolio Index, and may not be greater than the principal amount of the notes. The interest payable on the notes will vary and may be zero. The interest on the notes for any quarter will depend on the allocation of the 2004-2 Dynamic Portfolio Index to the 2004-1 Income 10 Buy-Write Index portfolio and on the notional income on the 2004-1 Income 10 Buy-Write Index. If the amount of the 2004-2 Dynamic Portfolio Index allocated to the 2004-1 Income 10 Buy-Write Index portfolio falls to zero at any time during the term of the notes, no interest will be paid for the remaining term of the notes. The annual target yield on the 2004-1 Income 10 Buy-Write Index is not indicative of your return on the notes or the quarterly interest payments, if any, you will receive on the notes. If the maturity payment and the interest payments, if any, result in a yield of less than 4.742% per annum, your return on the notes will be less than the yield on a conventional fixed-rate, non-callable debt security of Citigroup Global Markets Holdings of comparable maturity.

  THE ACTUAL HISTORICAL PERFORMANCE OF THE 2004-1 INCOME 10 BUY-WRITE INDEX AND THE 2004-1 INCOME 10 PORTFOLIO ARE NOT INDICATIVE OF THEIR FUTURE PERFORMANCE OR THE FUTURE PERFORMANCE OF THE 2004-2 DYNAMIC PORTFOLIO INDEX

     The actual historical performance of the 2004-1 Income 10 Buy-Write Index and the 2004-1 Income 10 Portfolio, which are included in this prospectus supplement, should not be taken as an indication of the future performance of the 2004-1 Income 10 Buy-Write Index, the 2004-1 Income 10 Portfolio or the 2004-2 Dynamic Portfolio Index during the term of the notes. Changes in the value of the 2004-2 Dynamic Portfolio Index will affect the trading price of the notes, but it is impossible to know in advance whether the value of the 2004-2 Dynamic Portfolio Index will rise or fall.

  THE HYPOTHETICAL HISTORICAL PERFORMANCE OF THE 2004-2 DYNAMIC PORTFOLIO INDEX, THE 2004-1 INCOME 10 BUY-WRITE INDEX AND THE 2004-1 INCOME 10 PORTFOLIO REFLECT ASSUMPTIONS AND NECESSARY ESTIMATES AND APPROXIMATIONS AND ARE NOT INDICATIVE OF THEIR FUTURE PERFORMANCE

     The hypothetical historical values of the 2004-2 Dynamic Portfolio Index, the 2004-1 Income 10 Buy-Write Index and the 2004-1 Income 10 Portfolio, which are included in this prospectus supplement, should not be taken as an indication of the future performance of the 2004-2 Dynamic Portfolio Index during the term of the notes. The calculations used to determine the hypothetical historical closing values of the 2004-2 Dynamic Portfolio Index and the 2004-1 Income 10 Buy-Write Index contain assumptions and necessary estimates and approximations that will not be reflected in the calculation of the values of the 2004-2 Dynamic Portfolio Index and the 2004-1 Income 10 Buy-Write Index during the term of the notes. As a result, the hypothetical historical closing values in this prospectus supplement may be different than they would be if those assumptions were not made and those estimates and approximations were not necessary to calculate the hypothetical historical closing values. For purposes of calculating the hypothetical historical closing values of the 2004-1 Income 10 Portfolio, the stocks underlying the 2004-1 Income 10 Portfolio were selected from the stocks comprising the DJIA as of January 2, 2004 and do not reflect any prior or subsequent composition of the DJIA. The hypothetical historical closing values of the 2004-1 Income 10 Portfolio also assumes an initial value of 100.00 and will not reflect the actual starting value of the 2004-1 Income 10 Portfolio as of May 25, 2004, the date the notes were priced for initial sale to the public. The hypothetical historical values in this prospectus supplement and the calculations used to determine those values have not been verified by an independent third party. In addition, changes in the value of the 2004-2 Dynamic Portfolio Index will affect the trading price of the notes, but it is impossible to know in advance whether the value of the 2004-2 Dynamic Portfolio Index will rise or fall.

  THE HYPOTHETICAL HISTORICAL INTEREST PAYMENTS ON THE NOTES REFLECT ASSUMPTIONS AND NECESSARY ESTIMATES AND APPROXIMATIONS AND ARE NOT INDICATIVE OF FUTURE INTEREST PAYMENTS

     The hypothetical historical interest payments on the notes, which are included in this prospectus supplement, should not be take as an indication of future interest payments, if any, on the notes. The hypothetical historical interest payments set forth below are based on the same assumptions and are subject to the same estimates and approximations related to the calculation of the hypothetical historical values of the 2004-1 Income 10 Buy-Write Index described above and set forth below in "Description of the 2004-1 Income 10 Buy-Write Index -- Hypothetical Historical Data on the 2004-1 Income 10 Buy-Write Index." As a result, the hypothetical historical interest payments in this prospectus supplement may be different than they would be if those estimates and approximations were not necessary in order to calculate the hypothetical historical closing values of the 2004-1 Income 10 Buy-Write Index. The hypothetical interest payments in this prospectus supplement and the calculations used to determine those amounts have not been verified by an independent third party.

  THE HYPOTHETICAL MATURITY PAYMENTS ON THE NOTES ARE NOT INDICATIVE OF THE ACTUAL MATURITY PAYMENT

     The hypothetical maturity payments on the notes, which are included in this prospectus supplement, should not be taken as an indication of the actual maturity payment on the notes. The hypothetical maturity payments in this prospectus supplement and the calculations used to determine those amounts have not been verified by an independent third party.

  HISTORICAL PRICES OF, DIVIDENDS PAID ON AND CALL PREMIUMS OF OPTIONS IN RESPECT OF THE STOCKS UNDERLYING THE 2004-1 INCOME 10 PORTFOLIO ARE NOT INDICATIVE OF FUTURE PRICES, DIVIDENDS OR PREMIUMS

     The historical level of prices of the stocks underlying the 2004-1 Income 10 Portfolio, the dividends and other amounts paid on those stocks and the call premiums in respect of options on those stocks cannot be used to predict the likely level of future prices, dividends and call premiums and we cannot assure you that such future levels will equal or exceed those historical levels. If, among other things, the issuers of those stocks pay cash dividends lower than their historical cash dividends or do not pay cash dividends in any quarterly calculation period, the notional income on the 2004-1 Income 10 Buy-Write Index, and thus the interest payments, if any, you receive on the notes in respect of that quarterly calculation period will be reduced.

  YOU MAY NOT BE ABLE TO SELL YOUR NOTES IF AN ACTIVE TRADING MARKET FOR THE NOTES DOES NOT DEVELOP

     The notes will not be listed on any exchange. There is currently no secondary market for the notes. Citigroup Global Markets Inc. currently intends, but is not obligated, to make a market in the notes. Even if a secondary market does develop, it may not be liquid and may not continue for the term of the notes. If the secondary market for the notes is limited, there may be few buyers should you choose to sell your notes prior to maturity and this may reduce the price you receive.

  THE PRICE AT WHICH YOU WILL BE ABLE TO SELL YOUR NOTES PRIOR TO MATURITY WILL DEPEND ON A NUMBER OF FACTORS AND MAY BE SUBSTANTIALLY LESS THAN THE AMOUNT YOU ORIGINALLY INVEST

     We believe that the value of your notes in the secondary market will be affected by the supply of and demand for the notes, the value of the 2004-2 Dynamic Portfolio Index, interest rates and a number of other factors. Some of these factors are interrelated in complex ways; as a result, the effect of any one factor may be offset or magnified by the effect of another factor. The price at which you will be able to sell your notes prior to maturity may be substantially less than the amount you originally invest if, at such time, the value of the 2004-2 Dynamic Portfolio Index is less than, equal to or not sufficiently above

100.00. The following paragraphs describe what we expect to be the impact on the market value of the notes of a change in a specific factor, assuming all other conditions remain constant.

     VALUE OF THE 2004-2 DYNAMIC PORTFOLIO INDEX. We expect that the market value of the notes will likely depend substantially on the relationship between the initial value of the 2004-2 Dynamic Portfolio Index and the future value of the 2004-2 Dynamic Portfolio Index. However, changes in the value of the 2004-2 Dynamic Portfolio Index may not always be reflected, in full or in part, in the market value of the notes. If you choose to sell your notes when the value of the 2004-2 Dynamic Portfolio Index exceeds 100.00, you may receive less than the amount that would be payable at maturity based on that value of the 2004-2 Dynamic Portfolio Index because of expectations that the 2004-2 Dynamic Portfolio Index will continue to fluctuate between that time and the time when the ending value of the 2004-2 Dynamic Portfolio Index is determined.

     VOLATILITY OF THE 2004-2 DYNAMIC PORTFOLIO INDEX. Volatility is the term used to describe the size and frequency of market fluctuations. Generally, increases in the volatility of the 2004-2 Dynamic Portfolio Index may result in more frequent Reallocation Events, which may reduce the value of the 2004-2 Dynamic Portfolio Index. As a result, the trading value of the notes may be reduced.

     VALUE OF THE 2004-1 INCOME 10 BUY-WRITE INDEX. A decrease in the value of the 2004-1 Income 10 Buy-Write Index will likely result in a decrease in the value of the 2004-2 Dynamic Portfolio Index and therefore your notes.

     EVENTS INVOLVING THE COMPANIES COMPRISING THE 2004-1 INCOME 10
PORTFOLIO. General economic conditions and earnings results of the companies whose common stocks comprise the 2004-1 Income 10 Portfolio and actual or anticipated changes in those conditions or results may affect the market value of the notes. In addition, if the dividend yields on those common stocks increase, the value of the notes may be favorably affected because the 2004-1 Income 10 Portfolio incorporates the value of dividend payments. Conversely, if dividend yields on the common stocks decrease, the value of the notes may be adversely affected.

     INTEREST RATES. We expect that the market value of the notes will be affected by changes in U.S. interest rates. In general, if U.S. interest rates decrease, the value of the notional bond portfolio will increase. However, the Bond Floor may also increase, possibly resulting in a Reallocation Event even if the value of the 2004-1 Income 10 Buy-Write Index remains unchanged. Interest rates may also affect the economy and, in turn, the value of the 2004-2 Dynamic Portfolio Index, which (for the reasons discussed above) would affect the value of the notes.

     CITIGROUP GLOBAL MARKETS HOLDINGS' CREDIT RATINGS, FINANCIAL CONDITION AND RESULTS. Actual or anticipated changes in our credit ratings, financial condition or results may affect the value of the notes.

     CITIGROUP GLOBAL MARKETS HOLDINGS' HEDGING ACTIVITIES. Hedging activities related to the notes by one or more of our affiliates will likely involve trading in one or more of the stocks underlying the 2004-1 Income 10 Portfolio or in other instruments, such as options or swaps, based upon the stocks underlying the 2004-1 Income 10 Portfolio. This hedging activity could affect the value of the 2004-1 Income 10 Portfolio and therefore the market value of the notes.

     THE PRICE AT WHICH CITIGROUP GLOBAL MARKETS INC. WILL PURCHASE NOTES IN THE SECONDARY MARKET. Any secondary market purchases of notes by Citigroup Global Markets Inc. (or any other of our broker-dealer subsidiaries or affiliates) prior to maturity will be at a price that is net of the repurchase spread described below in "Underwriting." As a result, the price at which you may sell your notes to Citigroup Global Markets Inc. may be less than the amount you originally invest. You should expect that the market value of the notes will be less than it would in the absence of the repurchase spread.

     We want you to understand that the impact of one of the factors specified above, such as an increase in interest rates, may offset some or all of any change in the value of the notes attributable to another factor, such as an increase in the value of the 2004-2 Dynamic Portfolio Index.

  CITIGROUP GLOBAL MARKETS INC., AN AFFILIATE OF CITIGROUP GLOBAL MARKETS HOLDINGS, IS THE CALCULATION AGENT, WHICH COULD RESULT IN A CONFLICT OF INTEREST

     Because Citigroup Global Markets Inc., which is acting as the calculation agent for the notes, the 2004-2 Dynamic Portfolio Index, the 2004-1 Income 10 Buy-Write Index and the 2004-1 Income 10 Portfolio, is an affiliate of ours, potential conflicts of interest may exist between the calculation agent and you, including with respect to certain determinations and judgments that the calculation agent must make in determining amounts due to you. While the calculation agent will act in good faith and in a commercially reasonable manner, there can be no assurance that the determinations made by the calculation agent during the term of the notes will not affect the value of the 2004-2 Dynamic Portfolio Index, the 2004-1 Income 10 Buy-Write Index, the 2004-1 Income 10 Portfolio or any interest payments on the notes. The calculation agent will have discretion to determine, among other things:

     - the values of the 2004-2 Dynamic Portfolio Index, the 2004-1 Income 10 Buy-Write Index and the 2004-1 Income 10 Portfolio;

     - for purposes of determining the occurrence of a Reallocation Event and the value of the 2004-1 Income 10 Buy-Write Index for effecting any necessary reallocation, the daily valuation of each notional call option in accordance with a Black-Scholes option pricing formula, as described below in "Description of the 2004-1 Income 10 Buy-Write Index -- Call Options -- Valuation of Notional Call Options;"

     - the values of the Dynamic Portfolio Adjustment Factor, the Income 10 Buy-Write Adjustment Factor, the Gap Ratio and the Bond Floor;

     - whether a Reallocation Event has occurred;

     - for purposes of determining the occurrence of a Reallocation Event and the value of the 2004-1 Income 10 Buy-Write Index for effecting any necessary reallocation, the Reallocation Percentage and any changes made to the amounts allocated to the 2004-1 Income 10 Buy-Write Index portfolio and the notional bond portfolio following a Reallocation Event;

     - the premium and strike price of notional call options related to the stocks underlying the 2004-1 Income 10 Portfolio, which may include premiums and strike prices obtained from Citigroup Global Markets Inc.;

     - on the first day of each quarterly calculation period, the historical annual dividend yield of each stock underlying the 2004-1 Income 10 Portfolio;

     - at the end of each quarterly calculation period, the reduction, if any, of the portfolio composition ratios for the stocks underlying the 2004-1 Income 10 Portfolio;

     - on the date of each annual rebalancing of the 2004-1 Income 10 Portfolio, the top ten dividend-yielding common stocks that will comprise the 2004-1 Income 10 Portfolio until the next annual rebalancing; and

     - on any date on which Citigroup Global Markets Inc. (or any of our broker-dealer subsidiaries or affiliates) repurchases a note before maturity, the repurchase spread described below under "Underwriting."

     In addition, Citigroup Global Markets Inc. will be permitted to provide pricing for the notional call options on the stocks underlying the 2004-1 Income 10 Portfolio in addition to valuing the notional call options on a daily basis for purposes of determining whether a Reallocation Event has occurred, posing additional potential conflicts of interest.

  SPECIAL U.S. FEDERAL INCOME TAX RULES WILL APPLY TO U.S. HOLDERS OF THE NOTES

     The notes will be treated by Citigroup Global Markets Holdings as contingent payment debt obligations of Citigroup Global Markets Holdings, and by accepting a note each holder agrees to this treatment of the notes. Special U.S. federal income tax rules apply to contingent payment debt obligations. Under these rules, a U.S. Holder of the notes will be required to accrue interest income on the notes regardless of whether the U.S. Holder uses the cash or accrual method of tax accounting and may be required to include interest in taxable income in excess of interest payments actually received in a taxable year. In addition, upon the sale, exchange or other disposition of a note, including redemption of the note at maturity, a U.S. Holder generally will be required to treat any gain recognized upon the disposition of the note as ordinary income, rather than capital gain. You should refer to the section "Certain United States Federal Income Tax Considerations" in this prospectus supplement for more information.

  THE MARKET VALUE OF THE NOTES MAY BE AFFECTED BY PURCHASES AND SALES OF THE STOCKS UNDERLYING THE 2004-1 INCOME 10 PORTFOLIO OR DERIVATIVE INSTRUMENTS RELATED TO THOSE STOCKS BY AFFILIATES OF CITIGROUP GLOBAL MARKETS HOLDINGS

     Citigroup Global Markets Holdings' affiliates, including Citigroup Global Markets Inc., may from time to time buy or sell the stocks underlying the 2004-1 Income 10 Portfolio or derivative instruments including, but not limited to, call options relating to the stocks underlying the 2004-1 Income 10 Portfolio for their own accounts in connection with their normal business practices. These transactions could affect the value of the stocks underlying the 2004-1 Income 10 Portfolio and therefore the market value of the notes.

  CITIGROUP GLOBAL MARKETS HOLDINGS' HEDGING ACTIVITY COULD RESULT IN A CONFLICT OF INTEREST

     We expect to hedge our obligations under the notes through one or more of our affiliates. This hedging activity will likely involve trading in one or more of the stocks underlying the 2004-1 Income 10 Portfolio or in other instruments, such as options or swaps, based upon the stocks underlying the 2004-1 Income 10 Portfolio. This hedging activity may present a conflict between your interest in the notes and the interests we and our affiliates have in executing, maintaining and adjusting our hedge transactions because it could affect the value of the 2004-1 Income 10 Portfolio and therefore the market value of the notes. It could also be adverse to your interest if it affects the price at which our subsidiary Citigroup Global Markets Inc. may be willing to purchase your notes in the secondary market. Since hedging our obligation under the notes involves risk and may be influenced by a number of factors, it is possible that we or our affiliates may profit from our hedging activity, even if the market value of the notes declines.

  YOU WILL HAVE NO RIGHTS AGAINST ANY ISSUER OF ANY STOCK UNDERLYING THE 2004-1 INCOME 10 PORTFOLIO

     You will have no rights against any issuer of any stock underlying the 2004-1 Income 10 Portfolio, even though the value of the maturity payment and the quarterly interest payments, if any, will depend in part on the prices of and dividends paid on the underlying stocks. By purchasing the notes you will not acquire any shares of any stock underlying the 2004-1 Income 10 Portfolio and you will not receive any dividends with respect to any underlying stock or premiums from notional call options related to any underlying stock. The issuers of the underlying stocks are not in any way involved in this offering and have no obligations relating to the notes or to the holders of the notes.

RISK FACTORS RELATING TO THE 2004-2 DYNAMIC PORTFOLIO INDEX

  A ZERO ALLOCATION TO THE 2004-1 INCOME 10 BUY-WRITE INDEX PORTFOLIO WILL REDUCE YOUR RETURN ON THE NOTES

     If the value of the 2004-2 Dynamic Portfolio Index allocated to the 2004-1 Income 10 Buy-Write Index portfolio falls to zero (following a Reallocation Event or a 10% decline in the value of the Dow Jones Industrial Average during any index business day or because the value of the 2004-2 Dynamic Portfolio Index is less than 101% of the value of the Bond Floor), it will remain zero for the remaining term of the notes. Since the amount of the interest payments, if any, will depend on the allocation of the 2004-2 Dynamic Portfolio Index to the 2004-1 Income 10 Buy-Write Index portfolio and on the notional income on the 2004-1 Income 10 Buy-Write Index, if the value of the 2004-2 Dynamic Portfolio Index allocated to the 2004-1 Income 10 Buy-Write Index portfolio is zero, no interest will be paid for the remaining term of the notes. In addition, the 2004-2 Dynamic Portfolio Index will not participate in any subsequent increase in the value of the 2004-1 Income 10 Buy-Write Index and your maturity payment will be limited to the principal amount of your notes, except as described below.

     In the event the value of the 2004-2 Dynamic Portfolio Index is less than 101% of the Bond Floor and the calculation agent reallocates all the value of the 2004-2 Dynamic Portfolio Index to the notional bond portfolio, your maturity payment will be only slightly greater than the principal amount of the notes.

  THE DELAY BETWEEN THE DETERMINATION OF A REALLOCATION EVENT AND REALLOCATION OF AMOUNTS WITHIN THE 2004-2 DYNAMIC PORTFOLIO INDEX COULD LIMIT THE 2004-1 INCOME 10 BUY-WRITE INDEX PORTFOLIO'S PARTICIPATION IN APPRECIATION OF THE 2004-1 INCOME 10 BUY-WRITE INDEX OR RESULT IN REALLOCATIONS THAT WOULD BE UNNECESSARY IF REALLOCATIONS WERE DETERMINED AND EFFECTED AT THE SAME TIME

     The occurrence of a Reallocation Event and the Reallocation Percentage will be determined at the beginning of an index business day based on the values of the 2004-2 Dynamic Portfolio Index, the 2004-1 Income 10 Buy-Write Index and the Bond Floor at the close of business on the previous index business day, but any necessary reallocation will be effected at the close of business on the index business day on which the occurrence of the Reallocation Event is determined. As a result:

     - the calculation agent may determine that a Reallocation Event has occurred even if the values of the 2004-2 Dynamic Portfolio Index, the 2004-1 Income 10 Buy-Write Index and the Bond Floor at the time the reallocation is effected would not result in a Reallocation Event;

     - the 2004-2 Dynamic Portfolio Index will not participate in as fully any appreciation of the 2004-1 Income 10 Buy-Write Index that occurs between the determination of the occurrence of a Reallocation Event and the resulting reallocation as it would if a reallocation were effected when the Reallocation Percentage is determined; and

     - the calculation agent may effect a greater or lesser allocation of the value of the 2004-2 Dynamic Portfolio Index to the 2004-1 Income 10 Buy-Write Index portfolio than otherwise would be required if the occurrence of a Reallocation Event were determined by the calculation agent at the end of that index business day.

     Additionally, the 2004-2 Dynamic Portfolio Index may not participate in any appreciation of the 2004-1 Income 10 Buy-Write Index that occurs during the Initial Allocation Period as fully as it would if (i) the Target Initial Allocation to the 2004-2 Dynamic Portfolio Index were implemented in full on May 25, 2004, the date the notes were priced for initial sale to the public, instead of over three index business days and (ii) an increase in the Gap Ratio to more than 25% causes a Reallocation Event to occur during the Initial Allocation Period.

  THE VALUATION OF NOTIONAL CALL OPTIONS FOR PURPOSES OF DETERMINING THE OCCURRENCE OF A REALLOCATION EVENT WILL BE DIFFERENT THAN THE VALUATION OF NOTIONAL CALL OPTIONS FOR PURPOSES OF EFFECTING A REALLOCATION, WHICH WILL REDUCE THE VALUE OF THE 2004-2 DYNAMIC PORTFOLIO INDEX

     For purposes of determining the occurrence of a Reallocation Event, the value of notional call options in the 2004-1 Income 10 Buy-Write Index will be determined using mid-market implied volatility (or the arithmetic mean of bid-side and offered-side implied volatility). However, reallocations will be effected through:

     - notional purchases of 2004-1 Income 10 Buy-Write Index units at prices that reflect the value of notional call options determined using bid-side implied volatility, which will result in 2004-1 Income 10 Buy-Write Index units being notionally purchased at a higher price than will be subsequently reflected in the value of the 2004-2 Dynamic Portfolio Index; and

     - notional sales of 2004-1 Income 10 Buy-Write Index units at prices that reflect the value of notional call options determined using offered-side implied volatility, which will result in 2004-1 Income 10 Buy-Write Index units being notionally sold at a price lower than was previously reflected in the value of the 2004-2 Dynamic Portfolio Index.

As a result, the value of the 2004-2 Dynamic Portfolio Index will be reduced following each reallocation. See "Description of the 2004-1 Income 10 Buy-Write Index -- Call Options -- Valuation of Call Options" in this prospectus supplement.

  THE ABILITY OF THE CALCULATION AGENT TO EFFECT A REALLOCATION UPON A 10% DECLINE IN THE VALUE OF THE DOW JONES INDUSTRIAL AVERAGE MAY NOT PREVENT SIGNIFICANT LOSSES IN THE VALUE OF THE 2004-1 INCOME 10 BUY-WRITE INDEX PORTFOLIO

     If at any point during an index business day the value of the Dow Jones Industrial Average declines from its closing value on the previous index business day by 10% or more, the calculation agent, as soon as reasonably practicable, will determine the Reallocation Percentage and reallocate amounts within the 2004-2 Dynamic Portfolio Index so that the percentage of the 2004-2 Dynamic Portfolio Index notionally invested in the 2004-1 Income 10 Buy-Write Index portfolio is as close as is reasonably practicable to the Reallocation Percentage. However, the ability of the calculation agent to effect this reallocation may not prevent losses in excess of 10% of the value of the 2004-1 Income 10 Buy-Write Index Portfolio because of potential delays in effecting the reallocation.

     In addition, the 2004-1 Income 10 Portfolio does not include all of the stocks in the Dow Jones Industrial Average. As a result, the 2004-1 Income 10 Portfolio (and therefore the value of the 2004-1 Income 10 Buy-Write Index) may decline at a faster rate than the Dow Jones Industrial Average, resulting in a decline in the value of the 2004-1 Income 10 Buy-Write Index portfolio in excess of 10% before the implementation of a reallocation during that index business day. In addition, the value of the 2004-1 Income 10 Buy-Write Index portfolio may decline by more than 10% during an index business day even though the Dow Jones Industrial Average does not decline by 10% or more during that day. In these circumstances, the calculation agent will not determine whether a Reallocation Event has occurred until the following index business day and will not effect any reallocation until the close of business on that following index business day.

  THE USE OF NOTIONAL BORROWED FUNDS WILL MAGNIFY THE EFFECT OF CHANGES IN THE VALUE OF THE 2004-1 INCOME 10 BUY-WRITE INDEX ON THE VALUE OF THE 2004-2 DYNAMIC PORTFOLIO INDEX

     The notional investment in the 2004-1 Income 10 Buy-Write Index portfolio may involve, through the Notional Participation Facility, the use of notional borrowed funds. The use of notional borrowed funds will increase the 2004-2 Dynamic Portfolio Index's exposure to movements in the value of the 2004-1 Income 10 Buy-Write Index and will therefore make the 2004-2 Dynamic Portfolio Index more volatile than the 2004-1 Income 10 Buy-Write Index. Accordingly, if the value of the 2004-1 Income 10 Buy-Write Index decreases when amounts are outstanding under the Notional Participation Facility, the value of the 2004-2 Dynamic Portfolio Index will decrease by a greater amount than will the value of the 2004-1 Income 10 Buy-Write Index. The use of notional borrowed funds will also decrease the value of the 2004-2 Dynamic Portfolio Index if the 2004-1 Income 10 Buy-Write Index portfolio does not increase by an amount greater than the notional fees that accrue on notional borrowed funds outstanding under the Notional Participation Facility.

     The increased volatility of the 2004-1 Income 10 Buy-Write Index portfolio resulting from the use of notional borrowed funds will make it more likely that a decrease in the value of the 2004-1 Income 10 Buy-Write Index will cause a Reallocation Event. In addition, the use of notional borrowed funds will make it more likely that a decrease in interest rates will cause a Reallocation Event. If interest rates decrease and the Bond Floor increases when notional borrowed funds have been used to increase the allocation of the value of the 2004-2 Dynamic Portfolio Index to the 2004-1 Income 10 Buy-Write Index portfolio, the Gap Ratio will decrease by a greater amount than if notional borrowed funds had not been used, and may fall below 15% (resulting in the occurrence of a Reallocation Event). A Reallocation Event caused by a decrease in the value of the 2004-1 Income 10 Buy-Write Index or by a decrease in interest rates would reduce the amount allocated to the 2004-1 Income 10 Buy-Write Index portfolio and therefore reduce (and, if the amount allocated to the 2004-1 Income 10 Buy-Write Index portfolio is zero, eliminate) the 2004-2 Dynamic Portfolio Index's participation in subsequent increases in the 2004-1 Income 10 Buy-Write Index.

  THE VALUE OF THE 2004-2 DYNAMIC PORTFOLIO INDEX MAY BE AFFECTED BY THE INTEREST RATE RISK ASSOCIATED WITH THE NOTIONAL BOND PORTFOLIO

     Interest rate risk is the risk that interest rates will rise and reduce the value of a debt instrument. If interest rates increase during the term of the notes, the value of the notional U.S. Treasury strips or notional discount bonds comprising the notional bond portfolio will likely decrease. Because changes in interest rates generally have a greater effect on the value of debt with longer maturities, it is likely that the value of the notional bond portfolio will be affected more by changes in interest rates early in the term of the notes. In general, increases in interest rates will reduce the value of the 2004-2 Dynamic Portfolio Index if the allocation to the notional bond portfolio is greater than zero, unless the value of the 2004-1 Income 10 Buy-Write Index portfolio increases by an amount sufficient to offset any decrease in the value of the notional bond portfolio.

RISK FACTORS RELATING TO THE 2004-1 INCOME 10 BUY-WRITE INDEX

  THE APPRECIATION OF THE 2004-1 INCOME 10 BUY-WRITE INDEX WILL BE CAPPED DUE TO THE BUY-WRITE STRATEGY

     Because the strike price of each notional call option limits the portion of any appreciation in the value of each underlying stock to the amount by which the strike price exceeds the price of the related stock at the time the notional call option is priced, the 2004-1 Income 10 Buy-Write Index will not participate as fully in the appreciation of the stocks underlying the 2004-1 Income 10 Portfolio as would a direct investment in those stocks. If the value of the underlying stock increases by an amount greater than the amount by which the strike price exceeds the price of the underlying stock at the time the notional call option is priced, the value of the 2004-1 Income 10 Buy-Write Index will be less than it would be if it reflected a direct investment in that stock.

  THE REMOVAL OF THE VALUE OF NOTIONAL INCOME ON THE 2004-1 INCOME 10 BUY-WRITE INDEX WILL REDUCE THE VALUE OF THE 2004-1 INCOME 10 BUY-WRITE INDEX PORTFOLIO AT THE END OF EACH QUARTERLY CALCULATION PERIOD AND MAY CAUSE A REALLOCATION EVENT

     The value of the notional income on the 2004-1 Income 10 Buy-Write Index will be removed from the value of the 2004-1 Income 10 Buy-Write Index on the last day of each quarterly calculation period. The removal of the value of the notional income on the 2004-1 Income 10 Buy-Write Index will reduce the value of the 2004-1 Income 10 Buy-Write Index portfolio and may cause a Reallocation Event in which the allocation of the value of the 2004-2 Dynamic Portfolio Index to the 2004-1 Income 10 Buy-Write Index portfolio is reduced, even if the prices of the stocks underlying the 2004-1 Income 10 Buy-Write Index have not fallen. Such a Reallocation Event may reduce the allocation of the 2004-2 Dynamic Portfolio Index to the 2004-1 Income 10 Buy-Write Index portfolio, possibly to zero, in which case it would remain zero for the remaining term of the notes. See "-- Risk Factors Relating to the 2004-2 Dynamic Portfolio Index -- A Zero Allocation to the 2004-1 Income 10 Buy-Write Index Portfolio Will Reduce Your Return on the Notes above.

                            DESCRIPTION OF THE NOTES

     The description in this prospectus supplement of the particular terms of the Enhanced Income Strategy Principal-Protected Notes(SM) With Income and Appreciation Potential Linked to the 2004-2 Dynamic Portfolio Index(SM) Due 2010 supplements, and to the extent inconsistent therewith replaces, the descriptions of the general terms and provisions of the registered securities set forth in the accompanying prospectus.

GENERAL

     The Enhanced Income Strategy Principal-Protected Notes With Income and Appreciation Potential Linked to the 2004-2 Dynamic Portfolio Index Due 2010 (the "notes") are a series of debt securities issued under the senior debt indenture described in the accompanying prospectus. The aggregate principal amount of the notes issued will be $300,000,000 (30,000,000 notes). The notes will mature on May 26, 2010, will constitute part of the senior debt of Citigroup Global Markets Holdings and will rank equally with all other unsecured and unsubordinated debt of Citigroup Global Markets Holdings. The notes will be issued only in fully registered form and in denominations of $10 per note and integral multiples thereof.

     The payment you receive at maturity on the notes will depend on the closing value of the 2004-2 Dynamic Portfolio Index on the fifth index business day before maturity.

     The trustee under the senior debt indenture will be The Bank of New York under an indenture dated as of October 27, 1993, as amended from time to time. A copy of the senior debt indenture under which The Bank of New York serves as trustee has been filed with the SEC as an exhibit to the Registration Statement of which the accompanying prospectus forms a part and is hereby incorporated by reference as part of the Registration Statement. Section numbers in The Bank of New York senior debt indenture take the form "1.01," "2.01" and so forth, rather than "101," "201" and so forth. Section references in the accompanying prospectus should be read accordingly.

     Reference is made to the accompanying prospectus for a detailed summary of additional provisions of the notes and of the senior debt indenture under which the notes will be issued.

INTEREST

     The interest payable on the notes will vary and may be zero. We expect to pay interest, if any, in cash quarterly on the 26th day of each February, May, August and November, beginning on August 26, 2004. The interest on the notes for any quarter will depend on the allocation of the 2004-2 Dynamic Portfolio Index to the 2004-1 Income 10 Buy-Write Index portfolio and on the notional income on the 2004-1 Income 10 Buy-Write Index. While we have established an annual target yield of 10% on the 2004-1 Income 10 Buy-Write Index, this annual target yield is not indicative of your return on the notes or the quarterly interest payments, if any, you will receive on the notes.

     The interest payment on the notes, or IP, if any, for any quarterly calculation period will be calculated as follows:

          BWU * BWNIU
IP   =    -----------
              10

where:

    BWU is the number of 2004-1 Income 10 Buy-Write Index units included in the 2004-2 Dynamic Portfolio Index on the last day of the quarterly calculation period; and

    BWNIU      is the notional income per unit of the 2004-1 Income 10
               Buy-Write Index, as described in "Description of the 2004-1
               Income 10 Buy-Write Index -- Calculation of the Income 10
               Buy-Write Index -- General" in this prospectus supplement.

     If an interest payment date falls on a day that is not a Business Day, the interest payment, if any, to be made on that interest payment date will be made on the next succeeding Business Day with the same force and effect as if made on that interest payment date, and no additional interest will be paid as a result of such delayed payment. "Business Day" means any day that is not a Saturday, a Sunday or a day on which securities exchanges or banking institutions or trust companies in the City of New York are authorized or obligated by law or executive order to close.

     The commencement dates for the quarterly calculation periods will be the 20th day of each February, May, August and November. The first quarterly calculation period applicable to the notes commenced on May 20, 2004. Interest will be calculated from, and including, one commencement date to, but excluding, the next commencement date, provided that the final quarterly calculation period will extend to, and include, the fifth index business day prior to the maturity date of the notes. No interest will accrue on the notes after the fifth index business day before the maturity date through the maturity date. The interest payment date related to any quarterly calculation period with respect to which interest is paid will be the interest payment date following the last day of the applicable quarterly calculation period or, with respect to the final quarterly calculation period, the maturity date. The calculation agent will notify the trustee of the amount of interest payable on or before the second Business Day immediately following the last day of the applicable quarterly calculation period. Interest will be payable to the persons in whose names the notes are registered at the close of business on the Business Day succeeding the last day of the applicable quarterly calculation period.

     As described above, the interest, if any, on the notes will depend on the allocation of the 2004-2 Dynamic Portfolio Index to the 2004-1 Income 10 Buy-Write Index portfolio and on the notional income on the 2004-1 Income 10 Buy-Write Index. However, if at the close of business on the last day of any quarterly calculation period (except the last quarterly calculation period before maturity), the calculation agent determines that the value of the 2004-2 Dynamic Portfolio Index (less any notional income on the 2004-1 Income 10 Buy-Write Index) is less than or equal to 105% of the Bond Floor, the calculation agent will notionally reinvest the value of any notional income on the 2004-1 Income 10 Buy-Write Index relating to that quarterly calculation period in the 2004-1 Income 10 Buy-Write Index portfolio at the close of business on the first index business day of the next quarterly calculation period (by increasing the number of 2004-1 Income 10 Buy-Write Index units included in the 2004-2 Dynamic Portfolio Index) and no interest will be paid on the notes on the interest payment date relating to that quarterly calculation period. See "Description of the 2004-2 Dynamic Portfolio Index -- Calculation of The 2004-2 Dynamic Portfolio Index -- Reinvestment of the Notional Income on the 2004-1 Income 10 Buy-Write Index" in this prospectus supplement.

     If the amount allocated to the 2004-1 Income 10 Buy-Write Index portfolio is zero at any time during the term of the notes (either following a Reallocation Event or because the value of the 2004-2 Dynamic Portfolio Index is less than 101% of the value of the Bond Floor and the calculation agent reallocates all the value of the 2004-2 Dynamic Portfolio Index to the notional bond portfolio), it will remain zero for the remaining term of the notes and no interest will be paid for the remaining term of the notes. See "Risk
Factors -- Risk Factors Relating to the 2004-2 Dynamic Portfolio Index -- A Zero Allocation to the 2004-1 Income 10 Buy-Write Index Portfolio Will Reduce Your Return on the Notes in this prospectus supplement.

HYPOTHETICAL HISTORICAL INTEREST PAYMENTS

     The following table sets forth the hypothetical historical interest payments on the notes on hypothetical interest payment date following hypothetical quarterly calculation periods from March 1998 to March 2004, each calculated as if the 2004-2 Dynamic Portfolio Index had been created on March 31, 1998 with an initial value of 100.00. The hypothetical historical interest payments set forth below reflect a zero allocation to the 2004-1 Income 10 Buy-Write Index portfolio beginning on February 22, 2001 and continuing through March 31, 2004, reducing the hypothetical historical interest payments to zero during that period. The hypothetical historical interest payments set forth below are based on the same assumptions and are subject to the same estimates and approximations related to the calculation of the hypothetical historical values of the 2004-1 Income 10 Buy-Write Index set forth below in "Description of the 2004-1 Income 10 Buy-Write Index -- Hypothetical Historical Data on the 2004-1 Income 10 Buy-Write Index." Further, these hypothetical historical interest payments assume that during the period from March 31, 1998 through March 31, 2004 the DJIA did not at any point during any index business day decline from its closing value on the previous index business day by 10% or more. See "Description of the 2004-2 Dynamic Portfolio Index -- Reallocation of the 2004-2 Dynamic Portfolio Index -- Reallocation Following a 10% Decrease in the Value of the Dow Jones Industrial Average" in this prospectus supplement. As a result, the hypothetical historical interest payments calculated and set forth below may be different than they would be if those estimates and approximations were not necessary in order to calculate the hypothetical historical closing values of the 2004-1 Income 10 Buy-Write Index. The hypothetical historical interest payments set forth below in the table and the calculations used to determine those payments have not been verified by an independent third party. These hypothetical historical interest payments should not be taken as an indication of the future interest payments, if any, on the notes.

                                                                HYPOTHETICAL
                                                              INTEREST PAYMENT
HYPOTHETICAL QUARTERLY CALCULATION PERIOD ENDING                  PER NOTE
------------------------------------------------              ----------------
1998
  June 30...................................................      $0.3121
  September 30..............................................      $0.1729
  December 31...............................................      $0.1513
1999
  March 31..................................................      $0.1576
  June 30...................................................      $0.1357
  September 30..............................................      $0.1492
  December 31...............................................      $0.1135
2000
  March 31..................................................      $0.0791
  June 30...................................................      $0.0000
  September 30..............................................      $0.0000
  December 31...............................................      $0.0000
2001
  March 31..................................................      $0.0000
  June 30...................................................      $0.0000
  September 30..............................................      $0.0000
  December 31...............................................      $0.0000
2002
  March 31..................................................      $0.0000
  June 30...................................................      $0.0000
  September 30..............................................      $0.0000
  December 31...............................................      $0.0000
2003
  March 31..................................................      $0.0000
  June 30...................................................      $0.0000

                                                                HYPOTHETICAL
                                                              INTEREST PAYMENT
HYPOTHETICAL QUARTERLY CALCULATION PERIOD ENDING                  PER NOTE
------------------------------------------------              ----------------
  September 30..............................................      $0.0000
  December 31...............................................      $0.0000
2004
  March 31..................................................      $0.0000

REDEMPTION AT THE OPTION OF THE HOLDER; DEFEASANCE

     The notes are not subject to redemption at the option of any holder prior to maturity and are not subject to the defeasance provisions described in the accompanying prospectus under "Description of Debt Securities -- Defeasance."

PAYMENT AT MATURITY

     The notes will mature on May 26, 2010. At maturity, you will receive for each note a maturity payment equal to the sum of the principal amount of $10 per note plus the index return amount, which may be positive or zero but which will not be negative.

INDEX RETURN AMOUNT

     The index return amount will be based on the closing value of the 2004-2 Dynamic Portfolio Index on the fifth index business day before the maturity date. The index return, which is presented in this prospectus supplement as a percentage, will equal the following fraction:

     Ending Value - Starting Value
     -----------------------------
            Starting Value

provided that the index return will not in any circumstances be less than zero.

     The index return amount will equal:

     $10 * Index Return

Accordingly, if the index return is zero, the index return amount will be zero and the maturity payment will be the $10 principal amount per note.

     The starting value will be 100.00, the initial value of the 2004-2 Dynamic Portfolio Index.

     The ending value will be the closing value of the 2004-2 Dynamic Portfolio Index on the fifth index business day before the maturity date.

     If the value (including a closing value) of any component of the 2004-2 Dynamic Portfolio Index is unavailable on any date because of a market disruption event or otherwise, unless deferred by the calculation agent as described below, the calculation agent will determine the value of each component of the 2004-2 Dynamic Portfolio Index for which no value is available as follows:

     - the value of any stock underlying the 2004-1 Income 10 Portfolio for which no value is available will be the arithmetic mean, as determined by the calculation agent, of the value of that stock obtained from as many dealers in equity securities (which may include Citigroup Global Markets Inc. or any of our other subsidiaries or affiliates), but not exceeding three such dealers, as will make such value available to the calculation agent;

     - the value of any notional call option related to a stock underlying the 2004-1 Income 10 Portfolio for which no value is available will be the arithmetic mean, as determined by the calculation agent, of the value of that option obtained from as many dealers in options (which may include Citigroup Global Markets Inc. or any of our other subsidiaries or affiliates), but not exceeding three such dealers, as will make such value available to the calculation agent;

     - the value of the notional bond portfolio will be the arithmetic mean, as determined by the calculation agent, of the value of the notional bond portfolio obtained from as many dealers in fixed-income securities (which may include Citigroup Global Markets Inc. or any of our other subsidiaries or affiliates), but not exceeding three such dealers, as will make such value available to the calculation agent;

     - the value of the Bond Floor will be the arithmetic mean, as determined by the calculation agent, of the value of the Bond Floor obtained from as many dealers in fixed-income securities (which may include Citigroup Global Markets Inc. or any of our other subsidiaries or affiliates), but not exceeding three such dealers, as will make such value available to the calculation agent;

     - the value of the Dynamic Portfolio Adjustment Factor will be calculated and allocated as described below under "Description of the 2004-2 Dynamic Portfolio Index -- Calculation of The 2004-2 Dynamic Portfolio
       Index -- The Dynamic Portfolio Adjustment Factor;" and

     - the value, if any, of the Notional Participation Facility Amount will be calculated as described below under "Description of the 2004-2 Dynamic Portfolio Index -- Calculation of The 2004-2 Dynamic Portfolio
       Index -- The Notional Participation Facility."

     The calculation agent will use the value of the 2004-1 Income 10 Buy-Write Index to determine the value of the 2004-1 Income 10 Buy-Write Index portfolio. The calculation agent will then calculate the value of the 2004-2 Dynamic Portfolio Index and, if earlier than the fifth index business day prior to maturity, will determine whether a Reallocation Event has occurred. If the calculation agent determines that a Reallocation Event has occurred, it will reallocate the value of the 2004-2 Dynamic Portfolio Index in accordance with "Description of the 2004-2 Dynamic Portfolio Index -- Reallocation of the 2004-2 Dynamic Portfolio Index."

     The determination of any of the above values or of a Reallocation Event by the calculation agent in the event any such value is unavailable may be deferred by the calculation agent for up to two consecutive index business days on which a market disruption event is occurring. No reallocation of the value of the 2004-2 Dynamic Portfolio Index will occur on any day the determination of any of the above values is so deferred.

     An "index business day" means a day, as determined by the calculation agent, on which the 2004-2 Dynamic Portfolio Index or any successor index is calculated and published and on which securities comprising more than 80% of the value of the 2004-1 Income 10 Portfolio on such day are capable of being traded on their relevant exchanges during the one-half hour before the determination of the closing value of the 2004-2 Dynamic Portfolio Index. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding on us and the beneficial owners of the notes, absent manifest error.

     A "market disruption event" means, as determined by the calculation agent in its sole discretion (A) the occurrence or existence of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by any exchange or market or otherwise) of, or the unavailability, through a recognized system of public dissemination of transaction information, for a period longer than two hours, or during the one-half hour period preceding the close of trading, on the applicable exchange, of accurate price, volume or related information in respect of, (1) stocks which then comprise 20% or more of the value of the 2004-1 Income 10 Portfolio, or (2) any options contracts or futures contracts relating to stocks which then comprise 20% or more of the value of the 2004-1 Income 10 Portfolio, or any options on such futures contracts, or (B) the cancellation or repudiation of any options contracts or futures contracts relating to stocks which then comprise 20% or more of the value of the 2004-1 Income 10 Portfolio on any exchange or market if, in each case, in the determination of the calculation agent, any such suspension, limitation, unavailability, cancellation or repudiation is material. For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the 2004-1 Income 10 Portfolio is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of the 2004-1 Income 10

Portfolio will be based on a comparison of the portion of the value of the 2004-1 Income 10 Portfolio attributable to that security relative to the overall value of the 2004-1 Income 10 Portfolio, in each case immediately before that suspension or limitation.

MATURITY PAYMENT -- HYPOTHETICAL EXAMPLES

     Because the return on the notes is dependent on the ending value of the 2004-2 Dynamic Portfolio Index, and because the ending value of the 2004-2 Dynamic Portfolio Index could be a number of different values, it is not possible to present a chart or table illustrating a complete range of possible payments at maturity.

     The four examples below show some hypothetical maturity payment calculations.

     Example 1: The closing value of the 2004-2 Dynamic Portfolio Index is greater than 100.00 on the fifth index business day before the maturity date, the allocation to the 2004-1 Income 10 Buy-Write Index portfolio is greater than zero and the Notional Participation Facility has been used, allowing the value of the 2004-2 Dynamic Portfolio Index to increase at a greater rate than the value of the 2004-1 Income 10 Buy-Write Index.

     Initial Value:  100.00
     Hypothetical Ending Value:  150.00
     Hypothetical Percentage Increase in the Value of the 2004-2 Dynamic
     Portfolio Index From Its Initial   Value:  50.00%
     Maturity Payment:  $15.00 per note

     Example 2: The closing value of the 2004-2 Dynamic Portfolio Index is greater than 100.00 on the fifth index business day before the maturity date, the allocation to the 2004-1 Income 10 Buy-Write Index portfolio is greater than zero and the Notional Participation Facility has not been used, meaning that the value of the 2004-2 Dynamic Portfolio Index increases at the same rate as the appreciation of the 2004-1 Income 10 Buy-Write Index.

     Initial Value:  100.00
     Hypothetical Ending Value:  107.30
     Hypothetical Percentage Increase in the Value of the 2004-2 Dynamic
     Portfolio Index From Its Initial   Value:  7.30%
     Maturity Payment:  $10.73 per note

     Example 3: The closing value of the 2004-2 Dynamic Portfolio Index is equal to 100.00 on the fifth index business day before the maturity date.

     Initial Value:  100.00
     Hypothetical Ending Value:  100.00
     Hypothetical Percentage Increase in the Value of the 2004-2 Dynamic
     Portfolio Index From Its Initial   Value:  0.00%
     Maturity Payment:  $10.00 per note

     Example 4: The closing value of the 2004-2 Dynamic Portfolio Index is less than its initial value on the fifth index business day before the maturity date.

     Initial Value:  100.00
     Hypothetical Ending Value:  90.50
     Hypothetical Percentage Decrease in the Value of the 2004-2 Dynamic
     Portfolio Index From Its Initial   Value:  -9.50%
     Maturity Payment: $10.00 per note, even though the value of the 2004-2 Dynamic Portfolio Index is less than 100.00

     The examples are for purposes of illustration only. The actual index return amount will depend on the actual ending value determined by the calculation agent as described in this prospectus supplement.

Hypothetical historical closing values for the 2004-2 Dynamic Portfolio Index are included in this prospectus supplement under "Description of the 2004-2 Dynamic Portfolio Index -- Hypothetical Historical Data on the 2004-2 Dynamic Portfolio Index."

EVENTS OF DEFAULT AND ACCELERATION

     In case an Event of Default (as defined in the accompanying prospectus) with respect to any notes shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the notes will be determined by the calculation agent and will equal, for each note, the maturity payment, calculated as though the maturity of the notes were the date of early repayment. See "-- Payment at Maturity" above. If a bankruptcy proceeding is commenced in respect of Citigroup Global Markets Holdings, the beneficial owner of notes will not be permitted to make a claim for unmatured interest and the claim of the beneficial owner of notes will be capped at the maturity payment, calculated as though the maturity date of the notes were the date of the commencement of the proceeding, plus an additional amount of interest, calculated as though the last day of the then-current quarterly calculation period were the date of the commencement of the proceeding.

     In case of default in payment at maturity of the notes, the notes shall bear interest, payable upon demand of the beneficial owners of the notes in accordance with the terms of the notes, from and after the maturity date through the date when payment of the unpaid amount has been made or duly provided for, at the rate of 5.50% per annum on the unpaid amount due.

BOOK-ENTRY SYSTEM

     Upon issuance, all notes will be represented by one or more fully registered global securities (the "Global Securities"). Each such Global Security will be deposited with, or on behalf of, DTC and registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for notes in definitive form, no Global Security may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor. Accountholders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the notes through the accounts that each of these systems maintains as a participant in DTC.

     A description of DTC's procedures with respect to the Global Securities is set forth in the accompanying prospectus under "Book-Entry Procedures and Settlement." DTC has confirmed to Citigroup Global Markets Holdings, Citigroup Global Markets Inc. and the trustee that it intends to follow such procedures.

SAME-DAY SETTLEMENT AND PAYMENT

     Settlement for the notes will be made by Citigroup Global Markets Inc. in same-day funds. All maturity payments and all interest payments will be paid by Citigroup Global Markets Holdings in same-day funds so long as the notes are maintained in book-entry form.

CALCULATION AGENT

     The calculation agent for the notes, the 2004-2 Dynamic Portfolio Index, the 2004-1 Income 10 Buy-Write Index and the 2004-1 Income 10 Portfolio will be Citigroup Global Markets Inc. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on Citigroup Global Markets Holdings and the holders of the notes. Because the calculation agent is an affiliate of Citigroup Global Markets Holdings, potential conflicts of interest may exist between the calculation agent and the holders of the notes, including with respect to certain determinations and judgments that the calculation agent must make in determining amounts due to holders of the notes. Citigroup Global Markets Inc. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

             DESCRIPTION OF THE 2004-2 DYNAMIC PORTFOLIO INDEX(SM)

GENERAL

     The 2004-2 Dynamic Portfolio Index allocates notional investments between:

     - the 2004-1 Income 10 Buy-Write Index; and

     - either notional U.S. Treasury strips or notional discount bonds (as described below).

     We refer to the notional investments in the 2004-1 Income 10 Buy-Write Index as the 2004-1 Income 10 Buy-Write Index portfolio. The value of the 2004-1 Income 10 Buy-Write Index portfolio will equal the product of (i) the number of 2004-1 Income 10 Buy-Write Index units in the 2004-1 Income 10 Buy-Write Index portfolio; and (ii) the value of one 2004-1 Income 10 Buy-Write Index unit at that time. The value of one 2004-1 Income 10 Buy-Write Index unit will equal one percent of the value of the 2004-1 Income 10 Buy-Write Index at that time.

     We refer to the notional investments in the notional U.S. Treasury strips or notional discount bonds as the notional bond portfolio. The value of the notional bond portfolio at any time will equal the product of (i) the number of bond units in the notional bond portfolio at that time; and (ii) the value of one bond unit at that time. The value of one bond unit will be calculated as described below under "-- The Notional Bond Portfolio."

     Based on the value of the 2004-2 Dynamic Portfolio Index on May 25, 2004, the initial allocation to the 2004-1 Income 10 Buy-Write Index portfolio is targeted to equal 90% of the value of the 2004-2 Dynamic Portfolio Index (the "Target Buy-Write Index Initial Allocation") and the allocation to the notional bond portfolio is targeted to equal 10% of the value of the 2004-2 Dynamic Portfolio Index (together with the Target Buy-Write Index Initial Allocation, the "Target Initial Allocation"). The Target Initial Allocation will be implemented, and the actual initial allocation to each of the 2004-1 Income 10 Buy-Write Index portfolio and the notional bond portfolio, as well as the actual number of 2004-1 Income 10 Buy-Write Index units and bond units represented by such allocation, will be determined over the three index business days beginning on May 25, 2004 (the "Initial Allocation Period"). On the first day of the Initial Allocation Period, a number of 2004-1 Income 10 Buy-Write Index units representing one-third of the Target Buy-Write Index Initial Allocation was allocated to the 2004-2 Dynamic Portfolio Index based upon the value of the 2004-1 Income 10 Buy-Write Index at the close of business on such day, and a number of bond units representing the remainder of the 2004-2 Dynamic Portfolio Index was allocated based upon the value of the notional bond portfolio at the close of business on such day. Subject to the provisions of the next paragraph, on each of the second and third days of the Initial Allocation Period, the number of bond units allocated will be reduced by a number of bond units equal to (x) one-third of the Target Buy-Write Index Initial Allocation, as valued on May 25, 2004, divided by (y) the value of a notional bond unit at the close of business on such day. Subject to the provisions of the next paragraph, the number of 2004-1 Income 10 Buy-Write Index units allocated to the 2004-2 Dynamic Portfolio Index on the second and third day of the Initial Allocation Period will be equal to (a) one-third of the Target Buy-Write Index Initial Allocation, as valued on May 25, 2004, divided by (b) the value of a 2004-1 Income 10 Buy-Write Index unit at the close of business on such day. Subject to the provisions of the next paragraph, at the close of business on the third day of the Initial Allocation Period, the allocation of the notional investment represented by the 2004-2 Dynamic Portfolio Index to the 2004-1 Income 10 Buy-Write Index portfolio and the notional bond portfolio will be the actual initial allocation, which may not be the same as the Target Initial Allocation.

     If at the beginning of either the second or third day of the Initial Allocation Period the calculation agent determines that a Reallocation Event had occurred due to (i) a decrease in the Gap Ratio below 15%, (ii) a decline of 10% or more in the value of the Dow Jones Industrial Average during an index business day, or (iii) the value of the 2004-2 Dynamic Portfolio Index falling below 101% of the value of the Bond Floor, the determination of the allocation of the 2004-2 Dynamic Portfolio Index between the 2004-1 Income 10 Buy-Write Index portfolio and the notional bond portfolio will be made as described below in "-- Reallocation of the 2004-2 Dynamic Portfolio Index" and not as described above.

     The allocation of the notional investment represented by the 2004-2 Dynamic Portfolio Index to the 2004-1 Income 10 Buy-Write Index portfolio and the notional bond portfolio will change during the term of the notes pursuant to a pre-determined reallocation methodology designed to maximize the 2004-2 Dynamic Portfolio Index's participation in any appreciation in the value of the 2004-1 Income 10 Buy-Write Index while maintaining the value of the 2004-2 Dynamic Portfolio Index above 100.00 at maturity. For example, if the value of the 2004-1 Income 10 Buy-Write Index portfolio increases, the percentage of the 2004-2 Dynamic Portfolio Index allocated to the 2004-1 Income 10 Buy-Write Index portfolio may increase, which would in turn increase the participation of the 2004-2 Dynamic Portfolio Index in any further appreciation of the 2004-1 Income 10 Buy-Write Index. Using the Notional Participation Facility (as described below), the allocation to the 2004-1 Income 10 Buy-Write Index portfolio could be increased up to 150% of the value of the 2004-2 Dynamic Portfolio Index. Conversely, if the value of the 2004-1 Income 10 Buy-Write Index portfolio decreases, the percentage of the 2004-2 Dynamic Portfolio Index allocated to the 2004-1 Income 10 Buy-Write Index portfolio may decrease and the amount allocated to the notional bond portfolio may increase. Depending upon the value of the 2004-1 Income 10 Buy-Write Index portfolio, its allocation in the 2004-2 Dynamic Portfolio Index could be as low as 0% of the value of the 2004-2 Dynamic Portfolio Index, in which case the entire value of the 2004-2 Dynamic Portfolio Index will be allocated to the notional bond portfolio. If the allocation to the 2004-1 Income 10 Buy-Write Index portfolio is zero at any time during the term of the notes, it will remain zero and no interest will be paid for the remaining term of the notes. For more information on reallocation of the value of the 2004-2 Dynamic Portfolio Index, see "-- Reallocation of the 2004-2 Dynamic Portfolio Index" below.

THE NOTIONAL BOND PORTFOLIO

     The notional bond portfolio will comprise either notional U.S. Treasury strips or notional discount bonds. Whether the notional bond portfolio comprises notional U.S. Treasury strips or notional discount bonds will depend on whether the amount allocated to the 2004-1 Income 10 Buy-Write Index portfolio is zero or greater than zero. Notional investments in the notional bond portfolio will be made by effecting notional purchases of bond units. The value of the notional bonds comprising the notional bond portfolio is not intended to represent or indicate that any such bonds or portfolio of bonds exists, is capable of being traded or represents the obligation of any issuer (including the U.S. Treasury).

     If no value of the notional bond portfolio is available on any date because of a market disruption event or otherwise, unless as deferred by the calculation agent as described above, the value of the notional bond portfolio will be the arithmetic mean, as determined by the calculation agent, of the value of the notional bond portfolio obtained from as many dealers in fixed-income securities (which may include Citigroup Global Markets Inc. or any of our other subsidiaries or affiliates), but not exceeding three such dealers, as will make such value available to the calculation agent.

  THE NOTIONAL TREASURY STRIPS

     If the amount allocated to the 2004-1 Income 10 Buy-Write Index portfolio is greater than zero, each bond unit will comprise one notional U.S. Treasury strip that:

     - is denominated in U.S. dollars;

     - has a redemption amount equal to $1.00;

     - does not pay interest;

     - matures on the fifth index business day prior to the maturity date of the notes; and

     - has an initial price of $0.7751 on May 25, 2004.

     If the notional bond portfolio comprises notional U.S. Treasury strips, the value of one bond unit will equal the value of one notional U.S. Treasury strip. The value of a notional U.S. Treasury strip will be determined by the calculation agent by discounting the notional redemption amount of the strip from the strip's maturity date by the interpolated U.S. Treasury strip yield for the notional U.S. Treasury strips. The interpolated yield will be calculated by performing an interpolation between the yield for the U.S. Treasury strip with a shorter term nearest to the term of the notional U.S. Treasury strip and the yield for the U.S. Treasury strip with a longer term nearest to the term of the notional U.S. Treasury strip. As a result, the value of a bond unit will change as the value of the notional U.S. Treasury strips changes in response to changes in interest rates.

  THE NOTIONAL DISCOUNT BONDS

     If the amount allocated to the 2004-1 Income 10 Buy-Write Index portfolio is zero, each bond unit will comprise one notional discount bond that:

     - is denominated in U.S. dollars;

     - has a redemption amount equal to $1.00;

     - matures on the fifth index business day prior to the maturity date of the notes; and

     - pays a coupon at a rate equal to 1.405% per annum daily, calculated on the basis of a 365-day year.

     If the notional bond portfolio comprises notional discount bonds, the value of one bond unit will equal the value of one notional discount bond. The value of a notional discount bond will be determined by the calculation agent by discounting the notional redemption amount of the bond from the date of redemption and any remaining notional coupons on the bond until its maturity date from the expected payment dates of the remaining coupons using discount rates equal to the sum of (i) interpolated yields derived from the U.S. dollar swap rate (or U.S. dollar LIBOR rates for maturities of one year or shorter) interpolated to the maturity date of the bond and the payment dates for each of the remaining coupons; and (ii) 0.10%. The U.S. dollar swap rate is based upon the U.S. Treasury rate plus a credit spread commonly referred to as swap spread, as provided by Bloomberg Financial Markets or another recognized source selected by the calculation agent on that date. As a result, the value of a bond unit will change as the value of the notional discount bonds changes in response to changes in interest rates.

     The notional coupons on the notional discount bonds will be reinvested in the notional bond portfolio through the notional purchase of additional bond units at the close of business on each index business day.

CALCULATION OF THE 2004-2 DYNAMIC PORTFOLIO INDEX

     The value of the 2004-2 Dynamic Portfolio Index will be calculated by Citigroup Global Markets Inc. as calculation agent. The value of the 2004-2 Dynamic Portfolio Index was set to equal 100.00 on May 25, 2004, the date the notes were priced for initial sale to the public.

     Based on the value of the 2004-2 Dynamic Portfolio Index on May 25, 2004, the initial allocation to the 2004-1 Income 10 Buy-Write Index portfolio is targeted to equal 90% of the value of the 2004-2 Dynamic Portfolio Index, which we refer to as the Target Buy-Write Index Initial Allocation, and the allocation to the notional bond portfolio is targeted to equal 10% of the value of the 2004-2 Dynamic Portfolio Index, which together with the Target Buy-Write Index Initial Allocation we refer to as the Target Initial Allocation. The Target Initial Allocation will be implemented, and the actual initial allocation to each of the 2004-1 Income 10 Buy-Write Index portfolio and the notional bond portfolio, as well as the actual number of 2004-1 Income 10 Buy-Write Index units and bond units represented by such allocation, will be determined over the three index business days beginning on May 25, 2004, which we refer to as the Initial Allocation Period. On the first day of the Initial Allocation Period, a number of 2004-1 Income 10 Buy-Write Index units representing one-third of the Target Buy-Write Index Initial Allocation was allocated to the 2004-2 Dynamic Portfolio Index based upon the value of the 2004-1 Income 10 Buy-Write Index at the close of business on such day, and a number of bond units representing the remainder of the 2004-2 Dynamic Portfolio Index was allocated based upon the value of the notional bond portfolio at the close of business on such day. Subject to the provisions of the next paragraph, on each of the second and third days of the Initial Allocation Period, the number of bond units allocated will be reduced by a number of bond units equal to (x) one-third of the Target Buy-Write Index Initial Allocation, as valued on May 25, 2004, divided by (y) the value of a notional bond unit at the close of business on such day. Subject to the provisions of the next paragraph, the number of 2004-1 Income 10 Buy-Write Index units allocated to the 2004-2 Dynamic Portfolio Index on the second and third day of the Initial Allocation Period will be equal to (a) one-third of the Target Buy-Write Index Initial Allocation, as valued on May 25, 2004, divided by (b) the value of a 2004-1 Income 10 Buy-Write Index unit at the close of business on such day. Subject to the provisions of the next paragraph, at the close of business on the third day of the Initial Allocation Period, the allocation of the notional investment represented by the 2004-2 Dynamic Portfolio Index to the 2004-1 Income 10 Buy-Write Index portfolio and the notional bond portfolio will be the actual initial allocation, which may not be the same as the Target Initial Allocation.

     If at the beginning of either the second or third day of the Initial Allocation Period the calculation agent determines that a Reallocation Event had occurred due to (i) a decrease in the Gap Ratio below 15%, (ii) a decline of 10% or more in the value of the Dow Jones Industrial Average during an index business day, or (iii) the value of the 2004-2 Dynamic Portfolio Index falling below 101% of the value of the Bond Floor, the determination of the allocation of the 2004-2 Dynamic Portfolio Index between the 2004-1 Income 10 Buy-Write Index portfolio and the notional bond portfolio will be made as described below in "-- Reallocation of the 2004-2 Dynamic Portfolio Index" and not as described above.

     The value of the 2004-2 Dynamic Portfolio Index, or DPIV, on any index business day will be calculated according to the following formula:

                             DPIV = BWP + NBP - NPF

where:

    BWP is the value of the 2004-1 Income 10 Buy-Write Index portfolio, net of the portion of the Dynamic Portfolio
               Adjustment Factor allocated to the 2004-1 Income 10
               Buy-Write Index portfolio;
    NBP is the value of the notional bond portfolio, net of the portion of the Dynamic Portfolio Adjustment Factor allocated to the notional bond portfolio. The value of the notional bond portfolio includes any additional bond units purchased through the reinvestment of coupons on notional discount bonds as described above under "Description of the 2004-2
               Dynamic Portfolio Index -- The Notional Bond Portfolio;" and
    NPF is the value of notional borrowed funds outstanding under the Notional Participation Facility (as described below).

In addition, the value of the 2004-2 Dynamic Portfolio Index will include the value of the notional income, if any, removed from the value of the 2004-1 Income 10 Buy-Write Index portfolio on the last day of a quarterly calculation period only if that notional income is to be notionally reinvested in additional 2004-1 Income 10 Buy-Write Index units at the close of business on the first index business day of the next quarterly calculation period.

     The value of the 2004-2 Dynamic Portfolio Index on any day that is not an index business day will equal the value of the 2004-2 Dynamic Portfolio Index on the previous day minus the Dynamic Portfolio Adjustment Factor and the Notional Participation Facility Fee for that day.

  THE DYNAMIC PORTFOLIO ADJUSTMENT FACTOR

     The Dynamic Portfolio Adjustment Factor will accrue daily on the basis of a 365-day year and on any day will equal the product of (1/365) and the sum of:

     (1) 0.655; and

     (2) 0.75% of the greater of 100.00 and the value of the 2004-2 Dynamic Portfolio Index at the end of the previous day, after effecting any required reallocation.

     The Dynamic Portfolio Adjustment Factor will be calculated and subtracted from the 2004-1 Income 10 Buy-Write Index portfolio and the notional bond portfolio on a pro rata basis at the end of each day after effecting any reallocation on that day, commencing on May 27, 2004. Subtraction of the Dynamic Portfolio Adjustment Factor will be effected by reducing the number of units in each portfolio by the number of units of that portfolio with an aggregate value as of the close of business on the previous day equal to that portfolio's pro rata portion of the Dynamic Portfolio Adjustment Factor.

     The notional value of the Dynamic Portfolio Adjustment Factor accrued and deducted will be retained by Citigroup Global Markets Holdings. Because the Dynamic Portfolio Adjustment Factor reduces the value of the 2004-2 Dynamic Portfolio Index, the return on an investment in the 2004-2 Dynamic Portfolio Index will be less than the return on a similar investment in a strategy replicating the Income 10 Buy-Write Index and the notional securities comprising the notional bond portfolio that did not include such a Dynamic Portfolio Adjustment Factor. See "Risk Factors -- Risk Factors Relating to the
Notes -- Your Return on the Notes Will Not Reflect the Return You Would Realize if You Invested Directly in a Strategy That Replicates the 2004-1 Income 10 Buy-Write Index and the Notional Securities Comprising the Notional Bond Portfolio" in this prospectus supplement.

  THE NOTIONAL PARTICIPATION FACILITY

     The Notional Participation Facility is a notional financing facility that permits the allocation to the 2004-1 Income 10 Buy-Write Index portfolio to exceed 100% of the value of the 2004-2 Dynamic Portfolio Index, subject to a maximum of 150%. If on any day the allocation to the 2004-1 Income 10 Buy-Write Index portfolio is greater than or equal to 150% of the value of the 2004-2 Dynamic Portfolio Index, the allocation to the 2004-1 Income 10 Buy-Write Index portfolio will not be increased that day. In addition, if on any day the Notional Participation Facility Amount is greater than or equal to 75.00, the allocation to the 2004-1 Income 10 Buy-Write Index portfolio will not be increased that day. However, no Reallocation Event in which the allocation to the 2004-1 Income 10 Buy-Write Index portfolio is decreased will occur solely because the value of the 2004-1 Income 10 Buy-Write Index is greater than or equal to 150% of the value of the 2004-2 Dynamic Portfolio Index or because the Notional Participation Facility Amount equals or exceeds 75.00.

     If a reallocation would result in a Notional Participation Facility Amount greater than 75.00, only an amount equal to the difference between 75.00 and the Notional Participation Facility Amount prior to that reallocation will be available to effect that reallocation. In addition, if the Notional Participation Facility Amount exceeds 75.00 or the amount allocated to the 2004-1 Income 10 Buy-Write Index portfolio exceeds 150% of the value of the 2004-2 Dynamic Portfolio Index, no reallocation to the 2004-1 Income 10 Buy-Write Index portfolio will be effected.

     The Notional Participation Facility Amount will be calculated at the end of each day prior to any reallocation to the 2004-1 Income 10 Buy-Write Index portfolio and will equal the sum of (1) notional borrowed funds outstanding under the Notional Participation Facility plus any outstanding Notional Participation Facility Fees and (2) the Notional Participation Facility Fee for that day.

     The Notional Participation Facility Fee on any day equals the product of
(i) (1/365); (ii) the Notional Participation Facility Amount at the end of the previous day after any reallocations effected on that day, including any outstanding Notional Participation Facility Fees; and (iii) the effective Federal Funds Rate for that day plus 1.00%. The Notional Participation Facility Fee will accrue daily and will be computed on the basis of a 365-day year. The Federal Funds Rate on any day will be the rate for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" and if that day is not an index business day, the rate for Federal Funds as published on the previous index business day.

  REINVESTMENT OF THE NOTIONAL INCOME ON THE 2004-1 INCOME 10 BUY-WRITE INDEX

     At the close of business on the last day of each quarterly calculation period (except for the last quarterly calculation period before maturity) and after effecting any reallocation for that day, the calculation agent will determine the notional income on the 2004-1 Income 10 Buy-Write Index. If, at that time, the value of the 2004-2 Dynamic Portfolio Index (less any notional income on the 2004-1 Income 10 Buy-Write Index), is less than or equal to 105% of the Bond Floor, then the interest payment on the notes for that quarter will be zero. Under these circumstances, the calculation agent will notionally reinvest the notional income on the 2004-1 Income 10 Buy-Write Index at the close of business on the first index business day of the next quarterly calculation period in additional 2004-1 Income 10 Buy-Write Index units at a price per unit that does not include the notional income on the 2004-1 Income 10 Buy-Write Index to be notionally reinvested (calculated as described under "Description of the 2004-1 Income 10 Buy-Write Index -- Calculation of the 2004-1 Income 10 Buy-Write Index").

REALLOCATION OF THE 2004-2 DYNAMIC PORTFOLIO INDEX

     The allocation of the notional investment represented by the 2004-2 Dynamic Portfolio Index to the 2004-1 Income 10 Buy-Write Index portfolio and the notional bond portfolio will be modified if a Reallocation Event occurs. In general, reallocations of the 2004-2 Dynamic Portfolio Index are designed to maximize the 2004-2 Dynamic Portfolio Index's participation in any appreciation in the value of the 2004-1 Income 10 Buy-Write Index while maintaining the 2004-2 Dynamic Portfolio Index above 100.00 at maturity and will be effected through the notional purchase and sale of 2004-1 Income 10 Buy-Write Index units and bond units. Reallocations of the 2004-2 Dynamic Portfolio Index may involve the notional purchase and sale of fractional 2004-1 Income 10 Buy-Write Index units and fractional bond units.

  REALLOCATION EVENTS

     A "Reallocation Event" will occur when the ratio of (x) the difference between the value of the 2004-2 Dynamic Portfolio Index and the Bond Floor to
(y) the value of the 2004-2 Dynamic Portfolio Index allocated to the 2004-1 Income 10 Buy-Write Index portfolio is less than or greater than certain predetermined ratios. This ratio is referred to as the "Gap Ratio," as described below under "-- The Gap Ratio." In general, the allocation to the 2004-1 Income 10 Buy-Write Index portfolio may increase following increases in the value of the 2004-1 Income 10 Buy-Write Index (which increases the difference between the value of the 2004-2 Dynamic Portfolio Index and the Bond Floor). In general, the allocation to the 2004-1 Income 10 Buy-Write Index portfolio may decrease following decreases in the value of the 2004-1 Income 10 Buy-Write Index.

     The calculation agent will determine whether a Reallocation Event has occurred at the beginning of each index business day up to and including the fifth index business day prior to maturity. A Reallocation Event will be deemed to have occurred if the Gap Ratio is below 15% or above 25% at the close of business on the previous index business day; provided that during the Initial Allocation Period a Reallocation Event will not be deemed to have occurred if the Gap Ratio is above 25% at the close of business on the previous index business day. For purposes of determining a Reallocation Event, the value of notional call options in the 2004-1 Income 10 Buy-Write Index will be determined using mid-market implied volatility (or the arithmetic mean of bid-side and offered-side implied volatility). See "Description of the 2004-1 Income 10 Buy-Write Index -- Call Options -- Valuation of Call Options" in this prospectus supplement.

     The calculation agent may defer the determination of the values of the 2004-1 Income 10 Buy-Write Index portfolio and the notional bond portfolio for up to two consecutive index business days on which a market disruption event is occurring. Following this period of two index business days, the calculation agent will determine the values of the 2004-1 Income 10 Buy-Write Index portfolio and the notional bond portfolio. No reallocation of the value of the 2004-2 Dynamic Portfolio Index will occur on any day the determination of the value of the 2004-1 Income 10 Buy-Write Index portfolio and the notional bond portfolio is deferred by the calculation agent.

     If the calculation agent determines that a Reallocation Event has occurred, the calculation agent will determine the Reallocation Percentage, or the percentage of the 2004-2 Dynamic Portfolio Index's value that must be allocated to the 2004-1 Income 10 Buy-Write Index portfolio pursuant to the reallocation methodology. The Reallocation Percentage will be determined on the basis of values at the close of business on the previous index business day. At the close of business on the index business day on which a Reallocation Event has occurred, the calculation agent will reallocate the value of the 2004-2 Dynamic Portfolio Index.

     Reallocations will involve notional sales and purchases of 2004-1 Income 10 Buy-Write Index units and bond units. The number of 2004-1 Income 10 Buy-Write Index units to be notionally sold or purchased will be determined by the calculation agent at the beginning of each index business day. However, those notional sales or purchases will be effected at the values (as determined by the calculation agent) of 2004-1 Income 10 Buy-Write Index units and bond units at the close of business on the date of reallocation. Any reallocation on the last day of any quarterly calculation period will be effected through the notional purchase or sale of 2004-1 Income 10 Buy-Write Index units at a price that includes the notional income on the 2004-1 Income 10 Buy-Write Index for that quarterly calculation period. Notional purchases of 2004-1 Income 10 Buy-Write Index units will be made at prices that reflect the value of notional call options determined using bid-side implied volatility and notional sales of 2004-1 Income 10 Buy-Write Index units will be made at prices that reflect the value of notional call options determined using offered-side implied volatility. See "Risk Factors -- Risk Factors Relating to the 2004-2 Dynamic Portfolio
Index -- The Valuation of Notional Call Options for Purposes of Determining the Occurrence of a Reallocation Event Will Be Different Than the Valuation of Notional Call Options for Purposes of Effecting a Reallocation, Which Will Reduce the Value of the 2004-2 Dynamic Portfolio Index" and "Description of the 2004-1 Income 10 Buy-Write Index -- Call Options -- Valuation of Notional Call Options" in this prospectus supplement.

     If the reallocation results in an increased percentage of the value of the 2004-2 Dynamic Portfolio Index allocated to the 2004-1 Income 10 Buy-Write Index portfolio, the reallocation will involve the notional sale of bond units and the notional purchase of 2004-1 Income 10 Buy-Write Index units with the notional proceeds of the sale. Any purchase of 2004-1 Income 10 Buy-Write Index units that cannot be effected through the sale of bond units will be effected using the Notional Participation Facility. The Notional Participation Facility Amount will be increased by the amount necessary to purchase the 2004-1 Income 10 Buy-Write Index units, subject to the cap on the Notional Participation Facility Amount as described above.

     If the reallocation results in a decreased percentage of the value of the 2004-2 Dynamic Portfolio Index allocated to the 2004-1 Income 10 Buy-Write Index portfolio, the reallocation will involve the notional sale of 2004-1 Income 10 Buy-Write Index units. The notional proceeds of this sale will be used first to reduce the Notional Participation Facility Amount to zero and then to make notional purchases of bond units.

     The number of 2004-1 Income 10 Buy-Write Index units and bond units in the 2004-1 Income 10 Buy-Write Index portfolio and the notional bond portfolio, respectively, will then be adjusted to reflect the units notionally sold or purchased as a result of the reallocation.

     The occurrence of a Reallocation Event and the Reallocation Percentage will be determined based on the values of the 2004-2 Dynamic Portfolio Index, the 2004-1 Income 10 Buy-Write Index and the Bond Floor at the close of business on the previous index business day and any necessary reallocation will be effected at the close of business on the index business day on which the occurrence of the Reallocation Event is determined. As a result:

     - the calculation agent may determine that a Reallocation Event has occurred even if the values of the 2004-2 Dynamic Portfolio Index, the 2004-1 Income 10 Buy-Write Index and the Bond Floor at the time the reallocation is effected would not result in a Reallocation Event;

     - the 2004-2 Dynamic Portfolio Index may not participate as fully in any appreciation of the 2004-1 Income 10 Buy-Write Index that occurs between the determination of the occurrence of a Reallocation Event and the resulting reallocation as it would if the reallocation were effected immediately following determination of the Reallocation Percentage; and

     - the calculation agent may effect a greater or lesser allocation to the 2004-1 Income 10 Buy-Write Index portfolio than otherwise would be required if the occurrence of a Reallocation Event were determined by the calculation agent at the end of that index business day.

See "Risk Factors -- Risk Factors Relating to the 2004-2 Dynamic Portfolio
Index -- The Delay Between the Determination of a Reallocation Event and Reallocation of Amounts Within the 2004-2 Dynamic Portfolio Index Could Limit the 2004-1 Income 10 Buy-Write Index Portfolio's Participation in Appreciation of the 2004-1 Income 10 Buy-Write Index or Result in Reallocations That Would Be Unnecessary If Reallocations Were Determined and Effected at the Same Time" in this prospectus supplement.

  REALLOCATION FOLLOWING A 10% DECREASE IN THE VALUE OF THE DOW JONES INDUSTRIAL AVERAGE

     If at any point during an index business day the value of the Dow Jones Industrial Average declines from its closing value on the previous index business day by 10% or more, the calculation agent, as soon as reasonably practicable, will determine the Reallocation Percentage and reallocate the value of the 2004-2 Dynamic Portfolio Index so that the percentage of the 2004-2 Dynamic Portfolio Index notionally invested in the 2004-1 Income 10 Buy-Write Index portfolio is as close as is reasonably practicable to the Reallocation Percentage, as described under "-- Reallocation of the 2004-2 Dynamic Portfolio Index" above. This reallocation will be effected even if the Gap Ratio has not fallen below 15% and therefore no Reallocation Event has occurred. If the value of the Dow Jones Industrial Average declines from its closing value on the previous index business day by 10% or more, the calculation agent (unless at the beginning of that index business day the value of the 2004-2 Dynamic Portfolio Index is less than 101% of the Bond Floor) will disregard any Reallocation Event that was determined to have occurred at the beginning of that index business day and will not make any reallocations with respect to that earlier determination. In addition, in determining the Reallocation Percentage and in effecting any necessary reallocation, the values of the 2004-2 Dynamic Portfolio Index, the 2004-1 Income 10 Buy-Write Index, the 2004-1 Income 10 Buy-Write Index portfolio and the Bond Floor will be their values at the time the calculation agent calculates the Reallocation Percentage.

  REALLOCATION OF ALL OF THE VALUE OF THE 2004-2 DYNAMIC PORTFOLIO INDEX TO THE NOTIONAL BOND PORTFOLIO

     If the value of the 2004-2 Dynamic Portfolio Index is less than 101% of the Bond Floor at the close of business on any index business day, the entire value of the 2004-2 Dynamic Portfolio Index at the close of business on the following index business day will be reallocated to the notional bond portfolio until maturity of the notes, even if at the close of business on that day the value of the 2004-2 Dynamic Portfolio Index is greater than 101% of the Bond Floor. This allocation will be effected through a notional sale of all 2004-1 Income 10 Buy-Write Index units at their value at the close of business on the index business day the reallocation is effected. The notional proceeds from the sale of the 2004-1 Income 10 Buy-Write Index units will be first applied toward reduction of the Notional Participation Facility Amount to zero. All remaining notional proceeds, if any, will be used to purchase notional bond units at their value at the close of business on the index business day on which the reallocation is effected. If the amount allocated to the 2004-1 Income 10 Buy-Write Index portfolio falls to zero at any time, it will remain zero for the remaining term of the notes and the reallocation procedures described in this section will no longer apply. If the value of the 2004-1 Income 10 Buy-Write Index subsequently increases, the 2004-2 Dynamic Portfolio Index will not participate in any such increase. See "Risk Factors -- Risk Factors Relating to the 2004-2 Dynamic Portfolio Index -- A Zero Allocation to the 2004-1 Income 10 Buy-Write Index Portfolio Will Reduce Your Return on the Notes" in this prospectus supplement.

  THE GAP RATIO

     The "Gap Ratio" is the ratio of the difference between the value of the 2004-2 Dynamic Portfolio Index and the Bond Floor and the amount of the 2004-2 Dynamic Portfolio Index allocated to the 2004-1 Income 10 Buy-Write Index portfolio. The Gap Ratio on any index business day will equal:

     DPIV - BF
     ----------
     DPIV * BWP

where:

    BF is the Bond Floor (as described below) as determined by the calculation agent at the close of business on the previous index business day; and
    BWP        is the percentage of the value of the 2004-2 Dynamic
               Portfolio Index allocated to the 2004-1 Income 10 Buy-Write
               Index portfolio at the close of business on the previous index business day, net of the Dynamic Portfolio Adjustment
               Factor for that day.

     The Gap Ratio will change in response to changes in the value of the 2004-2 Dynamic Portfolio Index and to changes in interest rates (which affect the level of the Bond Floor and the value of the notional bond portfolio). If the Gap Ratio is below 15%, the calculation agent will decrease the allocation of the 2004-2 Dynamic Portfolio Index to the 2004-1 Income 10 Buy-Write Index portfolio. If the Gap Ratio is above 25%, the calculation agent will increase the allocation of the 2004-2 Dynamic Portfolio Index to the 2004-1 Income 10 Buy-Write Index portfolio. Assuming all other factors are held constant, in general:

     - if interest rates increase, the Bond Floor will decrease and the Gap Ratio will increase;

     - if interest rates decrease, the Bond Floor will increase and the Gap Ratio will decrease;

     - if the value of the 2004-1 Income 10 Buy-Write Index increases, the Gap Ratio will increase; and

     - if the value of the 2004-1 Income 10 Buy-Write Index decreases, the Gap Ratio will decrease.

  THE REALLOCATION PERCENTAGE

     The "Reallocation Percentage" is the percentage of the 2004-2 Dynamic Portfolio Index's value that must be allocated to the 2004-1 Income 10 Buy-Write Index portfolio upon the occurrence of a Reallocation Event or after a decline of 10% or more in the value of the Dow Jones Industrial Average at any point during an index business day from its closing value on the previous index business day. The Reallocation Percentage will equal:


                                               PDPIV - BF
                                  5.00 *  [    ----------  ]
                                                 PDPIV

where:

    PDPIV is the value of the 2004-2 Dynamic Portfolio Index at the close of business on the previous index business day, net of the Dynamic Portfolio Adjustment Factor for that day.

     The Reallocation Percentage cannot be greater than 150% or less than 0%. If the Reallocation Percentage is greater than 100%, the notional borrowed funds necessary to make the notional investment in the 2004-1 Income 10 Buy-Write Index portfolio in excess of 100% of the value of the 2004-2 Dynamic Portfolio Index will be obtained from the Notional Participation Facility.

  THE BOND FLOOR

     The "Bond Floor" at any time is the sum of the discounted present values of:

          (1) 100.00; and

          (2) the Dynamic Portfolio Adjustment Factor for each day during the remaining term of the notes through and including the fifth index business day before maturity on a 2004-2 Dynamic Portfolio Index with a value of 100.00.

The component of the Bond Floor equal to 100.00 will be discounted from the fifth index business day before maturity. The component of the Bond Floor equal to the value of the Dynamic Portfolio Adjustment Factor for each day during the remaining term of the notes through and including the fifth index business day before maturity will be discounted from the day that Dynamic Portfolio Adjustment Factor will be calculated and deducted. The calculation agent will calculate the discount rate:

     - in respect of the component of the Bond Floor equal to 100.00, using the interpolated yield derived from the U.S. dollar swap rate curve (or U.S. dollar LIBOR rates for maturities of one year or shorter) interpolated to the maturity date; and

     - in respect of the component of the Bond Floor equal to the value of the Dynamic Portfolio Adjustment Factor on a 2004-2 Dynamic Portfolio Index with a value of 100.00, using the interpolated yields derived from the U.S. dollar swap rate curve (or U.S. dollar LIBOR rates for maturities of one year or shorter) interpolated based upon the expected timing of the calculation of the Dynamic Portfolio Adjustment Factor plus a credit spread of 0.10%, with such discount rate as provided by Bloomberg Financial Markets or another recognized source selected by the calculation agent on that date. Accordingly, the Bond Floor will increase in response to decreases in interest rates and will decrease in response to increases in interest rates.

     If no value of the Bond Floor is available on any date because of a market disruption event or otherwise, unless deferred by the calculation agent as described above, the value of the Bond Floor will be the arithmetic mean, as determined by the calculation agent, of the value of the Bond Floor obtained from as many dealers in fixed-income securities (which may include Citigroup Global Markets Inc. or any of our other subsidiaries or affiliates), but not exceeding three such dealers, as will make such value available to the calculation agent.

REALLOCATION EVENTS -- HYPOTHETICAL EXAMPLES

     The following are seven hypothetical examples of the effects of Reallocation Events. These hypothetical examples assume that: (i) purchases and sales of 2004-1 Income 10 Buy-Write Index units to effect reallocations are at prices that reflect the value of notional call options determined using mid-market implied volatility; and (ii) the value of the 2004-2 Dynamic Portfolio Index does not change between the determination of a Reallocation Event and the subsequent reallocation.

  EXAMPLE 1: A REALLOCATION EVENT REQUIRES THE ENTIRE VALUE OF THE 2004-2 DYNAMIC PORTFOLIO INDEX TO BE ALLOCATED TO THE 2004-1 INCOME 10 BUY-WRITE INDEX PORTFOLIO

     A Reallocation Event requires the entire value of the 2004-2 Dynamic Portfolio Index to be allocated to the 2004-1 Income 10 Buy-Write Index portfolio, but without using the Notional Participation Facility.

     Before Reallocation:
       Value of the 2004-2 Dynamic Portfolio Index:  107.94
       Bond Floor:  86.35
       Gap Ratio:  approximately 25.64%
       Amount Allocated to 2004-1 Income 10 Buy-Write Index
       Portfolio:  84.19
       Amount Allocated to Notional Bond Portfolio:  23.75
       Notional Participation Facility Amount:  0.00
     After Reallocation:
       Value of the 2004-2 Dynamic Portfolio Index:  107.94
       Bond Floor:  86.35
       Reallocation Percentage:  100%
       Amount Allocated to 2004-1 Income 10 Buy-Write Index
       Portfolio:  107.94
       Amount Allocated to Notional Bond Portfolio:  0.00
       Notional Participation Facility Amount:  0.00

  EXAMPLE 2: A REALLOCATION EVENT REQUIRES THE USE OF THE NOTIONAL PARTICIPATION FACILITY TO INCREASE THE ALLOCATION TO THE 2004-1 INCOME 10 BUY-WRITE INDEX PORTFOLIO TO GREATER THAN 100% OF THE VALUE OF THE 2004-2 DYNAMIC PORTFOLIO INDEX

     A Reallocation Event requires reallocation of more than the entire value of the 2004-2 Dynamic Portfolio Index to the 2004-1 Income 10 Buy-Write Index portfolio. Because the Reallocation Percentage is greater than 100%, the Notional Participation Facility must be used.

     Before Reallocation:
       Value of the 2004-2 Dynamic Portfolio Index:  110.00
       Bond Floor:  86.35
       Gap Ratio:  approximately 27.42%
       Amount Allocated to 2004-1 Income 10 Buy-Write Index
       Portfolio:  86.25
       Amount Allocated to Notional Bond Portfolio:  23.75
       Notional Participation Facility Amount:  0.00
     After Reallocation:
       Value of the 2004-2 Dynamic Portfolio Index:  110.00
       Bond Floor:  86.35
       Reallocation Percentage:  approximately 107.50%
       Amount Allocated to 2004-1 Income 10 Buy-Write Index
       Portfolio:  118.25
       Amount Allocated to Notional Bond Portfolio:  0.00
       Notional Participation Facility Amount:  8.25

  EXAMPLE 3: A REALLOCATION EVENT REQUIRES THE USE OF THE NOTIONAL PARTICIPATION FACILITY TO INCREASE THE ALLOCATION TO THE 2004-1 INCOME 10 BUY-WRITE INDEX PORTFOLIO TO APPROXIMATELY 150% OF THE VALUE OF THE 2004-2 DYNAMIC PORTFOLIO INDEX

     A Reallocation Event requires allocation of more than the entire value of the 2004-2 Dynamic Portfolio Index to the 2004-1 Income 10 Buy-Write Index portfolio. Because the Reallocation Percentage is approximately 150%, a substantial portion of the Notional Participation Facility must be used.

     Before Reallocation:
       Value of the 2004-2 Dynamic Portfolio Index:  123.35
       Bond Floor:  86.35
       Gap Ratio:  approximately 26.50%
       Amount Allocated to 2004-1 Income 10 Buy-Write Index
       Portfolio:  139.60
       Amount Allocated to Notional Bond Portfolio:  0.00
       Notional Participation Facility Amount:  16.25
     After Reallocation:
       Value of the 2004-2 Dynamic Portfolio Index:  123.35
       Bond Floor:  86.35
       Reallocation Percentage:  approximately 149.98%
       Amount Allocated to 2004-1 Income 10 Buy-Write Index
       Portfolio:  185.00
       Amount Allocated to Notional Bond Portfolio:  0.00
       Notional Participation Facility Amount:  61.65

  EXAMPLE 4: A REALLOCATION EVENT REQUIRES THE ALLOCATION TO THE 2004-1 INCOME 10 BUY-WRITE INDEX PORTFOLIO TO BE REDUCED AND THE REDUCTION OF THE NOTIONAL PARTICIPATION FACILITY TO ZERO BEFORE INCREASING THE ALLOCATION TO THE NOTIONAL BOND PORTFOLIO

     A Reallocation Event requires the allocation of the value of the 2004-2 Dynamic Portfolio Index to the 2004-1 Income 10 Buy-Write Index to be reduced. The Notional Participation Facility Amount must be reduced to zero before any reallocation to the notional bond portfolio can be effected.

     Before Reallocation:
       Value of the 2004-2 Dynamic Portfolio Index:  101.25
       Bond Floor:  86.35
       Gap Ratio:  approximately 13.61% Amount Allocated to
       2004-1 Income 10 Buy-Write Index Portfolio:  109.50
       Amount Allocated to Notional Bond Portfolio:  0.00
       Notional Participation Facility Amount:  8.25
     After Reallocation:
       Value of the 2004-2 Dynamic Portfolio Index:  101.25
       Bond Floor:  86.35
       Reallocation Percentage:  approximately 73.58%
       Amount Allocated to 2004-1 Income 10 Buy-Write Index
       Portfolio:  74.50
       Amount Allocated to Notional Bond Portfolio:  26.75
       Notional Participation Facility Amount:  0.00

  EXAMPLE 5: A REALLOCATION EVENT REQUIRES THE ALLOCATION TO THE 2004-1 INCOME 10 BUY-WRITE INDEX PORTFOLIO TO BE REDUCED

     A Reallocation Event requires the allocation of the value of the 2004-2 Dynamic Portfolio Index to the 2004-1 Income 10 Buy-Write Index to be reduced.

     Before Reallocation:
       Value of the 2004-2 Dynamic Portfolio Index:  97.00
       Bond Floor:  86.35
       Gap Ratio:  approximately 11.80%
       Amount Allocated to 2004-1 Income 10 Buy-Write Index
       Portfolio:  90.25
       Amount Allocated to Notional Bond Portfolio:  6.75
       Notional Participation Facility Amount:  0.00
     After Reallocation:
       Value of the 2004-2 Dynamic Portfolio Index:  97.00
       Bond Floor:  86.35
       Reallocation Percentage:  approximately 54.90%
       Amount Allocated to 2004-1 Income 10 Buy-Write Index
       Portfolio:  53.25
       Amount Allocated to Notional Bond Portfolio:  43.75
       Notional Participation Facility Amount:  0.00

  EXAMPLE 6: A REALLOCATION EVENT REQUIRES THE ALLOCATION TO THE 2004-1 INCOME 10 BUY-WRITE INDEX PORTFOLIO TO BE ZERO

     A Reallocation Event requires reallocation of the entire value of the 2004-2 Dynamic Portfolio Index to the notional bond portfolio. Because the allocation to the 2004-1 Income 10 Buy-Write Index portfolio is zero, the total value of the 2004-2 Dynamic Portfolio Index will remain allocated to the notional bond portfolio for the remaining term of the notes.

     Before Reallocation:
       Value of the 2004-2 Dynamic Portfolio Index:  86.35
       Bond Floor:  86.35
       Gap Ratio:  0.00%
       Amount Allocated to 2004-1 Income 10 Buy-Write Index
       Portfolio:  59.60
       Amount Allocated to Notional Bond Portfolio:  26.75
       Notional Participation Facility Amount:  0.00
     After Reallocation:
       Value of the 2004-2 Dynamic Portfolio Index:  86.35
       Bond Floor:  86.35
       Reallocation Percentage:  0.00%
       Amount Allocated to 2004-1 Income 10 Buy-Write Index
       Portfolio:  0.00
       Amount Allocated to Notional Bond Portfolio:  86.35
       Notional Participation Facility Amount:  0.00

  EXAMPLE 7: THE VALUE OF THE 2004-2 DYNAMIC PORTFOLIO INDEX IS LESS THAN 101% OF THE VALUE OF THE BOND FLOOR, REQUIRING THE ALLOCATION TO THE 2004-1 INCOME 10 BUY-WRITE INDEX PORTFOLIO TO BE ZERO

     Because the value of the 2004-2 Dynamic Portfolio Index is less than 101% of the value of the Bond Floor, the entire value of the 2004-2 Dynamic Portfolio Index must be reallocated to the notional bond portfolio. Because the allocation to the 2004-1 Income 10 Buy-Write Index portfolio is zero, the total value of the 2004-2 Dynamic Portfolio Index will remain allocated to the notional bond portfolio for the remaining term of the notes.

     Before Reallocation:
       Value of the 2004-2 Dynamic Portfolio Index:  87.20
       Bond Floor:  86.35
       Gap Ratio:  approximately 1.41%
       Amount Allocated to 2004-1 Income 10 Buy-Write Index
       Portfolio:  60.45
       Amount Allocated to Notional Bond Portfolio:  26.75
       Notional Participation Facility Amount:  0.00
     After Reallocation:
       Value of the 2004-2 Dynamic Portfolio Index:  87.20
       Bond Floor:  86.35
       Reallocation Percentage:  approximately 4.87%
       Amount Allocated to 2004-1 Income 10 Buy-Write Index
       Portfolio:  0.00
       Amount Allocated to Notional Bond Portfolio:  87.20
       Notional Participation Facility Amount:  0.00

HYPOTHETICAL HISTORICAL DATA ON THE 2004-2 DYNAMIC PORTFOLIO INDEX

     The following table sets forth the hypothetical historical closing values of the 2004-2 Dynamic Portfolio Index on the last business day of each month from March 1998 to March 2004, each calculated as if the 2004-2 Dynamic Portfolio Index had been created on March 31, 1998 with an initial value of
100.00. The hypothetical historical closing values reflect a zero allocation to the 2004-1 Income 10 Buy-Write Index portfolio beginning on February 22, 2001 and continuing through March 31, 2004. The hypothetical historical closing values set forth below in the table and the calculations used to determine those values have not been verified by an independent third party. These hypothetical historical closing values should not be taken as an indication of the actual composition of the 2004-2 Dynamic Portfolio Index as of May 25, 2004, the date the notes were priced for initial sale to the public, or the future performance of the 2004-2 Dynamic Portfolio Index. These hypothetical historical closing values reflect any required notional reinvestment of the notional income on the 2004-1 Income 10 Buy-Write Index in additional 2004-1 Income 10 Buy-Write Index units at the close of business on the last day of each hypothetical quarterly calculation period. However, notional reinvestment of the notional income on the 2004-1 Income 10 Buy-Write Index during the term of the notes will occur at the close of business on the first index business day of each quarterly calculation period. In addition, these hypothetical historical closing values assume that reallocations are effected through notional purchases and sales of 2004-1 Income 10 Buy-Write Index units at prices that reflect the value of notional call options determined using mid-market implied volatility (or the arithmetic mean of bid-side and offered-side implied volatility). However, actual reallocations will be effected through:

     - notional purchases of 2004-1 Income 10 Buy-Write Index units at prices that reflect the value of notional call options determined using bid-side implied volatility; and

     - notional sales of 2004-1 Income 10 Buy-Write Index units at prices that reflect the value of notional call options determined using offered-side implied volatility.

See "Description of the 2004-1 Income 10 Buy-Write Index -- Call
Options -- Valuation of Call Options" in this prospectus supplement. Further, these hypothetical historical closing values assume that during the period from March 31, 1998 through March 31, 2004 the DJIA did not at any point during any index business day decline from its closing value on the previous index business day by 10% or more. See "Description of the 2004-2 Dynamic Portfolio
Index -- Reallocation of the 2004-2 Dynamic Portfolio Index -- Reallocation Following a 10% Decrease in the Value of the Dow Jones Industrial Average" in this prospectus supplement.

                         1998       1999       2000       2001       2002       2003       2004
                       --------   --------   --------   --------   --------   --------   --------
January..............                91.91      84.77      89.24      96.09     100.76     101.03
February.............                90.99      82.67      89.82      96.59     100.90     101.01
March................    100.00      89.21      83.91      90.58      95.53     101.08     100.98
April................     99.97      91.99      82.65      90.58      96.85     101.02
May..................     99.54      90.97      82.81      91.02      97.26     101.10
June.................     95.78      91.60      82.62      91.12      98.09     101.16
July.................     95.26      91.35      83.01      92.79      99.11     101.10
August...............     88.35      90.10      84.29      93.57      99.57     101.04
September............     91.58      88.43      84.38      95.50     100.16     101.08
October..............     93.09      88.42      85.44      96.83     100.32     101.05
November.............     93.82      87.55      86.52      95.98     100.17     101.04
December.............     92.56      87.20      87.89      95.76     100.73     101.04

            DESCRIPTION OF THE 2004-1 INCOME 10 BUY-WRITE INDEX(SM)

GENERAL

     The 2004-1 Income 10 Buy-Write Index was established on February 19, 2004 with an initial value of 100.00 and is designed to track the performance of a hypothetical "buy-write" strategy on the stocks underlying the 2004-1 Income 10 Portfolio. A buy-write strategy on a portfolio is an investment strategy in which an investor:

     - buys the stocks underlying the portfolio; and

     - writes (or sells) call options on those stocks with strike prices higher than the prices of those stocks when the options are priced.

     A buy-write strategy provides income from option premiums, or the value of the option when it is priced, helping to offset losses if there is a decline in the prices of the stocks to which the options relate. However, the strategy limits participation in appreciation of a stock beyond the option's strike price. Thus, in a period of significant stock market increases, a buy-write strategy will tend to produce lower returns than ownership of common stock. See "Risk Factors -- Risk Factors Relating to the 2004-1 Income 10 Buy-Write
Index -- The Appreciation of the 2004-1 Income 10 Buy-Write Index Will Be Capped Due to the Buy-Write Strategy" in this prospectus supplement.

     The 2004-1 Income 10 Buy-Write Index is based on a notional purchase of the stocks underlying the 2004-1 Income 10 Portfolio and notional sales of call options on each of those stocks on a quarterly basis. The notional call options included in the 2004-1 Income 10 Buy-Write Index are not intended to represent or indicate that any such options exist or are capable of being traded. For more information about the notional call options, see "-- Call Options" below.

     Please note that an investment in the notes does not entitle you to any dividends, voting rights, option premiums or any other ownership interest in respect of the securities included in the 2004-1 Income 10 Buy-Write Index.

CALCULATION OF THE 2004-1 INCOME 10 BUY-WRITE INDEX

  GENERAL

     The value of the 2004-1 Income 10 Buy-Write Index is calculated at the close of business on each day by Citigroup Global Markets Inc. as calculation agent. The value of the 2004-1 Income 10 Buy-Write Index was set to equal 100.00 on February 19, 2004, the date the 2004-1 Income 10 Buy-Write Index was established. The value of the 2004-1 Income 10 Buy-Write Index at the close of business on May 25, 2004, the date the notes were priced for initial sale to the public, was 92.53.

     The value of the 2004-1 Income 10 Buy-Write Index, or BWIV, on each index business day will be determined according to the following formula:

                           BWIV = ITPV - NCOAV + BWNI

where:

    ITPV       is the value of the 2004-1 Income 10 Portfolio;
    NCOAV      is the sum of the values of the notional call options
               relating to the stocks underlying the 2004-1 Income 10
               Portfolio; and
    BWNI       is the notional income on the 2004-1 Income 10 Buy-Write
               Index for that quarterly calculation period.

     The notional income on the 2004-1 Income 10 Buy-Write Index will be calculated in accordance with the following formula:

                               BWNI = ITNI - BWAF

where:

    ITNI is the total notional income for all of the stocks underlying the 2004-1 Income 10 Portfolio; and
    BWAF is the Income 10 Buy-Write Adjustment Factor (as described below).

     The notional income, or NI, for a stock underlying the 2004-1 Income 10 Portfolio will be calculated in accordance with the following formula, except in the circumstances described below:

                            CP * (AATY - HADY)
NI   =    PCR *  [    AD +  -------------------  ]
                                     4

where:

    PCR is the portfolio composition ratio for that stock, or the number of shares of that stock used to calculate the 2004-1
               Income 10 Portfolio;
    AD is the cash dividends per share in respect of that stock during that quarterly calculation period;
    CP is the closing price of that stock on the day the notional call option is priced;
    AATY is the adjusted annual target yield, obtained by increasing the annual target yield, or ATY, of 10% on the 2004-1 Income
               10 Buy-Write Index on the first day of each quarterly calculation period by an amount intended to, but which may or may not, offset the value of the Income 10 Buy-Write
               Adjustment Factor. The adjusted annual target yield will be calculated as follows:

              (1 + ATY)
AATY  =    ---------------  - 1;
             (1 - BWAFP)

            where:

                     BWAFP      is the Income 10 Buy-Write Adjustment Factor Percentage,
                                which equals 1.65%; and

    HADY is the historical dividend yield on that stock on the first day of that quarterly calculation period. The historical dividend yield (as determined by the calculation agent) for each underlying stock is calculated by annualizing the last quarterly or semi-annual ordinary dividend (as described below in "Description of the 2004-1 Income 10
               Portfolio -- Initial Selection of the Underlying Stocks") for which the "ex-dividend" date has occurred (or if the issuer of the underlying stock has publicly disclosed that any dividend payable during that quarterly calculation period will be a different amount than such last dividend, the amount publicly disclosed by the issuer), and dividing the result by the closing price of that stock on the principal U.S. exchange or market at the close of business on the last index business day of the preceding quarterly calculation period.

     If the highest strike price bid for any option is less than 105% of the closing price of the related stock on the day the notional call option is priced, the notional income for that stock will be calculated as follows:

                            CP * (AATY - HADY)
NI   =    PCR *  [    AD +  -------------------  -  ATQP      ]
                                     4

where:

    ATQP is the difference between the target quarterly premium (as described below) on the notional call option relating to that stock and the actual quarterly premium, or NCOP, in respect of that notional call option. ATQP will be calculated as follows:

           CP * (AATY - HADY)
ATQP  =    ------------------  - NCOP
                   4

     The value of the 2004-1 Income 10 Buy-Write Index on any day that is not an index business day will equal the value of the 2004-1 Income 10 Buy-Write Index on the previous day minus the Income 10 Buy-Write Adjustment Factor for that day.

     If any notional call option has a value greater than zero at expiration, the value of that option will be removed from the value of the 2004-1 Income 10 Buy-Write Index at the close of business on the day the option expires. In order to preserve the continuity of the value of the 2004-1 Income 10 Buy-Write Index following any such removal, the value of the related stock in the 2004-1 Income 10 Portfolio (and thus value of the 2004-1 Income 10 Buy-Write Index) will at the same time be reduced by an amount equal to the value of the option at expiration. This reduction will be effected by decreasing the portfolio composition ratio of the related stock in the 2004-1 Income 10 Portfolio by an amount that, when multiplied by the closing price of the related stock on the last index business day of the quarterly calculation period, equals the value of the notional option at expiration. The reduction of the portfolio composition ratio of an underlying stock under these circumstances will reduce the value of the underlying stock in the 2004-1 Income 10 Portfolio and will therefore reduce the value of the 2004-1 Income 10 Portfolio. Because these reductions will have the effect of ensuring the continuity of the value of the 2004-1 Income 10 Buy-Write Index, they will not result in Reallocation Events. The reduced portfolio composition ratio will be used to calculate the value of the 2004-1 Income 10 Portfolio, and thus the value of the 2004-1 Income 10 Buy-Write Index, on the following index business day. For more information on the reduction of portfolio composition ratios under these circumstances, see "Description of the 2004-1 Income 10 Portfolio -- Adjustments to the Portfolio Composition
Ratios -- Reductions at the End of a Quarterly Calculation Period" in this prospectus supplement.

     Because each 2004-1 Income 10 Buy-Write Index unit equals one percent of the value of the 2004-1 Income 10 Buy-Write Index, the notional income on each 2004-1 Income 10 Buy-Write Index unit will equal one percent of the notional income on the 2004-1 Income 10 Buy-Write Index.

     The value of a cash dividend or distribution will be included in the notional income on the 2004-1 Income 10 Buy-Write Index (and thus the value of the 2004-1 Income 10 Buy-Write Index) at the close of business on the ex-dividend date for that dividend or distribution. The value of premiums in respect of notional call options will be included in the notional income on the 2004-1 Income 10 Buy-Write Index (and thus the value of the 2004-1 Income 10 Buy-Write Index) at the close of business on the day on which the notional call option is priced.

     The notional income on the 2004-1 Income 10 Buy-Write Index will be removed from the value of the 2004-1 Income 10 Buy-Write Index at the close of business on the last day of the related quarterly calculation period. The notional income on the 2004-1 Income 10 Buy-Write Index will be zero until notional call options are priced during the following quarterly calculation period or until the next ex-dividend date for an underlying stock. The removal of dividends and notional call options will reduce the value of the 2004-1 Income 10 Buy-Write Index and may therefore cause a Reallocation Event in which the allocation to the 2004-1 Income 10 Buy-Write Index portfolio is reduced, even if the prices of the stocks underlying the 2004-1 Income 10 Buy-Write Index have not fallen. For risks associated with the occurrence of a Reallocation Event under these circumstances, see "Risk Factors -- Risk Factors Relating to the 2004-1 Income 10 Buy-Write Index -- The Removal of the Value of Notional Income on the 2004-1 Income 10 Buy-Write Index Will Reduce the Value of the 2004-1 Income 10 Buy-Write Index Portfolio at the End of Each Quarterly Calculation Period and May Cause a Reallocation Event."

     If no value (including a closing value) of the 2004-1 Income 10 Buy-Write Index is available on any date because of a market disruption event or otherwise, unless deferred by the calculation agent as described above, the calculation agent will determine the values of the components of the 2004-1 Income 10 Buy-Write Index as follows:

     - the value of any stock underlying the 2004-1 Income 10 Portfolio for which no value is available will be the arithmetic mean, as determined by the calculation agent, of the value of that stock obtained from as many dealers in equity securities (which may include Citigroup Global Markets Inc. or any of our other subsidiaries or affiliates), but not exceeding three such dealers, as will make such value available to the calculation agent; and

     - the value of any notional call option related to a stock underlying the 2004-1 Income 10 Portfolio for which no value is available will be the arithmetic mean, as determined by the calculation agent, of the value of that option obtained from as many dealers in options (which may include Citigroup Global Markets Inc. or any of our other subsidiaries or affiliates), but not exceeding three such dealers, as will make such value available to the calculation agent.

  THE INCOME 10 BUY-WRITE ADJUSTMENT FACTOR

     The "Income 10 Buy-Write Adjustment Factor" will accrue daily on the basis of a 365-day year. The Income 10 Buy-Write Adjustment Factor, or BWAF, will be calculated and subtracted from the notional income on the 2004-1 Income 10 Buy-Write Index at the end of each day prior to effecting any reallocation that day and will be calculated according to the following formula:

                         BWAF = PBWV * BWAFP * (1/365)

where:

    PBWV is the value of the 2004-1 Income 10 Buy-Write Index at the end of the preceding day; and
    BWAFP is the Income 10 Buy-Write Adjustment Factor Percentage, which equals 1.65%.

     The value of the Income 10 Buy-Write Adjustment Factor for any quarterly calculation period will not exceed the value of the notional income on the 2004-1 Income 10 Buy-Write Index for that quarterly calculation period. The value of the Income 10 Buy-Write Adjustment Factor on any day that is not an index business day will be calculated based on the value of the 2004-1 Income 10 Buy-Write Index on the previous day and will be deducted from the value of the notional income on the 2004-1 Income 10 Buy-Write Index on that day.

     The notional value of the Income 10 Buy-Write Adjustment Factor accrued and deducted will be retained by Citigroup Global Markets Holdings. Because the Income 10 Buy-Write Adjustment Factor reduces the value of the 2004-1 Income 10 Buy-Write Index, the return on an investment in the buy-write strategy represented by the 2004-1 Income 10 Buy-Write Index will be less than the return on a buy-write strategy on the 2004-1 Income 10 Portfolio that did not include such an Income 10 Buy-Write Adjustment Factor. See "Risk Factors -- Risk Factors Relating to the Notes -- Your Return on the Notes Will Not Reflect the Return You Would Realize If You Invested Directly in a Strategy That Replicates the 2004-1 Income 10 Buy-Write Index and the Notional Securities Comprising the Notional Bond Portfolio" in this prospectus supplement.

CALL OPTIONS

  TERMS OF NOTIONAL CALL OPTIONS

     The calculation agent will price notional cash-settled call options relating to shares of each of the stocks underlying the 2004-1 Income 10 Portfolio on a quarterly basis, except in the circumstances described below. Notional call options will be priced on the first index business day of each quarterly calculation period. The notional call options for the first quarterly calculation period were priced on May 20, 2004, the first index business day of the first quarterly calculation period applicable to the notes.

The notional call options relating to each underlying stock will correlate to the number of shares of that underlying stock used to calculate the 2004-1 Income 10 Portfolio on the day the options are priced. For more information about the number of shares of an underlying stock used to calculate the 2004-1 Income 10 Portfolio, see "Description of the 2004-1 Income 10
Portfolio -- Calculation of the 2004-1 Income 10 Portfolio" in this prospectus supplement.

     Each notional call option will:

     - expire on the last day of the quarterly calculation period;

     - be automatically settled on the last business day of the quarterly calculation period if the closing price of the underlying stock on that day exceeds the strike price; and

     - have a strike price greater than or equal to 105% of the closing price of the underlying stock on the day the notional call option is priced.

     The strike price of each notional call option will be determined through the bidding process described below. Before seeking bids on the strike price of a notional call option, the calculation agent will determine the option's target quarterly premium, or TQP. TQP will be determined according to the following formula:

          CP * (AATY - HADY)
TQP  =    ------------------
                  4

     Once the calculation agent has determined the target quarterly premium for a notional call option, it will seek strike prices for that notional call option from as many dealers in options (which may include Citigroup Global Markets Inc. or any of our other subsidiaries or affiliates), but not exceeding five such dealers, as will make such bid prices available to the calculation agent. The strike price for the notional call option will equal the highest strike price quoted by these dealers and the value of this notional call option and the related target quarterly premium will be included in the value of the 2004-1 Income 10 Buy-Write Index at close of business on the day the notional call option is priced.

     If the highest strike price bid is less than 105% of the closing price of the related stock on the day the notional call option is priced, the calculation agent will set the strike price of the notional call option at 105% of the closing price of the related stock on the day the notional call option is priced and will seek quotations for premiums for the notional call option from as many dealers in options (which may include Citigroup Global Markets Inc. or any of our other subsidiaries or affiliates), but not exceeding five such dealers, as will make such bid prices available to the calculation agent. The premium for the notional call option will equal the highest premium quoted by these dealers and the value of this notional call option and the related premium will be included in the value of the 2004-1 Income 10 Buy-Write Index at the close of business on the day the notional call option is priced. Under these circumstances, the notional income on the 2004-1 Income 10 Buy-Write Index will be less than it would have been if the highest strike price bid had been greater than or equal to 105% of the closing price of the related stock on the day the notional call option was priced, except to the extent that dividends on the stocks underlying the 2004-1 Income 10 Portfolio are higher than historical dividends by an amount sufficient to offset the difference between the actual notional income and the notional income that would have resulted if the premium on each notional call option had been equal to its target quarterly premium.

     In seeking strike prices or premiums from dealers in options in respect of notional call options relating to any of the underlying stocks, the calculation agent may reject any strike price or premium that does not meet the requirements for notional call options stated above or that relates to a number of shares of the related underlying stock that is different than the number of shares of that stock used to calculate the 2004-1 Income 10 Portfolio at the close of business on the index business day prior to the date on which the options are priced.

     The closing price of any common stock underlying the 2004-1 Income 10 Portfolio on any date will be (1) if the common stock is listed on a national securities exchange on that date of determination, the last reported sale price, regular way, of the principal trading session on that date on the principal

U.S. exchange on which the common stock is listed or admitted to trading, (2) if the common stock is not listed on a national securities exchange on that date of determination, or if the last reported sale price on such exchange is not obtainable (even if the common stock is listed or admitted to trading on such exchange), and the common stock is quoted on the Nasdaq National Market, the last reported sale price of the principal trading session on that date as reported on the Nasdaq, and (3) if the common stock is not quoted on the Nasdaq on that date of determination, or if the last reported sale price on the Nasdaq is not obtainable (even if the common stock is quoted on the Nasdaq), the last reported sale price of the principal trading session on the over-the-counter market on that date as reported on the OTC Bulletin Board, the National Quotation Bureau or a similar organization. If no reported sale price of the principal trading session is available pursuant to clauses (1), (2) or (3) above or if there is a market disruption event, the trading price on any date of determination, unless deferred by the calculation agent as described in the preceding sentence, will be the arithmetic mean, as determined by the calculation agent, of the bid prices of the common stock obtained from as many dealers in such stock (which may include Citigroup Global Markets Inc. or any of our other subsidiaries or affiliates), but not exceeding three such dealers, as will make such bid prices available to the calculation agent. A security "quoted on the Nasdaq National Market" will include a security included for listing or quotation in any successor to such system and the term "OTC Bulletin Board" will include any successor to such service.

     If during any quarterly calculation period the calculation agent removes one of the stocks underlying the 2004-1 Income 10 Portfolio all outstanding notional call options in respect of that stock will be treated as terminated at the close of business on the day on which the underlying stock is removed. At that time, the value of the shares of the removed stock in the 2004-1 Income 10 Portfolio, less the value, if any, of the notional call options in respect of that stock, will be reallocated to notional investments in shares (or fractional shares) of the remaining underlying stocks. The amount allocated to notional investments in respect of each remaining underlying stock will be in proportion to the percentage of the value of each remaining underlying stock relative to the value of the 2004-1 Income 10 Portfolio (less the value of the removed stock) at the close of business on the index business day on which the underlying stock is removed. See "Description of the 2004-1 Income 10
Portfolio -- Adjustments to the Portfolio Composition Ratios -- Dilution Adjustments" in this prospectus supplement. The calculation agent will determine the terms of a new notional call option in respect of each additional share (or fractional share) as described above in "-- Call Options -- Terms of Notional Call Options." The premium on each additional notional call option will be included in the value of the 2004-1 Income 10 Buy-Write Index at the close of business on the day the option is priced and will be included in the notional income on the 2004-1 Income 10 Buy-Write Index for that quarterly calculation period.

     The terms of the notional call options will provide for adjustments to reflect the occurrence of a corporate or other similar event affecting an underlying stock (such as, for example, a merger or other corporate combination or a stock split or reverse stock split).

  VALUATION OF NOTIONAL CALL OPTIONS

     The mark-to-market value of each notional call option, or NCOV, will be determined by the calculation agent at the close of business on each index business day in accordance with a Black-Scholes option pricing formula:

                              -(R(d) * t)                      -(R(i) * t)
     NCOV = [S * N(d(1)) * e             ] - [E * N(d(2)) * e             ]

where:

S is the closing price of the related stock as of the time the notional call option is valued;
N is the cumulative normal distribution function (a fixed statistical function), which determines the probability of a variable falling within a given range under specified conditions;

                                                  2
                 ln (S/E) + [(R(i) - R(d)) + sigma /2] * t
d(1)      is   ----------------------------------------------- ;
                           sigma * square root(t)

E         is the strike price of the notional call option;
d(2)      is d(1) - [sigma * square root(t) ];
e         is the constant that is the base of the natural logarithm, which equals approximately 2.71828;
R(d)      is the computed continuously compounded annualized current dividend yield on the related stock;
R(i)      is the U.S. dollar interest rate as of the time the notional call option is valued, converted into a continuously
          compounded rate;
t         is the time until the expiration of the notional call option as a percentage of one year;
ln        is the natural logarithm function; and
sigma     is the implied volatility of the related stock (determined by the calculation agent as described below).

     At the time the notional call option is priced, the U.S. dollar interest rate will equal the U.S. dollar LIBOR rate as calculated and published at that time by Bloomberg Financial Markets, or another recognized source selected by the calculation agent at that time, based on the time to maturity of that notional call option. During the remaining term of the notional call option, the interest rate will equal the published interest rate for a term identical to the remaining term of the notional call option. If an interest rate for a term identical to the remaining term of the notional call option is not published, the calculation agent will determine the interest rate used to compute the value of an option by interpolating between the published rate for a shorter term nearest to the term of the notional call option and the published rate for a longer term nearest to the term of the notional call option. All interest rates will be converted by the calculation agent into a rate compounded on a continuous basis.

     The annualized current dividend yield for the stock on which the option is priced will be calculated on any index business day by dividing the ordinary dividend or dividends (as described below in "Description of the 2004-1 Income 10 Portfolio -- Initial Selection of the Underlying Stocks") historically paid by the issuer of that stock during the most recent period corresponding to the current quarterly calculation period (or if the issuer of the stock has publicly disclosed that any dividend payable during the quarterly calculation period in which the notional call option is being priced will be a different amount than the most recent corresponding historical dividend, the amount publicly disclosed by the issuer) by the closing price of that stock on the principal U.S. exchange or market on that day and annualizing (based on a 365-day year) the result to the end of that quarterly calculation period. The annualized current dividend yield for any stock on which an option is priced will be zero:

     - for the remainder of each quarterly calculation period following the ex-dividend date for that stock corresponding to the final ex-dividend date in the most recent period corresponding to the current quarterly calculation period; and

     - in each quarterly calculation period in which an ordinary dividend has not been payable historically (because the dividend is payable annually, semiannually or otherwise),

in either case, unless and until the issuer of that stock publicly discloses a dividend payable during the remainder of that quarterly calculation period, in which case the annualized current dividend yield will be calculated using the amount publicly disclosed by the issuer.

     The implied volatility of a notional call option on any index business day is:

     - when notionally purchasing 2004-1 Income 10 Buy-Write Index units, the bid-side implied volatility;

     - when notionally selling 2004-1 Income 10 Buy-Write Index units, the offered-side implied volatility; and

     - under all other circumstances, the mid-market implied volatility (i.e., the arithmetic mean of the bid-side and offered-side implied volatility)

of the relevant stock as determined by the calculation agent by interpolating from the implied volatility surface for the most comparable call options listed on the American Stock Exchange, the Chicago Board Options Exchange or the International Securities Exchange (or any successor to any such exchange or any substitute exchange or quotation system to which the listing of comparable call options has temporarily relocated, as determined by the calculation agent) on the relevant stock as determined by the calculation agent in accordance with the Cox-Ross-Rubinstein option pricing model, taking into account the nearest strike price and maturity and using the U.S. dollar interest rate and dividend yield determined as described above.

     If no value of a notional call option is available on any date because of a market disruption event, because the calculation agent determines that the market for the listed options described above is not sufficiently liquid (based upon factors including, but not limited to, the time elapsed since the last trade in options relating to that stock, the size of the open interest in call options with related strike prices and maturities relating to that stock and the size of the bid-offer relative to the number of notional options related to that stock to be priced on that day in respect of the notes then outstanding) for the purpose of calculating the implied volatility of any notional call option or otherwise, or if the reported prices for the listed options described above contain or are the result of manifest error, unless deferred by the calculation agent as described below, the value of such notional call option will be the arithmetic mean, as determined by the calculation agent, of the value of such option obtained from as many dealers in options (which may include Citigroup Global Markets Inc. or any of our other subsidiaries or affiliates), but not exceeding three such dealers, as will make such value available to the calculation agent.

     The calculation agent may defer the determination of the values of the notional call options for up to two consecutive index business days on which a market disruption event is occurring. Following this period of two index business days, the calculation agent will determine the values of the notional call options. No determination of the value of the 2004-1 Income 10 Buy-Write Index or reallocation of the value of the 2004-2 Dynamic Portfolio Index will occur on any day the determination of the values of the notional call options is deferred by the calculation agent.

HYPOTHETICAL HISTORICAL DATA ON THE 2004-1 INCOME 10 BUY-WRITE INDEX

     The following table sets forth the hypothetical historical closing values of the 2004-1 Income 10 Buy-Write Index on the last business day of each month from March 1998 to March 2004, each calculated as if the 2004-1 Income 10 Buy-Write Index had been created on March 31, 1998 with an initial value of
100.00. The hypothetical historical closing values set forth below in the table and the calculations used to determine those values have not been verified by an independent third party. The calculations used to determine the hypothetical historical closing values set forth below contain certain necessary estimates and approximations that will not be reflected in the actual calculation of the value of the 2004-1 Income 10 Buy-Write Index during the term of the notes. As a result, the hypothetical historical closing values set forth below may be different than they would be if those estimates and approximations were not necessary in order to calculate the hypothetical historical closing values of the 2004-1 Income 10 Buy-Write Index. For purposes of calculating the hypothetical historical closing values of the 2004-1 Income 10 Buy-Write Index, the stocks underlying the 2004-1 Income 10 Portfolio were selected from the stocks comprising the DJIA as of January 2, 2004 and do not reflect any prior or subsequent composition of the DJIA. These hypothetical historical closing values do not reflect the actual composition of the 2004-1 Income 10 Buy-Write Index as of May 25, 2004, the date the notes were priced for initial sale to the public, nor should these hypothetical historical closing values be taken as an indication of the future performance of the 2004-1 Income 10 Buy-Write Index. In addition, these hypothetical historical closing values assume that reallocations within the 2004-2 Dynamic Portfolio Index are effected through notional purchases and sales of 2004-1 Income 10 Buy-Write Index units at prices that reflect the value of notional call options determined using mid-market implied volatility (or the arithmetic mean of bid-side and offered-side implied volatility). However, actual reallocations will be effected through:

     - notional purchases of 2004-1 Income 10 Buy-Write Index units at prices that reflect the value of notional call options determined using bid-side implied volatility; and

     - notional sales of 2004-1 Income 10 Buy-Write Index units at prices that reflect the value of notional call options determined using offered-side implied volatility.

     See "Description of the 2004-1 Income 10 Buy-Write Index -- Call Options -- Valuation of Call Options" in this prospectus supplement.

                                1998     1999     2000    2001    2002    2003    2004
                               ------   ------   ------   -----   -----   -----   -----
January......................            95.95    88.21   75.88   71.70   56.94   64.37
February.....................            96.21    80.06   76.68   72.71   55.87   65.79
March........................  100.00    92.93    82.79   71.60   73.17   54.19   62.73
April........................  100.20    99.65    79.66   75.62   71.45   58.49
May..........................  100.03    98.81    79.74   78.83   73.81   61.85
June.........................   97.05   100.04    72.59   76.67   66.46   60.55
July.........................   96.84    99.87    72.40   78.39   62.33   61.75
August.......................   88.63    97.67    77.10   76.31   62.29   63.29
September....................   93.22    94.04    72.54   68.84   51.72   59.93
October......................   96.21    93.60    77.62   65.58   56.69   62.70
November.....................   99.11    92.20    77.32   71.02   60.97   63.79
December.....................   97.08    92.15    76.59   70.82   59.24   64.86

ACTUAL HISTORICAL DATA ON THE 2004-1 INCOME 10 BUY-WRITE INDEX

     The 2004-1 Income 10 Buy-Write Index was established on February 19, 2004 with an initial value of 100.00. Thereafter, the value of the 2004-1 Income 10 Buy-Write Index has been calculated at the close of business on each day by the calculation agent. The following table sets forth the value of the 2004-1 Income 10 Buy-Write Index on each Friday in the period from February 19, 2004 through May 21, 2004, as provided by the calculation agent. These historical data on the 2004-1 Income 10 Buy-Write Index are not necessarily indicative of the future performance of the 2004-1 Income 10 Buy-Write Index or what the value of the 2004-2 Dynamic Portfolio Index or the notes may be. Any historical upward or downward trend in the value of the 2004-1 Income 10 Buy-Write Index during any period set forth below is not an indication that the 2004-1 Income 10 Buy-Write Index is more or less likely to increase or decrease at any time during the term of the notes.

                                                  VALUE OF THE 2004-1 INCOME 10 BUY-WRITE INDEX
                                                  ---------------------------------------------
February 20, 2004..............................                       98.99
February 27, 2004..............................                       99.71
March 5, 2004..................................                      100.59
March 12, 2004.................................                       96.69
March 19, 2004.................................                       96.50
March 26, 2004.................................                       96.48
April 2, 2004..................................                       98.64
April 8, 2004..................................                       98.44
April 16, 2004.................................                       99.03
April 23, 2004.................................                       99.30
April 30, 2004.................................                       96.77
May 7, 2004....................................                       95.50
May 14, 2004...................................                       94.54
May 21, 2004...................................                       92.04

     The value of the 2004-1 Income 10 Buy-Write Index at the close of business on May 25, 2004 was 92.53.

               DESCRIPTION OF THE 2004-1 INCOME 10 PORTFOLIO(SM)

GENERAL

     The 2004-1 Income 10 Portfolio consists of the ten common stocks (excluding Citigroup Inc.) in the Dow Jones Industrial Average,(SM) or DJIA, with the highest annualized dividend yields (calculated as described below in "-- Initial Selection of the Underlying Stocks"). The stocks that currently comprise the 2004-1 Income 10 Portfolio were selected based on their annualized dividend yields as of January 2, 2004. The number of shares of an underlying stock included in the 2004-1 Income 10 Portfolio, or its portfolio composition ratio, was fixed on February 19, 2004 and will be reduced if any notional call option relating to that underlying stock has a value greater than zero at expiration. The reduction of the portfolio composition ratio of an underlying stock will reduce the value of the underlying stock in the 2004-1 Income 10 Portfolio and will therefore reduce the value of the 2004-1 Income 10 Portfolio.

     The 2004-1 Income 10 Portfolio will be reconstituted on each February 19, beginning in 2005, to comprise the ten common stocks in the DJIA with the highest dividend yields as of the third trading day prior to the reconstitution date. If Citigroup Inc. (or any of its affiliates) or any entity organized as a real estate investment trust is one of the ten common stocks in the DJIA with the highest annualized dividend yields, that common stock will not be included in the 2004-1 Income 10 Portfolio and the calculation agent will instead include the common stock in the DJIA with the highest annualized dividend yield of the remaining stocks in the DJIA not already included in the 2004-1 Income 10 Portfolio. As a result of the annual reconstitutions of the 2004-1 Income 10 Portfolio, the composition of the underlying stocks is likely to change during the term of the notes.

     As of February 19, 2004, the stocks underlying the 2004-1 Income 10 Portfolio are:

ISSUER
------
    1.  Altria Group, Inc.
    2.  AT&T Corp.
    3.  E.I. du Pont de Nemours and Company
    4.  ExxonMobil Corporation
    5.  General Electric Company
    6.  General Motors Corporation
    7.  International Paper Company
    8.  J.P. Morgan Chase & Co.
    9.  Merck & Co. Inc.
   10.  SBC Communications Inc.

     For a brief description of the business of each of the issuers of each current stock underlying the 2004-1 Income 10 Portfolio, which we refer to as the "underlying issuers," and tables showing high and low sale prices and dividends for each of the underlying stocks for each quarter since the first quarter of 1998, you should refer to Annex A to this prospectus supplement. A list of the issuers of the stocks underlying the 2004-1 Income 10 Portfolio at any time is available from the trustee.

     Please note that an investment in the notes does not entitle you to any dividends, voting rights, option premiums or any other ownership interest in respect of the securities included in the Income 10 Portfolio.

INITIAL SELECTION OF THE UNDERLYING STOCKS

     The stocks underlying the 2004-1 Income 10 Portfolio are the ten common stocks (excluding Citigroup Inc.) in the DJIA that had the highest annualized dividend yields as of January 2, 2004. The annualized dividend yield for each stock in the DJIA was calculated by annualizing the last quarterly or semi-annual ordinary dividend for which the "ex-dividend" date had occurred (or if the issuer of the underlying stock had publicly disclosed that any ordinary cash dividend payable during the next year will be a different amount than such last dividend, the amount publicly disclosed by the issuer), and dividing the result by the closing price of that stock on the New York Stock Exchange on January 2, 2004. An ordinary cash dividend is any dividend that is not an extraordinary dividend. An extraordinary dividend is (a) any cash dividend or other cash distribution with respect to an underlying stock that exceeds the immediately preceding non-extraordinary cash dividend for that underlying stock by an amount equal to at least 1% of the closing price of that underlying stock on the trading day preceding the "ex-dividend" date for the payment and is not the result of a publicly-disclosed change in the dividend policy of the issuer of that underlying stock; or (b) any non-cash dividend or distribution on an underlying stock.

CALCULATION OF THE 2004-1 INCOME 10 PORTFOLIO

     The 2004-1 Income 10 Portfolio will be calculated by Citigroup Global Markets Inc. as calculation agent using an "equal dollar-weighting" methodology designed to ensure that each of the underlying stocks is represented in an approximately equal dollar amount in the 2004-1 Income 10 Portfolio as of February 19, 2004 and as of each annual reconstitution of the 2004-1 Income 10 Portfolio.

     To create the 2004-1 Income 10 Portfolio, the calculation agent calculated a notional portfolio of the underlying stocks representing an investment of $10 in each underlying stock at their volume weighted average prices, or VWAP, on February 19, 2004. Accordingly, each underlying stock initially represented 10% of the value of the 2004-1 Income 10 Portfolio. The percentage of the value of the 2004-1 Income 10 Portfolio represented by each underlying stock on May 25, 2004, the date the notes were priced for initial sale to the public may not be 10%.

     The VWAP of a common stock for any day is the total value of the shares of that stock traded on that stock's relevant exchange that day divided by the total number of shares of that stock traded on that stock's relevant exchange that day. The VWAP of each underlying stock for any day will be the price as calculated by Bloomberg Financial Markets using the function "VAP," or any successor function, and taking into account all trades of that stock between 9:30 a.m. and 4:00 p.m. New York time on that date or if such price is not so calculated by Bloomberg Financial Markets, then as reported by another recognized source selected by the calculation agent on that date.

     The value of the 2004-1 Income 10 Portfolio at any time equals the sum of the products of the current trading price for each underlying stock and the assigned number of shares, which we refer to as the portfolio composition ratio, of that stock. Because the notional portfolio used to create the 2004-1 Income 10 Portfolio represented investments of $10 in ten stocks, the initial value of the 2004-1 Income 10 Portfolio on February 19, 2004 was 100.00. Its value at the close of business on May 25, 2004 was 92.75. The value of the 2004-1 Income 10 Portfolio used to calculate the ending value of the 2004-2 Dynamic Portfolio Index will be based on the VWAP of each underlying stock on the fifth index business day prior to the maturity date of the notes.

ANNUAL RECONSTITUTION AND REBALANCING OF THE 2004-1 INCOME 10 PORTFOLIO

     On each February 19, beginning in 2005, or, if that day is not a Trading Day, on the immediately succeeding Trading Day, Citigroup Global Markets Inc., as calculation agent, will reconstitute the 2004-1 Income 10 Portfolio to include the ten common stocks in the DJIA with the highest annualized dividend yields (calculated as described above in "-- Initial Selection of the Underlying Stocks") as of the third Trading Day prior to that date. These stocks will be the stocks underlying the 2004-1 Income 10 Portfolio until the next annual rebalancing, and may not be the same stocks that comprised the 2004-1 Income 10 Portfolio during the previous year. If two common stocks in the DJIA have the same annualized dividend yield as of the third Trading Day prior to the reconstitution date, the common stock with the higher free-float market capitalization will be given the higher ranking. If Citigroup Inc. (or any of its affiliates) or any entity organized as a real estate investment trust is one of the ten common stocks in the DJIA with the highest annualized dividend yields as of the third Trading Day prior to the reconstitution date, that common stock will not be included in the 2004-1 Income 10 Portfolio and the calculation agent will instead include the common stock in the DJIA with the highest annualized dividend yield of those stocks not already included in the 2004-1 Income 10 Portfolio.

     The calculation agent will include in the 2004-1 Income 10 Portfolio only stocks that meet the following criteria: (1) each underlying stock must have a minimum market value of at least $75 million, except that up to 10% of the underlying stocks may have a market value of $50 million; (2) each underlying stock must have an average monthly trading volume in the preceding six months of not less than 1,000,000 shares, except that up to 10% of the underlying stocks may have an average monthly trading volume of 500,000 shares or more in the last six months; (3) 90% of the 2004-1 Income 10 Portfolio's numerical index value and at least 80% of the total number of underlying stocks will meet the then current criteria for standardized option trading set forth in the rules of the American Stock Exchange; and (4) all underlying stocks will either be listed on the American Stock Exchange, the New York Stock Exchange, or traded through the facilities of the Nasdaq National Market and reported as National Market System Securities.

     After reconstituting the 2004-1 Income 10 Portfolio for the next year, the calculation agent will rebalance the 2004-1 Income 10 Portfolio and set portfolio composition ratios so that each underlying stock represents approximately 10% of the value of the 2004-1 Income 10 Portfolio based on the closing prices of the underlying stocks as of the reconstitution date. This reconstituted and rebalanced portfolio will become the basis for the value of the 2004-1 Income 10 Portfolio on the following Trading Day. After each annual reconstitution and rebalancing, the prices of the underlying stocks will change and each underlying stock may not be represented in an equal dollar amount in the 2004-1 Income 10 Portfolio.

     A "Trading Day" means a day, as determined by the calculation agent, on which trading is generally conducted (or was scheduled to have been generally conducted, but for the occurrence of a market disruption event) on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Mercantile Exchange and the Chicago Board Options Exchange, and in the over-the-counter market for equity securities in the United States.

REMOVAL OF AN UNDERLYING STOCK FROM THE 2004-1 INCOME 10 PORTFOLIO

     An underlying stock will be removed from the 2004-1 Income 10 Portfolio if, at any time, it:

          (1) has a market value of less than $50 million;

          (2) has an average monthly trading volume in the preceding six months of less than 500,000 shares; or

          (3) is not listed on the American Stock Exchange, the New York Stock Exchange, or is not traded through the facilities of the National Association of Securities Dealers Automated Quotation System and is not reported among National Market System Securities.

     An underlying stock will also be removed if at any time the issuer of that underlying stock:

          (1) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law, or consents to the entry of an order for relief in an involuntary case under any such law;

          (2) has entered against it by a court having jurisdiction in the premises (x) an order for relief in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or (y) an order adjudging it bankrupt or insolvent under such law; or

          (3) commences a voluntarily winding up, liquidation, dissolution or other discontinuance of its corporate existence (except in the context of a merger or other acquisition) or consents to the entry of an order for relief in an involuntary case requiring any such action.

     If the calculation agent determines that an underlying stock must be removed from the 2004-1 Income 10 Portfolio pursuant to the above criteria, the removal of that stock will be effected at the close of business on the index business day on which that determination is made.

ADJUSTMENTS TO THE PORTFOLIO COMPOSITION RATIOS

  REDUCTIONS AT THE END OF A QUARTERLY CALCULATION PERIOD

     If any notional call option included in the 2004-1 Income 10 Buy-Write Index has a value greater than zero at expiration, the value of that option will be removed from the value of the 2004-1 Income 10 Buy-Write Index at the close of business on the day the option expires. In order to preserve the continuity of the value of the 2004-1 Income 10 Buy-Write Index following any such removal, the value of the related stock in the 2004-1 Income 10 Portfolio will at the same time be reduced by an amount equal to the value of the option at expiration. This reduction will be effected by decreasing the portfolio composition ratio of the related stock by an amount that, when multiplied by the closing price of the related stock on the last index business day of the quarterly calculation period, equals the value of the option at expiration. The portfolio composition ratio, or PCR, for the related stock will be reduced by an amount calculated as follows:

                  NCOSP
PCR *  (    1 -   -----  )
                   EP

where:

    NCOSP is the strike price of the notional call option relating to that underlying stock; and
    EP is the closing price of the related underlying stock on the last index business day of that quarterly calculation period.

The reduction of the portfolio composition ratio of an underlying stock under these circumstances will reduce the value of the underlying stock in the 2004-1 Income 10 Portfolio and will therefore reduce the value of the 2004-1 Income 10 Portfolio. Because these reductions will have the effect of ensuring the continuity of the value of the 2004-1 Income 10 Buy-Write Index, they will not result in Reallocation Events. The reduced portfolio composition ratio will be used to calculate the value of the 2004-1 Income 10 Portfolio on the following index business day.

  DILUTION ADJUSTMENTS

     The portfolio composition ratios will be subject to adjustment from time to time in certain situations. Any of these adjustments could have an impact on the value of the maturity payment Citigroup Global Markets Holdings will pay to you. The calculation agent will be responsible for the effectuation and calculation of any adjustment described in this section and will furnish the trustee with notice of any adjustments.

     If any underlying issuer, after the closing date of the offering of the notes:

     (1) pays a stock dividend or makes a distribution with respect to its common stock in shares of the stock;

     (2) subdivides or splits the outstanding shares of its common stock into a greater number of shares;

     (3) combines the outstanding shares of its common stock into a smaller number of shares; or

     (4) issues by reclassification of shares of its common stock any shares of other common stock of the underlying issuer;

then, in each of these cases, the underlying stock's portfolio composition ratio will be multiplied by a dilution adjustment equal to a fraction, the numerator of which will be the number of shares of common stock outstanding immediately after the event, plus, in the case of a reclassification referred to in (4) above, the number of shares of other common stock of the underlying issuer, and the denominator of which will be the number of shares of common stock outstanding immediately before the event.

     If any underlying issuer, after the closing date, issues, or declares a record date in respect of an issuance of, rights or warrants to all holders of its common stock entitling them to subscribe for or purchase the common stock at a price per share less than the Then-Current Market Price of the common stock, other than rights to purchase common stock pursuant to a plan for the reinvestment of dividends or interest, then, in each case, the portfolio composition ratio for that underlying stock will be multiplied by a dilution adjustment equal to a fraction, the numerator of which will be the number of that issuer's common stock outstanding immediately before the adjustment is effected, plus the number of additional shares of stock of that issuer offered for subscription or purchase pursuant to the rights or warrants, and the denominator of which will be the number of that issuer's common stock outstanding immediately before the adjustment is effected by reason of the issuance of the rights or warrants, plus the number of additional shares of common stock of that issuer which the aggregate offering price of the total number of shares of that issuer's common stock offered for subscription or purchase pursuant to the rights or warrants would purchase at the Then-Current Market Price of the common stock, which will be determined by multiplying the total number of shares so offered for subscription or purchase by the exercise price of the rights or warrants and dividing the product obtained by the Then-Current Market Price. To the extent that, after the expiration of the rights or warrants, the shares of common stock offered thereby have not been delivered, the portfolio composition ratio for that underlying stock will be further adjusted to equal the portfolio composition ratio which would have been in effect had the adjustment for the issuance of the rights or warrants been made upon the basis of delivery of only the number of shares of common stock actually delivered.

     If any underlying issuer, after the closing date, declares or pays a dividend or makes a distribution to all holders of the common stock of any class of its common stock, evidences of its indebtedness or other non-cash assets, excluding any dividends or distributions referred to in the above paragraph, or issues to all holders of its common stock rights or warrants to subscribe for or purchase any of its securities or one or more of its subsidiaries' securities, other than rights or warrants referred to in the above paragraph, then, in each of these cases, the portfolio composition ratio for that underlying stock will be multiplied by a dilution adjustment equal to a fraction, the numerator of which will be the Then-Current Market Price of one share of the underlying stock, and the denominator of which will be the Then-Current Market Price of one share of the underlying stock, less the fair market value (as determined by a nationally recognized independent investment banking firm retained for this purpose by Citigroup Global Markets Holdings, whose determination will be final) as of the time the adjustment is effected of the portion of the capital stock, assets, evidences of indebtedness, rights or warrants so distributed or issued applicable to one share of the underlying stock.

     Notwithstanding the foregoing, in the event, with respect to any dividend or distribution to which the above paragraph would otherwise apply, the denominator in the fraction referred to in the above formula is less than $1.00 or is a negative number, then Citigroup Global Markets Holdings may, at its option, elect to have the adjustment provided by the above paragraph not be made and in lieu of this adjustment, at maturity, each holder of the notes will be entitled to receive an additional amount of cash equal to the product of the number of notes held by the holder multiplied by the fair market value of the capital stock, indebtedness, assets, rights or warrants (determined, as of the date this dividend or distribution is made, by a nationally recognized independent investment banking firm retained for this purpose by Citigroup Global Markets Holdings, whose determination will be final) so distributed or issued applicable to a number of shares of the underlying stock equal to the portfolio composition ratio.

     If, after the closing date, any underlying issuer makes an Excess Purchase Payment, then the portfolio composition ratio for the underlying stock will be multiplied by a dilution adjustment equal to a fraction, the numerator of which will be the Then-Current Market Price of the underlying stock, and the denominator of which will be the Then-Current Market Price of the underlying stock on the record date less the aggregate amount of such Excess Purchase Payment for which adjustment is being made at the time divided by the number of shares of common stock outstanding on the record date.

     For purposes of these adjustments:

     An "Excess Purchase Payment" is the excess, if any, of (x) the cash and the value (as determined by a nationally recognized independent investment banking firm retained for this purpose by Citigroup Global

Markets Holdings, whose determination will be final) of all other consideration paid by the underlying issuer with respect to one share of its common stock acquired in a tender offer or exchange offer by the underlying issuer, over (y) the Then-Current Market Price of the underlying stock.

     Notwithstanding the foregoing, in the event, with respect to any Excess Purchase Payment to which the sixth paragraph in this section would otherwise apply, the denominator in the fraction referred to in the formula in that paragraph is less than $1.00 or is a negative number, then Citigroup Global Markets Holdings may, at its option, elect to have the adjustment provided by the sixth paragraph in this section not be made and in lieu of this adjustment, at maturity, the holders of the notes will be entitled to receive an additional amount of cash equal to the product of the number of notes held by the holder multiplied by the sum of the amount of cash plus the fair market value of other consideration (determined, as of the date this dividend or distribution is made, by a nationally recognized independent investment banking firm retained for this purpose by Citigroup Global Markets Holdings, whose determination will be final) so distributed or applied to the acquisition of the underlying stock in the tender offer or exchange offer applicable to a number of shares of the underlying stock equal to the portfolio composition ratio.

     Each dilution adjustment will be effected as follows:

     - in the case of any dividend, distribution or issuance, at the opening of business on the Business Day next following the record date for determination of holders of the applicable underlying stock entitled to receive this dividend, distribution or issuance or, if the announcement of this dividend, distribution or issuance is after this record date, at the time this dividend, distribution or issuance was announced by the underlying issuer;

     - in the case of any subdivision, split, combination or reclassification, on the effective date of the transaction;

     - in the case of any Excess Purchase Payment for which the underlying issuer announces, at or prior to the time it commences the relevant share repurchase, the repurchase price per share for shares proposed to be repurchased, on the date of the announcement; and

     - in the case of any other Excess Purchase Payment, on the date that the holders of the repurchased shares become entitled to payment in respect thereof.

     All dilution adjustments will be rounded upward or downward to the nearest 1/10,000th or, if there is not a nearest 1/10,000th, to the next lower 1/10,000th. No adjustment to any portfolio composition ratio will be required unless the adjustment would require an increase or decrease of at least one percent therein, provided, however, that any adjustments which by reason of this sentence are not required to be made will be carried forward (on a percentage basis) and taken into account in any subsequent adjustment. If any announcement or declaration of a record date in respect of a dividend, distribution, issuance or repurchase requiring an adjustment as described herein is subsequently canceled by the underlying issuer, or this dividend, distribution, issuance or repurchase fails to receive requisite approvals or fails to occur for any other reason, then, upon the cancellation, failure of approval or failure to occur, the portfolio composition ratio will be further adjusted to the portfolio composition ratio which would then have been in effect had adjustment for the event not been made. If a Reorganization Event described below occurs after the occurrence of one or more events requiring an adjustment as described herein, the dilution adjustments previously applied to the portfolio composition ratio will not be rescinded but will be applied to the new portfolio composition ratio provided for below.

     The "Then-Current Market Price" of any underlying stock, for the purpose of applying any dilution adjustment, means the average closing price of one share of that underlying stock for the ten Trading Days immediately before this adjustment is effected or, in the case of an adjustment effected at the opening of business on the Business Day next following a record date, immediately before the earlier of the date the adjustment is effected and the related Ex-Date.

     The "Closing Price" of any underlying stock (or any other security for which a Closing Price must be determined) on any date of determination will be
(1) if the stock is listed on a national securities exchange on that date of determination, the closing sale price or, if no closing sale price is reported, the last reported sale price on that date on the principal U.S. exchange on which the stock is listed or admitted to trading, (2) if the stock is not listed on a national securities exchange on that date of determination, or if the closing sale price or last reported sale price is not obtainable (even if the stock is listed or admitted to trading on such exchange), and the stock is quoted on the Nasdaq National Market, the closing sale price or, if no closing sale price is reported, the last reported sale price on that date as reported on the Nasdaq, and (3) if the stock is not quoted on the Nasdaq on that date of determination or, if the closing sale price or last reported sale price is not obtainable (even if the stock is quoted on the Nasdaq), the last quoted bid price for the stock in the over-the-counter market on that date as reported by the OTC Bulletin Board, the National Quotation Bureau or a similar organization. If no closing sale price or last reported sale price is available pursuant to clauses (1), (2) or (3) of the preceding sentence or if there is a market disruption event, the Closing Price on any date of determination, unless deferred by the calculation agent as described in the preceding paragraph, will be the arithmetic mean, as determined by the calculation agent, of the bid prices of the stock obtained from as many dealers in such stock (which may include Citigroup Global Markets Inc. or any of our other subsidiaries or affiliates), but not exceeding three such dealers, as will make such bid prices available to the calculation agent. A security "quoted on the Nasdaq National Market" will include a security included for listing or quotation in any successor to such system and the term "OTC Bulletin Board" will include any successor to such service.

     The "Ex-Date" with respect to any dividend, distribution or issuance is the first date on which the underlying stock trades in the regular way on its principal market without the right to receive this dividend, distribution or issuance.

     In the event of any of the following "Reorganization Events":

     - any consolidation or merger of an underlying issuer, or any surviving entity or subsequent surviving entity of an underlying issuer, with or into another entity, other than a merger or consolidation in which an underlying issuer is the continuing corporation and in which the common stock outstanding immediately before the merger or consolidation is not exchanged for cash, securities or other property of the underlying issuer or another issuer;

     - any sale, transfer, lease or conveyance to another corporation of the property of an underlying issuer or any successor as an entirety or substantially as an entirety;

     - any statutory exchange of securities of an underlying issuer or any successor of an underlying issuer with another issuer, other than in connection with a merger or acquisition; or

     - any liquidation, dissolution or winding up of an underlying issuer or any successor of an underlying issuer;

the value of that underlying stock will be calculated by multiplying the then-existing portfolio composition ratio for that underlying stock by the Transaction Value. If a Reorganization Event occurs, no adjustment will be made to the portfolio composition ratio of the relevant underlying stock.

     The "Transaction Value" will be the sum of:

          (1) for any cash received in a Reorganization Event, the amount of cash received per underlying stock;

          (2) for any property other than cash or Marketable Securities received in a Reorganization Event, an amount equal to the market value on the date the Reorganization Event is consummated of that property received per underlying stock, as determined by a nationally recognized independent investment banking firm retained for this purpose by Citigroup Global Markets Holdings, whose determination will be final; and

          (3) for any Marketable Securities received in a Reorganization Event, an amount equal to the Closing Price per share of these Marketable Securities on the applicable Trading Day multiplied by the number of these Marketable Securities received for each share of that underlying stock.

     "Marketable Securities" are any perpetual equity securities or debt securities with a stated maturity after the maturity date, in each case that are listed on a U.S. national securities exchange or reported by the Nasdaq Stock Market. The number of shares of any equity securities constituting Marketable Securities included in the calculation of Transaction Value pursuant to clause
(3) above will be adjusted if any event occurs with respect to the Marketable Securities or the issuer of the Marketable Securities between the time of the Reorganization Event and maturity that would have required an adjustment as described above, had it occurred with respect to any underlying stock or to an underlying issuer. Adjustment for these subsequent events will be as nearly equivalent as practicable to the adjustments described above.

     If the calculation agent removes an underlying stock from the 2004-1 Income 10 Portfolio, at the close of business on the day the underlying stock is removed, the value of the shares of that stock in the 2004-1 Income 10 Portfolio, less the value, if any, of any notional call options in respect of that stock, will be reallocated to notional investments in shares (or fractional shares) of the remaining underlying stocks. The amount allocated to notional investments in respect of each remaining underlying stock will be in proportion to the percentage of the value of each remaining underlying stock relative to the value of the 2004-1 Income 10 Portfolio (less the value of the removed stock) at the close of business on the index business day on which the underlying stock is removed. The portfolio composition ratio of each remaining underlying stock will be increased to reflect the number of shares (or fractional shares) that could be purchased at the closing price of such remaining underlying stock on that index business day.

  OTHER ADJUSTMENTS

     If at any time Citigroup Inc., on a consolidated basis, is the beneficial owner of 8% or more of any stock underlying the 2004-1 Income 10 Portfolio, the calculation agent will, as soon as practicable, reduce the portfolio composition ratio of that stock by the following percentage:

SH(a)  -    SH(b)
-----------------
      SH(a)

where:

    SH(a) is the number of shares of stock of that underlying issuer held by Citigroup Inc. and its affiliates at the time of the rebalancing; and
    SH(b) is the number of shares representing 7.5% of the outstanding shares of that class of stock (as determined by the calculation agent). References to a class of stock for these purposes will be as made in Section 13(d) of the Securities
               Exchange Act of 1934, as amended, for purposes of determining beneficial ownership.

The value of the number of shares by which the underlying stock's portfolio composition ratio is reduced will be reallocated equally to notional investments in the other underlying stocks. The portfolio composition ratio of each of those stocks will increase by the number of shares that notional investment would purchase at the stock's closing price on the Trading Day on which the reallocation is effected.

THE DOW JONES INDUSTRIAL AVERAGE

     The Dow Jones Industrial Average, or DJIA, is comprised of 30 common stocks selected at the discretion of the editors of The Wall Street Journal, or WSJ, which is published by Dow Jones, as representative of the broad market of U.S. industry. There are no pre-determined criteria for selection of an underlying stock except that component companies represented by the DJIA should be established U.S. companies that are leaders in their industries. The DJIA attempts to serve as a measure of the entire U.S. market, including financial services, technology, retail, entertainment and consumer goods, and is not limited to traditionally defined industrial stocks.

     Changes in the composition of the DJIA are made entirely by the editors of the WSJ without consultation with the issuers of the stocks underlying the DJIA, any stock exchange, any official agency or us. In order to maintain continuity, changes to the underlying stocks included in the DJIA tend to be made infrequently and generally occur only after corporate acquisitions or other dramatic shifts in a component company's core business. When one underlying stock is replaced, the entire index is reviewed. As a result, multiple component changes are often implemented simultaneously. The stocks underlying the DJIA may be changed at any time for any reason.

     Effective April 8, 2004, AT&T Corp., Eastman Kodak Company and International Paper Company were removed from the DJIA and American International Group, Inc., Pfizer Inc. and Verizon Communications Inc. were added.

HYPOTHETICAL HISTORICAL DATA ON THE 2004-1 INCOME 10 PORTFOLIO

     The following table sets forth the hypothetical historical closing values of the 2004-1 Income 10 Portfolio on the last business day of each month from March 1998 to March 2004, each calculated as if the 2004-1 Income 10 Portfolio had been created with an initial value of 100.00 on March 31, 1998 and initially included the ten common stocks (excluding Citigroup Inc.) in the DJIA as of January 2, 2004 and that had the highest annualized dividend yields (calculated as described above under "-- Initial Section of the Underlying Stocks) as of March 31, 1998. The table set forth below was prepared by Citigroup Global Markets Inc. and is based on historical trading data for each of the stocks underlying the 2004-1 Income 10 Portfolio obtained from the primary trading market for such stocks and was calculated using hypothetical share amounts for each of the underlying stocks based on an investment of $10 in each of the underlying stocks as of March 31, 1998. The hypothetical historical closing values set forth below reflect the annual reconstitution and rebalancing of the 2004-1 Income 10 Portfolio, as described above under "-- Annual Reconstitution and Rebalancing of the 2004-1 Income 10 Portfolio," based upon the composition of the DJIA as of January 2, 2004 and do not reflect any composition of the DJIA prior or subsequent to the date of this prospectus supplement. The hypothetical historical closing values set forth below also reflect any reductions in the portfolio composition ratios necessary to calculate the hypothetical historical closing values of the 2004-1 Income 10 Buy-Write Index provided in this prospectus supplement. Because of the reduction of the portfolio composition ratios of the stocks underlying the 2004-1 Income 10 Portfolio, the hypothetical historical closing values of the 2004-1 Income 10 Portfolio set forth below are lower than the values of a portfolio that did not reflect such reductions. The hypothetical historical closing values set forth below in the table and the calculations used to determine those values have not been verified by an independent third party. As explained above, the actual number of shares of each of the underlying stocks used to calculate the 2004-1 Income 10 Portfolio was determined as of February 19, 2004 and therefore differs from the number of shares used in calculating the hypothetical historical closing values in this table. These hypothetical historical closing values do not reflect the composition of the 2004-1 Income 10 Portfolio as of February 19, 2004 and should not be taken as an indication of the performance of the 2004-1 Income 10 Portfolio since February 19, 2004 or of the future performance of the 2004-1 Income 10 Portfolio. The hypothetical historical values set forth herein have been adjusted to reflect certain corporate events that affected the relevant trading data, including, but not limited to, stock splits and stock dividends. Certain adjustments to the 2004-1 Income 10 Portfolio will be made as set forth under "-- Calculation of the 2004-1 Income 10 Portfolio" above.

                         1998       1999       2000      2001      2002      2003      2004
                       --------   --------   --------   -------   -------   -------   -------
January..............                97.71      87.71     74.97     71.32     56.00     64.44
February.............                95.66      77.74     75.17     72.88     54.53     65.60
March................    100.00      92.93      82.79     71.60     73.17     54.19     62.73
April................    100.63     107.22      78.59     76.16     71.04     58.98
May..................     99.25     101.52      77.79     78.59     72.78     64.35
June.................     97.05     100.04      72.59     76.67     66.46     60.55
July.................     97.47      99.06      71.52     78.89     61.51     62.03
August...............     87.00      95.69      76.11     75.57     61.01     63.51
September............     93.22      94.04      72.54     68.84     51.72     59.93
October..............     98.04      94.37      80.81     64.90     57.03     63.42
November.............    101.71      91.95      79.41     70.54     63.09     64.29
December.............     97.08      92.15      76.59     70.82     59.24     64.86

ACTUAL HISTORICAL DATA ON THE 2004-1 INCOME 10 PORTFOLIO

     The 2004-1 Income 10 Portfolio was established on February 19, 2004 and its value was set to equal 100.00 on that day. Thereafter, the value of the 2004-1 Income 10 Portfolio has been calculated at the close of business on each day by the calculation agent. The following table sets forth the value of the 2004-1 Income 10 Portfolio on each Friday in the period from February 19, 2004 through May 21, 2004, as provided by the calculation agent. These historical data on the 2004-1 Income 10 Portfolio are not necessarily indicative of the future performance of the 2004-1 Income 10 Portfolio or what the value of the 2004-2 Dynamic Portfolio Index or the notes may be. Any historical upward or downward trend in the value of the 2004-1 Income 10 Portfolio during any period set forth below is not an indication that the 2004-1 Income 10 Portfolio is more or less likely to increase or decrease at any time during the term of the notes.

                                                        VALUE OF THE 2004-1 INCOME 10 PORTFOLIO
                                                        ---------------------------------------
February 20, 2004.....................................                    99.09
February 27, 2004.....................................                    99.59
March 5, 2004.........................................                   100.63
March 12, 2004........................................                    95.77
March 19, 2004........................................                    95.43
March 26, 2004........................................                    95.15
April 2, 2004.........................................                    97.28
April 8, 2004.........................................                    96.85
April 16, 2004........................................                    97.38
April 23, 2004........................................                    97.59
April 30, 2004........................................                    94.87
May 7, 2004...........................................                    93.58
May 14, 2004..........................................                    92.35
May 21, 2004..........................................                    92.19

     The value of the 2004-1 Income 10 Portfolio at the close of business on May 25, 2004 was 92.75.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of United States federal income tax consequences material to the purchase, ownership and disposition of the notes. Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a person that is (i) an individual citizen or resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) otherwise subject to United States federal income taxation on a net income basis in respect of the notes (a "U.S. Holder"). This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase the notes by any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that will hold the notes as part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for federal income tax purposes, (iii) persons whose functional currency is not the United States dollar, (iv) persons that do not hold the notes as capital assets or (v) persons that did not purchase the notes in the initial offering.

     This summary is based on United States federal income tax laws, regulations, rulings and decisions in effect as of the date of this prospectus supplement, all of which are subject to change at any time (possibly with retroactive effect). As the law is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

     PROSPECTIVE INVESTORS IN THE NOTES SHOULD CONSULT THEIR TAX ADVISORS IN DETERMINING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

TAX CHARACTERIZATION OF THE NOTES

     Citigroup Global Markets Holdings will treat each note for United States federal income tax purposes as a single debt instrument issued by Citigroup Global Markets Holdings that is subject to United States Treasury regulations governing contingent debt instruments (the "CPDI regulations"). Moreover, each holder, by accepting a note, agrees to this treatment of the note and to report all income (or loss) with respect to the note in accordance with the CPDI regulations. The remainder of this summary assumes the treatment of each note as a single debt instrument subject to the CPDI regulations and the holder's agreement thereto.

U.S. HOLDERS

  ACCRUAL OF INTEREST ON THE NOTES

     Pursuant to the CPDI regulations, U.S. Holders will be required to accrue interest income on the notes, in the amounts described below, regardless of whether the U.S. Holder uses the cash or accrual method of tax accounting. Accordingly, U.S. Holders may be required to include interest in taxable income in excess of interest payments actually received in a taxable year.

     The CPDI regulations provide that a U.S. Holder must accrue ordinary interest income, as original issue discount, for United States federal income tax purposes, for each accrual period prior to and including the maturity date of the notes in an amount that equals:

          (1) the product of (i) the adjusted issue price (as defined below) of the notes as of the beginning of the accrual period; and (ii) the comparable yield to maturity (as defined below) of the notes, adjusted for the length of the accrual period;

          (2) divided by the number of days in the accrual period; and

          (3) multiplied by the number of days during the accrual period that the U.S. Holder held the notes.

     The issue price of the notes is the first price at which a substantial amount of the notes is sold to the public, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. It is expected that the issue price of the notes will be their par amount. The adjusted issue price of a note generally is its issue price (i) increased by any interest income previously accrued (determined without regard to any adjustments to interest accruals described below) and (ii) decreased by the amount of any projected payments that have been previously scheduled to be made in respect of the notes (without regard to the actual amount paid).

     The term "comparable yield" means the annual yield we would pay, as of the initial issue date, on a fixed-rate nonconvertible debt security with no contingent payments, but with terms and conditions otherwise comparable to those of the notes. We have determined that the comparable yield for the notes is an annual rate of 4.714%, compounded quarterly.

     The CPDI regulations require that Citigroup Global Markets Holdings provide to U.S. Holders, solely for United States federal income tax purposes, a schedule of the projected amounts of payments, referred to as projected payments, on the notes. The payments set forth on that schedule must produce a total return on the note equal to the comparable yield. The projected payment schedule provides estimates for the quarterly coupons payable on the notes, as well as the amount to be paid upon the maturity of the notes. The projected payment schedule for the notes projects quarterly payments of $0.11785 per note, and a final payment at maturity equal to $10.00.

     THE COMPARABLE YIELD AND THE SCHEDULE OF PROJECTED PAYMENTS ARE NOT DETERMINED FOR ANY PURPOSE OTHER THAN FOR THE DETERMINATION OF A U.S. HOLDER'S INTEREST ACCRUALS AND ADJUSTMENTS THEREOF IN RESPECT OF THE NOTES FOR UNITED STATES FEDERAL INCOME TAX PURPOSES AND DO NOT CONSTITUTE A PROJECTION OR REPRESENTATION REGARDING THE ACTUAL AMOUNTS PAYABLE ON THE NOTES.

     Amounts treated as interest under the CPDI regulations are treated as original issue discount for all purposes of the Internal Revenue Code of 1986, as amended. Because income on the notes will constitute original issue discount, coupons on the notes will not be eligible for the dividends-received deduction, in the case of corporate holders, or for the lower tax rate applicable to certain dividends, in the case of individual holders.

  ADJUSTMENTS TO INTEREST ACCRUALS ON THE NOTES

     If, during any taxable year, a U.S. Holder receives actual payments with respect to the notes that in the aggregate exceed the total amount of projected payments for that taxable year, the U.S. Holder will incur a "net positive adjustment" under the CPDI regulations equal to the amount of such excess. The U.S. Holder will treat a "net positive adjustment" as additional interest income.

     If a U.S. Holder receives in a taxable year actual payments with respect to the notes that in the aggregate are less than the amount of projected payments for that taxable year, the U.S. Holder will incur a "net negative adjustment" under the CPDI regulations equal to the amount of such deficit. This adjustment will reduce the U.S. Holder's interest income on the notes for that taxable year.

     U.S. Holders should be aware that the information statements they receive from their brokers (on an Internal Revenue Service Form 1099) stating accrued original issue discount in respect of the notes will not take net negative or positive adjustments into account, and thus may overstate or understate the holders' interest inclusions.

  EFFECT OF ZERO ALLOCATION TO THE 2004-1 INCOME 10 BUY-WRITE INDEX PORTFOLIO

     If the notional allocation of a U.S. Holder's investment to the 2004-1 Income 10 Buy-Write Index portfolio were to become zero more than six months prior to the maturity of the notes, so that coupons would cease to be paid on the notes and the amount paid at maturity of a note would become fixed, then a U.S. Holder would incur "net negative adjustments" to interest income under the CPDI regulations. Under the CPDI regulations those net negative adjustments must be taken into account in a reasonable manner over the periods to which they relate. While the application of this rule to the notes is not entirely clear, adjustments to interest accruals should be made as described above through the interest payment date following the date on which the payments under the note became fixed, and thereafter the adjustments generally should have the effect of reducing to zero the net interest income recognized by a U.S. Holder in respect of a note. If, however, the fixed amount that a U.S. Holder will receive at maturity exceeds the principal amount of the note, a reasonable manner for a U.S. Holder to take such excess into account would be to accrue the amount of such excess over the remaining term of the note.

  SALE, EXCHANGE OR REDEMPTION

     Upon the sale, exchange or other disposition of a note, including redemption of the note at maturity, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (a) the amount of cash plus the fair market value of any other property received by the U.S. Holder, and (b) the U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note will generally be equal to (i) the U.S. Holder's original purchase price for the note, (ii) increased by any interest income previously accrued by the U.S. Holder (determined without regard to any adjustments to interest accruals described above) and (iii) decreased by the amount of any projected payments that have been previously scheduled to be made in respect of the notes (without regard to the actual amount paid).

     Gain recognized upon disposition of a note generally will be treated as ordinary interest income, and any loss generally will be ordinary loss to the extent of interest previously included in income, and thereafter, capital loss (which will be long-term if the note is held for more than one year). However, if the disposition of a note occurs after a time when the notional allocation of such U.S. Holder's investment to the 2004-1 Income 10 Buy-Write Index portfolio has become zero more than six months prior to the maturity of the notes, then any resultant gain or loss will be capital. The deductibility of net capital losses is subject to limitations.

  BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

     Unless a U.S. Holder is an exempt recipient, such as a corporation, payments under the notes and the proceeds received from the sale of notes will be subject to information reporting and will also be subject to United States federal backup withholding tax if such U.S. Holder fails to supply an accurate taxpayer identification number on Internal Revenue Service Form W-9 or otherwise fails to comply with applicable United States information reporting or certification requirements. Any amounts so withheld generally will be allowed as a credit against the U.S. Holder's United States federal income tax liability.

NON-U.S. HOLDERS

     The following is a summary of certain United States federal income tax consequences that will apply to Non-U.S. Holders of the notes other than Non-U.S. Holders that hold more than 5 percent in value of the outstanding notes at any time throughout their entire holding period for the notes (to which this summary does not apply). The term "Non-U.S. Holder" means a beneficial owner of a note that is a foreign corporation or nonresident alien.

     NON-U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE U.S. FEDERAL, STATE AND LOCAL AND ANY FOREIGN TAX CONSEQUENCES THAT MAY BE RELEVANT TO THEM.

  PAYMENTS WITH RESPECT TO THE NOTES

     All payments on the notes made to a Non-U.S. Holder, and any gain realized on a sale, exchange or redemption of the notes, will be exempt from United States income and withholding tax, provided that:

          (i) such Non-U.S. Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of the Citigroup Global Markets Holdings' stock entitled to vote, and is not a controlled foreign corporation related, directly or indirectly, to Citigroup Global Markets Holdings through stock ownership;

          (ii) the beneficial owner of a note certifies on Internal Revenue Service Form W-8BEN (or successor form), under penalties of perjury, that it is not a United States person and provides its name and address or otherwise satisfies applicable documentation requirements;

          (iii) (A) such payments and gain are not effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States and (B) in the case of an individual, such individual is not present in the United States for 183 days or more in the taxable year of the sale, exchange or redemption of the notes; and

          (iv) the stocks and the notional call options underlying the 2004-1 Income 10 Buy-Write Index are actively traded within the meaning of section 871(h)(4)(C)(v)(I) of the Internal Revenue Code of 1986, as amended.

     Based on the advice of Cleary, Gottlieb, Steen & Hamilton as special tax counsel, Citigroup Global Markets Holdings believes that under current law, while there is no authority directly on point, U.S. withholding tax will not apply to payments on the notes made to a Non-U.S. Holder, provided that conditions (i) through (iii) above are satisfied. Accordingly, absent any change or clarification in law to the contrary and absent a change in the manner in which the stocks or options on the stocks underlying the 2004-1 Income 10 Buy-Write Index are priced or traded, Citigroup Global Markets Holdings intends not to withhold on payments it makes on the notes to Non-U.S. Holders, provided that conditions (i) through (iii), above, are satisfied. If any of the foregoing conditions are not satisfied, Citigroup Global Markets Holdings will withhold on such payments at the rate of 30% or such lower rate as may be available to a Non-U.S. Holder under an applicable treaty.

     If a Non-U.S. Holder of the notes is engaged in a trade or business in the United States, and if interest on the notes is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs, generally will be subject to regular United States federal income tax on interest and on any gain realized on the sale, exchange or redemption of the notes in the same manner as if it were a U.S. Holder. In lieu of the certificate described in clause (ii) of the second preceding paragraph, such a Non-U.S. Holder will be required to provide to the withholding agent a properly executed Internal Revenue Service Form W-8ECI (or successor form) in order to claim an exemption from withholding tax.

  BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

     In general, if you are a Non-U.S. Holder you generally will not be subject to backup withholding and information reporting with respect to payments made by us with respect to the notes if you have provided us with an Internal Revenue Service Form W-8BEN described above and we do not have actual knowledge or reason to know that you are a United States person. In addition, no backup withholding will be required regarding the proceeds of the sale of the notes made within the United States or conducted through certain United States financial intermediaries if the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States person or you otherwise establish an exemption.

                                  UNDERWRITING

     The terms and conditions set forth in the terms agreement dated the date hereof, which incorporates by reference the underwriting agreement basic provisions dated December 1, 1997, govern the sale and purchase of the notes. The terms agreement and the underwriting agreement basic provisions are referred to together as the underwriting agreement. Citigroup Global Markets Inc., as underwriter, has agreed to purchase from Citigroup Global Markets Holdings, and Citigroup Global Markets Holdings has agreed to sell to Citigroup Global Markets Inc., $300,000,000 principal amount of notes (30,000,000 notes).

     The underwriting agreement provides that the obligation of Citigroup Global Markets Inc. to purchase the notes included in this offering is subject to approval of certain legal matters by counsel and to other conditions. Citigroup Global Markets Inc. is obligated to purchase all of the notes if it purchases any of the notes.

     Citigroup Global Markets Inc. proposes to offer some of the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the notes to certain dealers at the public offering price less a concession not in excess of $0.30 per note. Citigroup Global Markets Inc. may allow, and these dealers may reallow, a concession not in excess of $0.30 per note on sales to certain other dealers. Sales may also be made through Citicorp Investment Services, a broker-dealer affiliated with Citigroup Global Markets Inc., acting as agent. Citicorp Investment Services will receive as remuneration a portion of the underwriting discount set forth on the cover of this prospectus supplement equal to $0.30 per note for the notes it sells. If all of the notes are not sold at the initial offering price, Citigroup Global Markets Inc. may change the public offering price and the other selling terms.

     Citigroup Global Markets Holdings has agreed that, for the period beginning on the date of the underwriting agreement and continuing to and including the closing date for the purchase of the notes, it will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to offer or sell or otherwise dispose of any securities, including any backup undertakings for such securities, of Citigroup Global Markets Holdings, in each case that are substantially similar to the notes or any security convertible into or exchangeable for the notes or substantially similar securities. Citigroup Global Markets Inc. may release any of the notes subject to this lock-up at any time without notice.

     The underwriting agreement provides that Citigroup Global Markets Holdings will indemnify Citigroup Global Markets Inc. against certain liabilities under the Securities Act of 1933 relating to material misstatements and omissions.

     Prior to this offering, there has been no public market for the notes. Consequently, the initial public offering price for the notes was determined by negotiations among Citigroup Global Markets Holdings and Citigroup Global Markets Inc. There can be no assurance, however, that the prices at which the notes will sell in the public market after this offering will not be lower than the price at which they are sold by Citigroup Global Markets Inc. or that an active trading market in the notes will develop and continue after this offering.

     The notes will not be listed on any exchange.

     In connection with the offering, Citigroup Global Markets Inc., as the underwriter, may purchase and sell notes and the stocks underlying the 2004-1 Income 10 Portfolio in the open market. These transactions may include covering transactions and stabilizing transactions. Covering transactions involve purchases of notes in the open market after the distribution has been completed to cover short positions. Stabilizing transactions consist of bids or purchases of notes or the stocks underlying the 2004-1 Income 10 Portfolio made for the purpose of preventing a decline in the market price of the notes or the stocks underlying the 2004-1 Income 10 Portfolio while the offering is in progress. These activities may cause the price of the notes to be higher than would otherwise be the case in the absence of these transactions. Citigroup Global Markets Inc. is not required to engage in any of these activities and may end any of these activities at any time.

     Citigroup Global Markets Inc. is a subsidiary of Citigroup Global Markets Holdings. Accordingly, the offering will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the National Association of Securities Dealers. Citigroup Global Markets Inc. may not confirm sales to any discretionary account without the prior specific written approval of a customer.

     In order to hedge its obligations under the notes, Citigroup Global Markets Holdings expects to enter into one or more swaps or other derivatives transactions with one or more of its affiliates. See "Use of Proceeds and Hedging."

     This prospectus supplement, together with the accompanying prospectus, may also be used by Citigroup Global Markets Holdings' broker-dealer subsidiaries or affiliates in connection with offers and sales of the notes (subject to obtaining any necessary approval of the Nasdaq National Market for any of these offers and sales) in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any of these subsidiaries or affiliates may act as principal or agent in these transactions. None of these subsidiaries or affiliates is obligated to make a market in the notes and any may discontinue any market making at any time without notice, at its sole discretion.

     Any secondary market purchases of notes by Citigroup Global Markets Inc. (or any other of our broker-dealer subsidiaries or affiliates) prior to maturity will be at a price that is net of the repurchase spread described below. As a result, the price at which you may sell your notes to Citigroup Global Markets Inc. may be less than the amount you originally invest. You should expect that the market value of the notes will be less than it would in the absence of the repurchase spread. The repurchase spread per note will decrease over the term of the notes and on each anniversary of the date the notes are originally issued to the public will equal:

DATE OF REPURCHASE                                            REPURCHASE SPREAD PER NOTE
------------------                                            --------------------------
June 2, 2004 (the date the notes are originally issued to
  the public)...............................................            $0.350
May 26, 2005................................................            $0.285
May 26, 2006................................................            $0.225
May 26, 2007................................................            $0.165
May 26, 2008................................................            $0.105
May 26, 2009................................................            $0.050
May 26, 2010 (the maturity date)............................            $0.000

If a note is repurchased on a date that is not listed above, the calculation agent will determine the repurchase spread per note by performing a straight-line interpolation between the repurchase spreads for the date listed above immediately preceding the repurchase date and the date listed above immediately following the repurchase date.

     We expect that delivery of the notes will be made against payment therefor on or about June 2, 2004, which is the fifth business day after the date hereof. Under Rule 15c6-1 of the Securities Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date hereof or the next following business day will be required, by virtue of the fact that the notes initially will not settle in T+3, to specify an alternative settlement cycle at the time of such trade to prevent a failed settlement and should consult their own advisor.

                                 ERISA MATTERS

     Each purchaser of the notes or any interest therein will be deemed to have represented and warranted on each day from and including the date of its purchase or other acquisition of the notes through and including the date of disposition of such notes that (a) it is not (i) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) an entity with respect to which part or all of its assets constitute assets of any such employee benefit plan by reason of 29 C.F.R. 2510.3-101 or otherwise, or (iii) a government or other plan subject to federal, state or local law substantially similar to the fiduciary responsibility provisions of ERISA ((i), (ii) and (iii) collectively, "ERISA-Type Plans"); and (b) if it is a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), that is not an ERISA-Type Plan (for example, individual retirement accounts, individual retirement annuities or Keogh plans), none of Citigroup Global Markets Inc., its affiliates or any employee thereof manages the plan or provides advice that serves as a primary basis for the plan's decision to purchase, hold or dispose of the notes.

                                 LEGAL MATTERS

     The validity of the notes and certain matters relating thereto will be passed upon for Citigroup Global Markets Holdings by Edward F. Greene, Esq. Mr. Greene, General Counsel of Citigroup Global Markets Holdings, beneficially owns, or has rights to acquire under Citigroup employee benefit plans, an aggregate of less than one percent of the common stock of Citigroup. Certain legal matters will be passed upon for the underwriter by Cleary, Gottlieb, Steen and Hamilton, New York, New York. Cleary, Gottlieb, Steen & Hamilton has also acted as special tax counsel to Citigroup Global Markets Holdings in connection with the notes. Cleary, Gottlieb, Steen & Hamilton has from time acted as counsel for Citigroup Global Markets Holdings and certain of its affiliates and may do so in the future.

                                                                         ANNEX A

                             THE UNDERLYING ISSUERS

     Holders of the notes will not be entitled to any rights with respect to the underlying stocks (including, without limitation, voting rights or rights to receive dividends, option premiums or other distributions in respect thereof). Each of the underlying issuers is currently subject to the informational requirements of the Securities Exchange Act. Accordingly, the underlying issuers file reports (including Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q), proxy statements and other information with the SEC. The underlying issuers' registration statements, reports, proxy statements and other information may be inspected and copied at the offices of the SEC at the locations listed in the section "Prospectus Summary -- Where You Can Find More Information" in the accompanying prospectus.

     The descriptions of the underlying issuers set forth below were obtained from publicly available documents.

     The notes represent obligations of Citigroup Global Markets Holdings only. None of the underlying issuers is involved in any way in this offering or has any obligation relating to the notes or to holders of the notes.

ALTRIA GROUP, INC.

     Altria Group, Inc., along with its wholly-owned subsidiaries and majority-owned subsidiaries, engages in the manufacture and sale of various consumer products, including cigarettes, beer (prior to July 9, 2002), food and other beverages.

     Altria Group's common stock is quoted on the New York Stock Exchange under the symbol "MO." The following table sets forth, for each of the quarterly periods indicated, the high and low sales prices for Altria Group's common stock as reported on the NYSE, as well as the dividends paid per share of Altria Group's common stock.

QUARTER                                                     HIGH       LOW     DIVIDEND
-------                                                    -------   -------   --------
1999
  First..................................................  55.5625   34.0000    0.4400
  Second.................................................  43.0000   33.1250    0.4400
  Third..................................................  41.1875   33.8125    0.4400
  Fourth.................................................  35.5000   21.2500    0.4800
2000
  First..................................................  24.6250   18.6875    0.4800
  Second.................................................  28.7500   20.4375    0.4800
  Third..................................................  33.8750   23.0000    0.4800
  Fourth.................................................  45.5000   29.5625    0.5300
2001
  First..................................................  52.0400   39.6250    0.5300
  Second.................................................  53.8800   44.0000    0.5300
  Third..................................................  49.7600   43.0000    0.5300
  Fourth.................................................  51.7200   44.7800    0.5800
2002
  First..................................................  54.4800   45.4000    0.5800
  Second.................................................  57.7900   42.5000    0.5800
  Third..................................................  52.0000   37.5500    0.5800
  Fourth.................................................  44.0700   35.4000    0.6400
2003
  First..................................................  42.0900   27.7500    0.6400
  Second.................................................  46.2000   27.8000    0.6400
  Third..................................................  47.0700   38.7200    0.6400
  Fourth.................................................  55.0000   43.8500    0.6800
2004
  First..................................................  58.9600   52.5000    0.6800
  Second (through May 25, 2004)..........................  57.1800   42.8200    0.6800

     The closing price of Altria Group's common stock on May 25, 2004 was $46.65.

     According to Altria Group's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, as of April 30, 2004, there were 2,050,802,670 shares of Altria Group's common stock outstanding.

AT&T CORP.

     AT&T Corp. provides voice and data communications services including domestic and international long distance, regional and local communications services and data and Internet communications services to large and small businesses, consumers and government agencies.

     AT&T's common stock is quoted on the New York Stock Exchange under the symbol "T." The following table sets forth, for each of the quarterly periods indicated, the high and low sales prices for AT&T's common stock as reported on the NYSE and adjusted to reflect a 3 for 2 split on April 15, 1999 and a 1 for 5 split on November 19, 2002, as well as the dividends paid per share of AT&T's common stock.

QUARTER                                                     HIGH       LOW     DIVIDEND
-------                                                   --------   -------   --------
1999
  First.................................................  102.0393   80.6760    1.1000
  Second................................................   99.5181   79.7140    1.1000
  Third.................................................   93.8456   66.5776    1.1000
  Fourth................................................   96.5326   66.1796    1.1000
2000
  First.................................................   96.7316   70.6579    1.1000
  Second................................................   93.6466   49.7591    1.1000
  Third.................................................   56.0287   43.3899    1.1000
  Fourth................................................   47.7687   26.2728    1.1000
2001
  First.................................................   39.9983   27.6660    0.1875
  Second................................................   37.0526   31.5592    0.1875
  Third.................................................   44.0002   33.8510    0.1875
  Fourth................................................   41.0067   30.2424    0.1875
2002
  First.................................................   39.4689   27.6180    0.1875
  Second................................................   32.4978   18.6375    0.1875
  Third.................................................   26.3468   16.8127    0.1875
  Fourth................................................   29.4223   21.4260    0.1875
2003
  First.................................................   27.8800   15.7500    0.1875
  Second................................................   21.8000   13.4900    0.1875
  Third.................................................   23.1800   18.8000    0.1875
  Fourth................................................   21.8900   18.3100    0.2375
2004
  First.................................................   22.1000   18.7000    0.2375
  Second (through May 25, 2004).........................   19.7500   16.3700    0.2375

     The closing price of AT&T's common stock on May 25, 2004 was $16.49.

     According to AT&T's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, as of April 30, 2004, there were 793,905,898 shares of AT&T's common stock outstanding.

E.I. DU PONT DE NEMOURS AND COMPANY

     E.I. du Pont de Nemours and Company operates in a range of scientific and technological disciplines, including high-performance materials, synthetic fibers, electronics, specialty chemicals, agriculture and biotechnology. The company operates globally, manufacturing a wide range of products for distribution and sale to many different markets, including the transportation, textile, construction, motor vehicle, agricultural, home furnishings, medical, packaging, electronics and the nutrition and health markets.

     DuPont's common stock is quoted on the New York Stock Exchange under the symbol "DD." The following table sets forth, for each of the quarterly periods indicated, the high and low sales prices for DuPont's common stock as reported on the NYSE, as well as the dividends paid per share of DuPont's common stock.

QUARTER                                                     HIGH       LOW     DIVIDEND
-------                                                    -------   -------   --------
1999
  First..................................................  60.1250   50.0625    0.3500
  Second.................................................  75.1875   57.1875    0.3500
  Third..................................................  75.0625   58.0000    0.3500
  Fourth.................................................  69.4375   58.0625    0.3500
2000
  First..................................................  73.9375   45.0625    0.3500
  Second.................................................  63.5625   43.1250    0.3500
  Third..................................................  50.6875   38.1875    0.3500
  Fourth.................................................  49.8750   39.6250    0.3500
2001
  First..................................................  49.5625   39.8800    0.3500
  Second.................................................  49.8800   40.0000    0.3500
  Third..................................................  48.9300   32.6700    0.3500
  Fourth.................................................  45.7500   36.2800    0.3500
2002
  First..................................................  49.8000   39.7900    0.3500
  Second.................................................  48.4000   41.8000    0.3500
  Third..................................................  45.7500   35.0300    0.3500
  Fourth.................................................  45.3000   36.0000    0.3500
2003
  First..................................................  45.0000   34.7500    0.3500
  Second.................................................  44.3400   38.5600    0.3500
  Third..................................................  45.5500   39.5500    0.3500
  Fourth.................................................  46.0000   38.6000    0.3500
2004
  First..................................................  46.2500   40.4600    0.3500
  Second (through May 25, 2004)..........................  45.2000   40.8400    0.0000

     The closing price of DuPont's common stock on May 25, 2004 was $42.75.

     According to DuPont's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, as of April 30, 2004, there were 1,000,252,920 shares of DuPont's common stock outstanding.

EXXONMOBIL CORPORATION

     ExxonMobil Corporation's divisions and affiliated companies operate or market products in the United States and about 200 other countries and territories. Its principal business is energy, involving the exploration for, and production of, crude oil and natural gas, the manufacture of petroleum products and the transportation and sale of crude oil, natural gas and petroleum products. ExxonMobil is a major manufacturer and marketer of basic petrochemicals, including olefins, aromatics, polyethylene and polypropylene plastics and a wide variety of specialty products. ExxonMobil also has interests in electric power generation facilities.

     ExxonMobil's common stock is quoted on the New York Stock Exchange under the symbol "XOM." The following table sets forth, for each of the quarterly periods indicated, the high and low sales prices for ExxonMobil's common stock as reported on the NYSE and adjusted to reflect a 2 for 1 split on July 18, 2001, as well as the dividends paid per share of ExxonMobil's common stock.

QUARTER                                                    HIGH       LOW     DIVIDEND
-------                                                   -------   -------   --------
1999
  First.................................................  38.1563   32.1563    0.2050
  Second................................................  43.6250   34.7188    0.2050
  Third.................................................  41.5000   36.0625    0.2050
  Fourth................................................  43.2500   35.0313    0.2200
2000
  First.................................................  43.1563   34.9375    0.2200
  Second................................................  42.3750   37.5000    0.2200
  Third.................................................  45.3750   37.5625    0.2200
  Fourth................................................  47.7188   42.0313    0.2200
2001
  First.................................................  44.8750   37.6250    0.2200
  Second................................................  45.8350   38.5050    0.2200
  Third.................................................  44.4000   35.0100    0.2300
  Fourth................................................  42.7000   36.4100    0.2300
2002
  First.................................................  44.2900   37.8000    0.2300
  Second................................................  44.5400   38.5000    0.2300
  Third.................................................  41.1000   29.8600    0.2300
  Fourth................................................  36.5000   32.0300    0.2300
2003
  First.................................................  36.6000   31.5800    0.2300
  Second................................................  38.4500   34.2000    0.2500
  Third.................................................  38.5000   34.9000    0.2500
  Fourth................................................  41.1300   35.0500    0.2500
2004
  First.................................................  43.4000   39.9100    0.2500
  Second (through May 25, 2004).........................  44.2400   41.4600    0.0000

     The closing price of ExxonMobil's common stock on May 25, 2004 was $43.82.

     According to ExxonMobil's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, as of March 31, 2004, there were 6,540,045,610 shares of ExxonMobil's common stock outstanding.

GENERAL ELECTRIC COMPANY

     General Electric Company develops, manufactures, and markets products for the generation, distribution, and utilization of electricity. The Company, through General Electric Capital Services, Inc., offers a variety of financial services including mutual fund management, financing, asset management, and insurance. General Electric also owns the National Broadcasting Company.

     General Electric's common stock is quoted on the New York Stock Exchange under the symbol "GE." The following table sets forth, for each of the quarterly periods indicated, the high and low sales prices for General Electric's common stock as reported on the NYSE and adjusted to reflect a 3 for 1 split on May 5, 2000, as well as the dividends paid per share of General Electric common stock.

QUARTER                                                     HIGH       LOW     DIVIDEND
-------                                                    -------   -------   --------
1999
  First..................................................  38.0625   31.3542    0.1167
  Second.................................................  39.1458   33.2708    0.1167
  Third..................................................  40.8333   34.1875    0.1167
  Fourth.................................................  53.1667   38.2083    0.1167
2000
  First..................................................  54.9375   41.6667    0.1367
  Second.................................................  55.9792   47.7083    0.1367
  Third..................................................  60.5000   49.5000    0.1367
  Fourth.................................................  59.9375   47.2500    0.1367
2001
  First..................................................  48.7500   36.4300    0.1600
  Second.................................................  53.5500   39.0400    0.1600
  Third..................................................  50.2000   28.6900    0.1600
  Fourth.................................................  41.7800   36.0400    0.1600
2002
  First..................................................  41.8300   34.4900    0.1800
  Second.................................................  37.8000   27.5000    0.1800
  Third..................................................  32.9800   23.5500    0.1800
  Fourth.................................................  27.8500   21.4100    0.1800
2003
  First..................................................  28.0000   21.8200    0.1900
  Second.................................................  31.6400   25.5000    0.1900
  Third..................................................  32.1800   26.9000    0.1900
  Fourth.................................................  31.3000   27.3700    0.1900
2004
  First..................................................  34.5600   28.8800    0.2000
  Second (through May 25, 2004)..........................  31.8500   29.5500    0.2000

     The closing price of General Electric's common stock on May 25, 2004 was $31.21.

     According to General Electric's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, as of March 31, 2004, there were 10,212,648,000 shares of General Electric's common stock outstanding.

GENERAL MOTORS CORPORATION

     General Motors Corporation engages in automotive and communications services, as well as financing and insurance operations. It designs, manufactures and markets vehicles under various nameplates. It also offers a wide range of financial services, including consumer vehicle financing, automotive dealership and other commercial financing, residential and commercial mortgage services, automobile service contracts, personal automobile insurance coverage and selected commercial insurance coverage. General Motors also has interests in electric power generation facilities.

     General Motors' common stock is quoted on the New York Stock Exchange under the symbol "GM." The following table sets forth, for each of the quarterly periods indicated, the high and low sales prices for General Motors' common stock as reported on the NYSE, as well as the dividends paid per share of General Motors' common stock.

QUARTER                                                     HIGH       LOW     DIVIDEND
-------                                                    -------   -------   --------
1999
  First..................................................  78.3077   57.7141    0.5000
  Second.................................................  79.1419   61.0625    0.5000
  Third..................................................  72.4375   59.8125    0.5000
  Fourth.................................................  79.0000   60.6875    0.5000
2000
  First..................................................  88.0000   70.7500    0.5000
  Second.................................................  94.6250   57.2500    0.5000
  Third..................................................  76.6250   56.9375    0.5000
  Fourth.................................................  68.2500   48.4375    0.5000
2001
  First..................................................  59.7000   50.2500    0.5000
  Second.................................................  64.8900   50.2000    0.5000
  Third..................................................  67.8000   39.1700    0.5000
  Fourth.................................................  53.2200   40.5200    0.5000
2002
  First..................................................  62.0100   47.9200    0.5000
  Second.................................................  68.0900   50.7700    0.5000
  Third..................................................  54.0800   38.1500    0.5000
  Fourth.................................................  41.5000   30.8300    0.5000
2003
  First..................................................  41.1200   29.7500    0.5000
  Second.................................................  39.3500   32.8400    0.5000
  Third..................................................  43.2300   35.0000    0.5000
  Fourth.................................................  54.3700   40.0400    0.5000
2004
  First..................................................  55.5500   44.7200    0.5000
  Second (through May 25, 2004)..........................  50.0400   42.8800    0.0000

     The closing price of General Motors' common stock on May 25, 2004 was $44.74.

     According to General Motors' Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, as of April 30, 2004, there were 564,617,724 shares of General Motors' common stock outstanding.

INTERNATIONAL PAPER COMPANY

     International Paper Company is a global forest products, paper and packaging company that is complemented by an extensive distribution system, with primary markets and manufacturing operations in the United States, Canada, Europe, the Pacific Rim and South America.

     International Paper's common stock is quoted on the New York Stock Exchange under the symbol "IP". The following table sets forth, for each of the quarterly periods indicated, the high and low sales prices for International Paper's common stock as reported on the NYSE, as well as the dividends paid per share of International Paper's common stock.

QUARTER                                                     HIGH       LOW     DIVIDEND
-------                                                    -------   -------   --------
1999
  First..................................................  47.1250   39.5000    0.2500
  Second.................................................  59.5000   42.6875    0.2500
  Third..................................................  56.0625   46.9375    0.2500
  Fourth.................................................  57.6875   43.5625    0.2500
2000
  First..................................................  60.0000   32.8750    0.2500
  Second.................................................  45.9375   29.5625    0.2500
  Third..................................................  36.8125   27.0000    0.2500
  Fourth.................................................  43.0000   26.3125    0.2500
2001
  First..................................................  43.2500   32.9000    0.2500
  Second.................................................  41.0000   33.3100    0.2500
  Third..................................................  42.5000   30.7000    0.2500
  Fourth.................................................  41.8000   33.6100    0.2500
2002
  First..................................................  46.1900   37.8900    0.2500
  Second.................................................  45.2000   39.1300    0.2500
  Third..................................................  44.1000   31.7500    0.2500
  Fourth.................................................  39.6000   31.3500    0.2500
2003
  First..................................................  38.6400   33.0900    0.2500
  Second.................................................  39.3900   33.1700    0.2500
  Third..................................................  41.5000   35.3100    0.2500
  Fourth.................................................  43.3200   36.5700    0.2500
2004
  First..................................................  45.0100   39.8000    0.2500
  Second (through May 25, 2004)..........................  43.5000   37.9100    0.0000

     The closing price of International Paper's common stock on May 25, 2004 was $41.43.

     According to International Paper's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, as of April 30, 2004, there were 485,483,166 shares of International Paper's common stock outstanding.

J.P. MORGAN CHASE & CO.

     J.P. Morgan Chase & Co. is a banking institution that offers global financial services in more than 50 countries. The bank and non-bank subsidiaries of J.P. Morgan Chase operate nationally, as well as through overseas branches and subsidiaries, representative offices and affiliated banks.

     J.P. Morgan Chase's common stock is quoted on the New York Stock Exchange under the symbol "JPM." The following table sets forth, for each of the quarterly periods indicated, the high and low sales prices for J.P. Morgan Chase's common stock as reported on the NYSE and adjusted to reflect a 2 for 1 split on June 12, 1998 and a 3 for 2 split on June 9, 2000, as well as the dividends paid per share of J.P. Morgan Chase's common stock.

QUARTER                                                     HIGH       LOW     DIVIDEND
-------                                                    -------   -------   --------
1999
  First..................................................  59.6667   45.2500    0.2400
  Second.................................................  60.7500   46.7500    0.2733
  Third..................................................  58.9583   48.3750    0.2733
  Fourth.................................................  59.5000   43.8750    0.2733
2000
  First..................................................  67.1667   45.5000    0.2733
  Second.................................................  62.0000   44.1250    0.3200
  Third..................................................  58.3750   44.6250    0.3200
  Fourth.................................................  48.1250   32.3750    0.3200
2001
  First..................................................  57.3000   37.6000    0.3200
  Second.................................................  50.6000   39.2400    0.3400
  Third..................................................  46.0100   29.0500    0.3400
  Fourth.................................................  40.9500   31.8500    0.3400
2002
  First..................................................  39.6800   26.7000    0.3400
  Second.................................................  38.7100   30.1500    0.3400
  Third..................................................  33.6800   17.9000    0.3400
  Fourth.................................................  26.1400   15.3000    0.3400
2003
  First..................................................  28.2900   20.1300    0.3400
  Second.................................................  36.2500   23.7500    0.3400
  Third..................................................  37.9000   32.4000    0.3400
  Fourth.................................................  36.9900   34.4800    0.3400
2004
  First..................................................  43.8400   36.3100    0.3400
  Second (through May 25, 2004)..........................  42.5600   34.6200    0.3400

     The closing price of J.P. Morgan Chase's common stock on May 25, 2004 was $36.84.

     According to J.P. Morgan Chase's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, as of April 30, 2004, there were 2,082,430,974 shares of J.P. Morgan Chase's common stock outstanding.

MERCK & CO. INC.

     Merck & Co. Inc. is a global research-driven pharmaceutical products and services company that discovers, develops, manufactures and markets a broad range of products to improve human and animal health, directly and through its joint ventures.

     Merck's common stock is quoted on the New York Stock Exchange under the symbol "MRK." The following table sets forth, for each of the quarterly periods indicated, the high and low sales prices for Merck's common stock as reported on the NYSE, and adjusted to reflect a 2 for 1 split on February 16, 1999, as well as the dividends paid per share of Merck's common stock.

QUARTER                                                     HIGH       LOW     DIVIDEND
-------                                                    -------   -------   --------
1999
  First..................................................  82.5784   63.8563    0.2700
  Second.................................................  80.5080   62.4662    0.2700
  Third..................................................  71.8716   57.6747    0.2700
  Fourth.................................................  76.7814   61.0465    0.2900
2000
  First..................................................  74.7701   49.2158    0.2900
  Second.................................................  72.5223   58.5621    0.2900
  Third..................................................  73.2321   59.6268    0.2900
  Fourth.................................................  91.4514   68.9731    0.3400
2001
  First..................................................  90.1501   62.5703    0.3400
  Second.................................................  76.5211   60.2893    0.3400
  Third..................................................  67.6717   57.1660    0.3400
  Fourth.................................................  66.8199   53.7588    0.3500
2002
  First..................................................  61.0465   53.6736    0.3500
  Second.................................................  55.6990   45.0514    0.3500
  Third..................................................  51.1087   36.4859    0.3500
  Fourth.................................................  57.2417   41.0289    0.3600
2003
  First..................................................  57.0146   47.2282    0.3600
  Second.................................................  60.1000   51.2033    0.3600
  Third..................................................  59.3334   49.4800    0.3600
  Fourth.................................................  51.5000   40.5900    0.3700
2004
  First..................................................  49.3300   42.8500    0.3700
  Second (through May 25, 2004)..........................  48.4100   44.2800    0.3700

     The closing price of Merck's common stock on May 25, 2004 was $46.83.

     According to Merck's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, as of April 30, 2004, there were 2,222,109,433 shares of Merck's common stock outstanding.

SBC COMMUNICATIONS INC.

     SBC Communications Inc. is a provider of telecommunications services throughout the United States and the world. Through its subsidiaries, it provides communications services and products in the United States and has investments in more than 25 countries. It offers its services and products to business and consumers, as well as other providers of telecommunications services.

     SBC's common stock is quoted on the New York Stock Exchange under the symbol "SBC." The following table sets forth, for each of the quarterly periods indicated, the high and low sales prices for SBC's common stock as reported on the NYSE, and adjusted to reflect a 2 for 1 split on March 19, 1998, as well as the dividends paid per share of SBC's common stock.

QUARTER                                                     HIGH       LOW     DIVIDEND
-------                                                    -------   -------   --------
1999
  First..................................................  59.9375   46.1250    0.2338
  Second.................................................  58.0000   48.0625    0.2438
  Third..................................................  59.8750   45.3750    0.2438
  Fourth.................................................  55.5000   44.0625    0.2438
2000
  First..................................................  49.0000   34.8125    0.2438
  Second.................................................  50.0000   40.5000    0.2538
  Third..................................................  50.1875   38.5000    0.2538
  Fourth.................................................  59.0000   42.6250    0.2538
2001
  First..................................................  53.0625   39.6500    0.2538
  Second.................................................  45.6800   38.2000    0.2563
  Third..................................................  47.5000   39.7400    0.2563
  Fourth.................................................  47.2500   36.5000    0.2563
2002
  First..................................................  40.9900   34.2900    0.2563
  Second.................................................  38.4000   27.9900    0.2700
  Third..................................................  31.9500   19.6000    0.2700
  Fourth.................................................  29.0800   19.8000    0.2700
2003
  First..................................................  31.6500   18.8500    0.2700
  Second.................................................  27.3500   19.6500    0.2825
  Third..................................................  26.8500   21.6500    0.2825
  Fourth.................................................  26.1500   21.1700    0.2825
2004
  First..................................................  27.7300   23.6600    0.3125
  Second (through May 25, 2004)..........................  25.6800   23.6300    0.3125

     The closing price of SBC's common stock on May 25, 2004 was $24.05.

     According to SBC's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, as of April 30, 2004, there were 3,311,878,198 shares of SBC's common stock outstanding.

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement is accurate as of any date other than the date on the front of the document.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                             PROSPECTUS SUPPLEMENT

Summary .................................................................    S-2
Summary Information -- Q&A ..............................................    S-3
Incorporation of Certain Documents by Reference .........................   S-12
Risk Factors ............................................................   S-14
Description of the Notes ................................................   S-23
Description of the 2004-2 Dynamic Portfolio Index .......................   S-30
Description of the 2004-1 Income 10 Buy-Write Index .....................   S-44
Description of the 2004-1 Income 10 Portfolio ...........................   S-54
Certain United States Federal Income Tax Considerations .................   S-64
Underwriting ............................................................   S-68
ERISA Matters ...........................................................   S-70
Legal Matters ...........................................................   S-70
Annex A - The Underlying Issuers ........................................    A-1

                                   PROSPECTUS

Prospectus Summary ......................................................      1
Forward-Looking Statements ..............................................      6
Citigroup Global Markets Holdings Inc ...................................      7
Use of Proceeds and Hedging .............................................      8
Ratio of Earnings to Fixed Charges ......................................      9
European Monetary Union .................................................     10
Description of Debt Securities ..........................................     11
Description of Index Warrants ...........................................     18
Book-Entry Procedures and Settlement ....................................     21
Limitations on Issuances in Bearer Form .................................     22
Plan of Distribution ....................................................     23
ERISA Matters ...........................................................     26
Legal Matters ...........................................................     26
Experts .................................................................     26


                            CITIGROUP GLOBAL MARKETS
                                  HOLDINGS INC.


                          ENHANCED INCOME STRATEGY(SM)
                            PRINCIPAL-PROTECTED NOTES
                     WITH INCOME AND APPRECIATION POTENTIAL
                                  LINKED TO THE
                           2004-2 DYNAMIC PORTFOLIO INDEX(SM)

                                 DUE MAY 26, 2010
                         ($10 PRINCIPAL AMOUNT PER NOTE)

                          ----------------------------

                              PROSPECTUS SUPPLEMENT
                                  MAY 25, 2004
                           (INCLUDING PROSPECTUS DATED
                                 JUNE 30, 2004)

                          ----------------------------

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